UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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American International Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN INTERNATIONAL GROUP, INC.
70 Pine Street, New York, N.Y. 10270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2007

April 6, 2007

To the Shareholders of
 AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on May 16, 2007, at 11:00 a.m., for the following purposes:

1.	To elect 15 directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007;

3.	To act upon a proposal to approve the American International Group, Inc. 2007 Stock Incentive Plan;

4.	To act upon a shareholder proposal relating to performance-based stock options; and

5.	To transact any other business that may properly come before the meeting.
Shareholders of record at the close of business on March 23, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors
KATHLEEN E. SHANNON
Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. If you cannot be present at the meeting, please sign the enclosed proxy card and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or over the Internet.

AMERICAN INTERNATIONAL GROUP, INC.
70 Pine Street, New York, N.Y. 10270

PROXY STATEMENT

April 6, 2007

TIME AND DATE	11:00 a.m. on Wednesday, May 16, 2007.
PLACE	72 Wall Street, Eighth Floor New York, New York 10270
ITEMS OF BUSINESS	• To elect fifteen directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified.
• To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007.
• To act upon a proposal to approve the American International Group, Inc. 2007 Stock Incentive Plan.
• To act upon a shareholder proposal relating to performance-based stock options.
• To transact any other business that may properly come before the meeting.
RECORD DATE	You can vote if you were a shareholder of record at the close of business on March 23, 2007.
MAILING DATE	These materials are being mailed to shareholders of AIG commencing on or about April 6, 2007.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD

A list of the shareholders of record as of March 23, 2007 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 70 Pine Street, New York, New York 10270.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy materials.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

VOTING INSTRUCTIONS AND INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of American International Group, Inc., a Delaware corporation (AIG), to be held on May 16, 2007, or at any adjournment thereof. These proxy materials are being mailed to shareholders of AIG commencing on or about April 6, 2007.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of AIG common stock, par value $2.50 per share (AIG Common Stock), if you were a shareholder of record at the close of business on March 23, 2007. On that date, 2,602,207,107 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 57,499 shareholders of record. You may cast one vote for each share of AIG Common Stock held by you on the record date.

What proposals will be voted on at the meeting?

There are three proposals from AIG to be considered and voted on at the meeting:

1.	To elect 15 directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007; and

3.	To act upon a proposal to approve the American International Group, Inc. 2007 Stock Incentive Plan.

In addition, there is one proposal from a shareholder:

4.	To act upon a shareholder proposal relating to performance-based stock options.

You may also vote on any other business that properly comes before the meeting.

How does the Board of Directors recommend I vote?

AIG’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees to the Board of Directors.

2.	“FOR” ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007.

3.	“FOR” approval of the American International Group, Inc. 2007 Stock Incentive Plan.

4.	“AGAINST” the shareholder proposal relating to performance-based stock options.

Who is a shareholder of record?

During the ten days prior to the meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York 10270.

•	If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, Computershare Trust Company, N.A., you are a shareholder of record; or

•	If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold in “street name”.

If you are a shareholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

What do I need to attend the Annual Meeting?

If you plan on attending the meeting, please remember to bring photo identification with you, such as a driver’s license.

In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you should bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 23, 2007, the record date for voting. In order to vote at the Annual Meeting, you will also need a valid “legal proxy”, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?”

How do I vote?

You may cast your vote in one of four ways:

•

By Internet. Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE. Internet voting is available 24 hours a day. Enter the information requested on your computer screen and follow the simple instructions. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2007.

•

By Telephone. To vote using the telephone (within U.S. and Canada), call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. Telephone voting is available 24 hours a day. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2007.

•

By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope that has been provided. To be valid, your vote by mail must be received by 10:00 a.m., Eastern Daylight Savings Time, on May 16, 2007.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above, under “What do I need to attend the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by AIG prior to 10:00 a.m., Eastern Daylight Savings Time, on May 16, 2007; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to AIG’s Secretary at 70 Pine Street, New York, NY 10270 that is received by AIG prior to 10:00 a.m., Eastern Daylight Savings Time, on May 16, 2007; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007, FOR the approval of the American International Group, Inc. 2007 Stock Incentive Plan, AGAINST the shareholder proposal and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors and the ratification of the appointment of independent auditors because these are considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to each proposal.

Under NYSE rules, the proposal to approve the American International Group, Inc. 2007 Stock Incentive Plan and the shareholder proposal are “non-discretionary” items, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on these proposals.

How are votes counted?

Election of Directors. Directors will be elected by a plurality of the votes cast. Pursuant to AIG’s Corporate Governance Guidelines, any director receiving more votes “withheld” than “for” election is required to submit his or her resignation to the Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation.

Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s Independent Registered Public Accounting Firm. Ratification of the selection of accountants requires a vote “for” ratification by a majority of the shareholders voting “for” or “against” the proposal, and a broker non-vote will have no effect on the vote for ratification. Neither AIG’s Restated Certificate of Incorporation, as amended, nor By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Approval of the American International Group, Inc. 2007 Stock Incentive Plan. Approval of the American International Group, Inc. 2007 Stock Incentive Plan requires a vote “for” approval by a majority of the shareholders voting “for” or “against” the Plan.

Shareholder Proposal. Approval of a shareholder proposal requires a “for” vote by a majority of the outstanding shares of AIG Common Stock.

Broker Non-Votes. Because directors are elected by a plurality of the votes cast, an abstention, broker non-vote or withheld vote will have no impact on the election, although a director who receives more votes “withheld” than “for” his or her election will be required to submit his or her resignation as described above under “Election of Directors”.

In the case of ratification of the appointment of PricewaterhouseCoopers LLP and the approval of the American International Group, Inc. 2007 Stock Incentive Plan, only votes cast “for” or “against” the approval or ratification will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote. Because the affirmative vote of a majority of the outstanding shares of AIG Common Stock is necessary to approve the shareholder proposal, an abstention, broker non-vote or withheld vote will have the effect of a vote against the proposal.

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock will constitute a quorum.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

How do I obtain more information about AIG?

A copy of AIG’s 2006 Annual Report to Shareholders, which includes AIG’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission (SEC), is enclosed with this Proxy Statement. You also may obtain, free of charge, a copy of the Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2006 in print by writing to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Investor Relations. These documents also are available on AIG’s website in the Investor Information section of www.aigcorporate.com.

Who pays for the expenses of this proxy solicitation?

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

ELECTION OF DIRECTORS

Fifteen directors are to be elected at the meeting to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. All of the nominees are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Although directors will be elected by a plurality of the votes cast, AIG’s corporate governance guidelines require any director receiving more votes “withheld” than “for” election to submit his or her resignation to the Nominating and Corporate Governance Committee for consideration.

Pei-yuan Chia retired from the Board of Directors in September 2006. The Board wishes to thank Mr. Chia for his many years of exemplary service to AIG.

The nominees and certain information supplied by them to AIG are as follows:

MARSHALL A. COHEN Director since 1992

Counsel, Cassels Brock & Blackwell (Barristers and Solicitors); Former President and Chief Executive Officer, The Molson Companies Limited
Age 72
Director, Barrick Gold Corporation
              Collins & Aikman Corporation
              TD AMERITRADE Holding Corporation
              TriMas Corporation

MARTIN S. FELDSTEIN Director since 1987	Professor of Economics, Harvard University; President and Chief Executive Officer, National Bureau of Economic Research (a nonprofit economic research center) Age 67 Director, Eli Lilly and Company

ELLEN V. FUTTER Director since 1999	President, American Museum of Natural History Age 57 Director, Consolidated Edison, Inc. (also serves as Trustee of Consolidated Edison Company of New York, Inc.) JPMorgan Chase & Co. Viacom Inc.

STEPHEN L. HAMMERMAN Director since 2005	Retired; Former Deputy Commissioner of Legal Matters, New York City Police Department; Former Vice Chairman, Merrill Lynch & Co., Inc. Age 68

RICHARD C. HOLBROOKE Director since 2001	Vice Chairman, Perseus LLC (a merchant bank and private equity fund management company); Former United States Ambassador to the United Nations; Former Vice Chairman, Credit Suisse First Boston Age 65

FRED H. LANGHAMMER Director since 2006	Chairman, Global Affairs and Former Chief Executive Officer, The Estée Lauder Companies Inc. Age 63 Director, Shinsei Bank, Limited The Walt Disney Company

GEORGE L. MILES, JR. Director since 2005

President and Chief Executive Officer, WQED Multimedia; Former Executive Vice President and Chief Operating Officer, Thirteen/WNET New York
Age 65
Director, Equitable Resources, Inc.
              Harley-Davidson, Inc.
              WESCO International, Inc.
              HFF, Inc.

MORRIS W. OFFIT Director since 2005	Co-Chief Executive Officer, Offit Hall Capital Management LLC (a wealth management advisory firm); Founder and Former Chief Executive Officer, OFFITBANK (a private bank) Age 70

JAMES F. ORR III Director since 2006	Chairman of the Board of Trustees, The Rockefeller Foundation Age 64 Director, The Stride Rite Corporation

VIRGINIA M. ROMETTY Elected September 20, 2006	Senior Vice President, Global Business Services, IBM Corporation Age 49

MARTIN J. SULLIVAN Director since 2002	President and Chief Executive Officer, AIG Age 52 Director, International Lease Finance Corporation and Transatlantic Holdings, Inc., subsidiaries of AIG

MICHAEL H. SUTTON Director since 2005	Independent Consultant; Former Chief Accountant of the United States Securities and Exchange Commission Age 66 Director, Allegheny Energy, Inc. Krispy Kreme Doughnuts, Inc.

EDMUND S.W. TSE Director since 1996	Senior Vice Chairman—Life Insurance, AIG Age 69

ROBERT B. WILLUMSTAD Director since 2006 Chairman, effective November 1, 2006	Founder and Partner, Brysam Global Partners (a private equity investment firm); Former President and Chief Operating Officer, Citigroup Inc. Age 61

FRANK G. ZARB Director since 2001 Interim Chairman through October 31, 2006

Senior Advisor, Hellman & Friedman LLC (a private equity investment firm); Former Chairman and Chief Executive Officer, National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc.
Age 72

The principal occupation or affiliation of the nominees is shown above. Messrs. Sullivan and Tse have been executive officers of AIG for more than five years. Except as noted below, each other director has occupied an executive position with the company or organization listed above for at least five years. Mr. Hammerman served as Senior Special Counsel at Clifford Chance LLP in 2006, and as Deputy Commissioner of Legal Matters for the New York City Police Department from 2002 through 2004. Prior to that, he was employed by Merrill Lynch & Co., Inc. from 1978 to 2002, with his last position being Vice Chairman. Mr. Willumstad served in executive positions with Citigroup Inc. for more than five years prior to his retirement in September 2005. Brysam Global Partners was established in November 2006.

CORPORATE GOVERNANCE

GOVERNANCE

AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s Corporate Governance Guidelines and the charters of the Nominating and Corporate Governance Committee, the Compensation and Management Resources Committee, the Finance Committee, the Audit Committee, the Public Policy and Social Responsibility Committee, and the Regulatory, Compliance and Legal Committee are available in the Corporate Governance section of www.aigcorporate.com and are included as Appendices A, B, C, D, E, F and G, respectively.

AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and a Code of Conduct for employees are available, without charge, through the Corporate Governance section of www.aigcorporate.com or in print by writing to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the SEC and the NYSE.

Using the current Director Independence Standards, which are included in the Corporate Governance Guidelines, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that Ms. Futter, Ms. Rometty and Messrs. Marshall Cohen, Feldstein, Hammerman, Holbrooke, Langhammer, Miles, Offit, Orr, Sutton, Willumstad and Zarb are independent under NYSE listing standards and AIG’s Director Independence Standards.

In making the independence determinations, the Nominating and Corporate Governance Committee considered relationships arising from (1) contributions by AIG to charitable organizations of which Messrs. Marshall Cohen, Feldstein, Hammerman, Holbrooke, Langhammer and Offit, Ms. Futter or members of their immediate families are affiliated, (2) in the case of Ms. Rometty, transactions between AIG and IBM Corporation and (3) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties. Except as described in the following paragraph, none of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.

In 2006, AIG made payments totaling $1,002,500 to the Asia Society, of which Mr. Holbrooke is chairman of the board of directors, for membership fees, sponsorship costs and general contributions. In addition, to date in 2007, AIG has made a payment of $75,000 for sponsorship costs and has made a commitment for an additional $250,000 to be paid in 2007 to the Asia Society. Under AIG’s Director Independence Standards that are used to assist the Board in making independence determinations, the Board must consider the materiality of any contributions for a calendar year made to a charitable organization of which a director is affiliated if the contributions exceed $200,000. The Board, on the recommendation of the Nominating and Corporate Governance Committee, considered the payments to the Asia Society and determined that they do not impair Mr. Holbrooke’s independence. In making this determination, the Nominating and Corporate Governance Committee and the Board evaluated all facts they considered relevant, including that Mr. Holbrooke does not serve as an executive officer and does not receive compensation from the Asia Society, that he did not solicit the payments and that, given the significance of AIG’s operations in Asia, the Board and AIG management believe that the payments to the Asia Society will enhance AIG’s reputation and standing in Asia.

There were eight meetings of the Board during 2006. The non-management directors meet in executive session, without any management directors present, either before or after each regularly scheduled Board meeting. Until October 31, 2006, Mr. Zarb, and beginning November 1, 2006, Mr. Willumstad, presided at these executive sessions. For 2006 and 2005, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. Under AIG’s Corporate Governance Guidelines, any director who, for two consecutive calendar years, attends fewer than 75 percent of the regular meetings of the Board and the meetings of all committees of which such director is a voting member, will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

Directors are expected to attend the Annual Meeting. Fifteen of the 17 then-current directors attended the 2006 Annual Meeting.

AIG has adopted policies on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These policies are available in the Corporate Governance section of www.aigcorporate.com. Interested parties may make their concerns known to the non-management members of AIG’s Board of Directors as a group or the other members of the Board of Directors by writing care of Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270 or emailing boardofdirectors@aig.com.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Overview

The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board.

Committee Organization and Operation

Committee Charter. The Committee’s charter is available on AIG’s corporate website at
www.aigcorporate.com and is included as Appendix B.

Independence. The Board of Directors has determined that each member of the Committee is independent, as required by NYSE listing standards.

Conduct of meetings and governance process. During 2006, the Committee held six meetings. In discussing governance initiatives and in preparation for meetings, the Committee Chairman and Mr. Eric N. Litzky, Vice President—Corporate Governance and Special Counsel and Secretary to the Board of Directors, met and consulted frequently with Mr. Willumstad and other Committee and Board members.

Board Membership and Composition

At the beginning of 2006, the Board was composed of 15 directors. In September 2006, director Pei-yuan Chia retired from the Board and Virginia M. Rometty was elected to the Board. Ms. Rometty was brought to the Committee’s attention by Spencer Stuart, an executive search firm that the Committee engaged to assist it in identifying potential director nominees. Based on Ms. Rometty’s expertise in the area of information technology and her experience with the insurance industry and in running a complex worldwide business, the Committee recommended Ms. Rometty be elected to the Board.

The Committee evaluated and recommended to the Board of Directors the fifteen incumbent directors as nominees standing for election at the 2007 Annual Meeting, based on the criteria set forth in AIG’s Corporate Governance Guidelines. A description of the nominees recommended by the Committee and the process for identification of director nominees when standing for election for the first time is provided below under the caption “Committees—Nominating and Corporate Governance Committee”.

Effective November 1, 2006, Mr. Willumstad became Chairman, succeeding Mr. Zarb, who served as Interim Chairman since April 2005. The election of Mr. Willumstad as Chairman is in accordance with the policy set forth in AIG’s By-laws and Corporate Governance Guidelines that the position of Chairman should be separate from Chief Executive Officer and should be selected from the independent directors.

Independence. The Board of Directors, on the recommendation of the Committee, determined that each of AIG’s thirteen non-management directors is independent within the meaning of the NYSE listing standards. The Board also determined that during his time of service in 2006, Mr. Chia was independent within the meaning of the NYSE listing standards. Mr. Sullivan, who serves as Chief Executive Officer, and Mr. Tse, who serves as Senior Vice Chairman—Life Insurance, are the only directors who hold AIG management positions and therefore are not independent directors.

Corporate Governance Guidelines and Related-Party Transactions Approval Policy

During 2006, the Committee continued to review corporate governance practices and consider changes to AIG’s Corporate Governance Guidelines. This review led to two significant corporate governance enhancements.

Board Approval of CEO Compensation. There has been an increasing focus on CEO compensation and the manner in which that compensation is set. AIG’s Board of Directors has historically, consistent with many other companies, delegated the determination of CEO compensation to the Compensation and Management Resources Committee, which is comprised solely of independent directors. In light of the continuing focus on CEO compensation and to ensure that all of AIG’s non-management directors have an opportunity to participate in the process of setting CEO compensation, the Committee recommended that the Board amend AIG’s Corporate Governance Guidelines to require the full Board to review and approve or ratify the determination of the Compensation and Management Resources Committee of the compensation to be paid to the CEO. The Board subsequently adopted the Committee’s recommendation.

Related-Party Transactions Approval Policy. The Committee continues to consider measures that increase transparency and promote high ethical standards. During 2006, the Committee determined that the adoption of a formal, written related-party transactions approval policy would help achieve these objectives. The policy, which was approved by the Board, requires that any transaction, which involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, be approved by the Committee. In determining to approve a related-party transaction, the Committee will consider:

•	whether the terms of the transaction are fair to AIG;

•	whether there are business reasons for AIG to enter into the transaction; and

•

whether the transaction presents an impermissible conflict of interest, taking into account the size of the transaction, the financial position of the director or executive officer, the nature of the interest of the director or executive officer in the transaction and the ongoing nature of the transaction.

The AIG Related-Party Transactions Approval Policy is available on AIG’s corporate website at
www.aigcorporate.com.

Conclusion

During 2006, the Committee has continued its efforts to strengthen the Board of Directors and its governance structure. The Committee plans to keep AIG in the forefront of good corporate governance in 2007.

Nominating and Corporate Governance Committee
American International Group, Inc.

George L. Miles, Jr., Chairman
Marshall A. Cohen
Ellen V. Futter
James F. Orr III
Robert B. Willumstad, ex officio
Frank G. Zarb, non-voting member

COMMITTEES

The following table summarizes current membership on each Board standing committee and the number of committee meetings held in 2006.

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Management Resources Committee	Finance Committee	Public Policy and Social Responsibility Committee	Regulatory, Compliance and Legal Committee

Marshall A. Cohen		✓	✓(C)

Martin S. Feldstein				✓		✓

Ellen V. Futter		✓				✓

Stephen L. Hammerman					✓	✓(C)

Richard C. Holbrooke					✓(C)

Fred H. Langhammer			✓	✓

George L. Miles, Jr.	✓	✓(C)			✓

Morris W. Offit	✓			✓(C)

James F. Orr III		✓	✓

Virginia M. Rometty			✓

Martin J. Sullivan				✓

Michael H. Sutton	✓(C)					✓

Edmund S.W. Tse

Robert B. Willumstad	*	*	*	*	*	*

Frank G. Zarb	*	*	*	*	*	*

Number of meetings	12	6	11	10	4	4

✓ = Member; C = Chair
* Mr. Willumstad is an ex officio member and Mr. Zarb is a non-voting member of each committee.

Audit Committee

The Audit Committee, which held 12 meetings during 2006, assists in the Board’s oversight of AIG’s financial statements and compliance with legal and regulatory requirements, the qualifications and performance of AIG’s independent registered public accounting firm and the performance of AIG’s internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in performance reviews and determining compensation of AIG’s chief internal auditor.

Prior to November 2006, Mr. Offit was chairman of the Audit Committee. On the recommendation of the Nominating and Corporate Governance Committee, the Board named Mr. Sutton chairman of the Audit Committee effective as of November 1, 2006. Messrs. Miles, Offit and Sutton are the current members of the Audit Committee.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined that all members of the Audit Committee are financially literate, as defined by NYSE listing standards, and that a majority of the members of the Committee are audit committee financial experts, as defined by SEC rules. For purposes of SEC rules, the Board of Directors has designated Mr. Sutton the named audit committee financial expert and, on the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Sutton has accounting or related financial management expertise, as defined by NYSE listing standards. Although designated as an audit committee financial expert, Mr. Sutton does not act as an accountant for AIG and, under SEC rules, is not an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose. Mr. Sutton does not have any responsibilities or obligations in addition to those of the other Audit Committee members; all Audit Committee members have identical duties and responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which held six meetings in 2006, is chaired by Mr. Miles. The Nominating and Corporate Governance Committee also includes Messrs. Marshall Cohen and Orr and Ms. Futter. Mr. Orr and Ms. Futter joined the Nominating and Corporate Governance Committee on May 17, 2006. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary purposes of the Nominating and Corporate Governance Committee are to review and recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees, to advise the Board on corporate governance and to oversee the evaluation of the Board and its committees.

Effective November 1, 2006, Mr. Willumstad became Chairman of the Board, succeeding Mr. Zarb, who served as Interim Chairman since April 2005. The election of Mr. Willumstad as Chairman is in accordance with the policy set forth in AIG’s By-laws and Corporate Governance Guidelines that the position of Chairman should be separate from the Chief Executive Officer and should be selected from the independent directors.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. The Corporate Governance Guidelines include the characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to nominations. The Nominating and Corporate Governance Committee will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the 2008 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures described under “Other Matters—Shareholder Proposals for 2008 Annual Meeting” in this Proxy Statement.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee, formerly known as the Compensation Committee, which held 11 meetings during 2006, is responsible for reviewing and approving the compensation awarded to AIG’s CEO and to the other key employees under its purview, including the performance measures and goals relevant to that compensation. The Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for key and other employees and for oversight of AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available on AIG’s corporate website, at www.aigcorporate.com. The Committee charter is included as Appendix C.

Eighteen key employees are currently under the purview of the Compensation and Management Resources Committee, including all of the executive officers named in the Summary Compensation Table in 2006 included herein. Mr. Sullivan participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. The Compensation and Management Resources Committee reviews and approves the compensation of the employees under its purview other than Mr. Sullivan. The Compensation and Management Resources Committee separately determines the compensation of Mr. Sullivan in executive session. Under the Corporate Governance Guidelines, the Board must approve or ratify the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to Mr. Sullivan in his capacity as AIG’s CEO.

The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and approved by the Board.

To provide independent advice, the Compensation and Management Resources Committee selected Frederic W. Cook & Co. as a consultant. The Compensation and Management Resources Committee directly engaged the Cook firm to review and comment on AIG’s executive compensation framework in relation to the objectives of the framework and market practices. Members of the Cook firm regularly participate in Committee meetings and provide information on compensation trends along with specific views on AIG’s compensation programs. The Cook firm has advised the Committee that the design and operation of AIG’s executive compensation programs reflect a pay-for-performance compensation philosophy that is reasonable and competitive with companies in the financial services industry. The Cook firm has also provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm does not provide any other services to the Committee or to AIG.

Messrs. Marshall Cohen, Langhammer and Orr and Ms. Rometty are the current members of the Compensation and Management Resources Committee. Mr. Cohen serves as chairman. Messrs. Langhammer and Orr joined the Compensation and Management Resources Committee on May 17, 2006, and Ms. Rometty joined the Compensation and Management Resources Committee on January 17, 2007. The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards.

Other Committees

The Finance Committee, which oversees the financing and investment activities of AIG and its subsidiaries, held 10 meetings during 2006. Messrs. Feldstein, Langhammer, Offit and Sullivan are the current members of the Finance Committee. Mr. Offit serves as chairman, succeeding Mr. Sullivan as chairman on November 1, 2006. The Committee’s charter is included as Appendix D.

The Public Policy and Social Responsibility Committee is responsible for reviewing the position and policies of AIG relating to current and emerging corporate social responsibility and political and public policy issues of significance to AIG, that may affect AIG’s business operations, performance or corporate reputation. The Public Policy and Social Responsibility Committee held four meetings in 2006 and currently consists of Messrs. Holbrooke, who serves as chairman, Hammerman and Miles.

The principal purpose of the Regulatory, Compliance and Legal Committee is to assist the Board in its oversight of AIG’s legal, regulatory and compliance matters. The Regulatory, Compliance and Legal Committee held four meetings during 2006. The current members are Messrs. Hammerman, who serves as chairman, Feldstein and Sutton and Ms. Futter.

Mr. Willumstad in his capacity as Chairman serves as an ex officio member of each of the standing committees of the Board. Mr. Zarb, former Interim Chairman, serves as a non-voting member of each of the standing committees of the Board.

COMPENSATION OF DIRECTORS

Each non-management director of AIG receives a retainer of $75,000 per year. The Chairman of the Board receives an additional annual retainer of $200,000, and Mr. Zarb receives an additional annual retainer of $150,000. Neither the Chairman, as an ex officio member of all standing committees, nor Mr. Zarb, as a non-voting member of all standing committees, receives committee annual retainers or committee meeting attendance fees. Other non-management directors receive annual committee retainers and committee meeting attendance fees of $1,500 per meeting. Directors who by invitation attend meetings of committees of which they are not members also receive attendance fees of $1,500 per meeting. The chairman of the Audit Committee receives an annual committee retainer of $25,000. The chairman of each of the other committees receives an annual committee retainer of $15,000. For each other member of each committee, the annual committee retainer is $5,000. See “Committees” for information on committee memberships during 2006.

Non-management directors receive 1,000 shares of AIG Common Stock per year in equal quarterly grants, receipt of which is deferred until retirement from the Board, and 2,500 options per year in an annual grant, which become exercisable after one year and remain exercisable for nine years thereafter. The options are granted with an exercise price equal to the closing sale price of AIG Common Stock on the date of grant.

To provide independent advice and guidance, certain of AIG’s non-management directors also serve on the boards of directors of subsidiaries of AIG. With the exception of AIG Global Trade & Political Risk Insurance Company, which pays directors an annual retainer of $10,000, these directorships do not pay retainer fees but instead pay a fee of $1,500 per meeting attended.

In response to two unrelated derivative actions filed against AIG, which are described in AIG’s Annual Report on Form 10-K for the year ended December 31, 2006, AIG’s Board of Directors appointed special litigation committees of independent directors to review the matters asserted in the complaints. The first special litigation committee was established in 2002. Messrs. Marshall Cohen and Sutton are the current members, with Mr. Sutton joining in October 2005. The second special litigation committee was established in 2005 and Messrs. Hammerman and Miles are the current members. Fees for these special litigation committees are set by the Board and may be reviewed and adjusted by the Board if the amount of work is greater than originally anticipated.

During 2006, there were limited occasions when spouses of non-management directors of AIG traveled with the directors on AIG aircraft. In these instances, AIG has been reimbursed by the directors for their spouses’ travel in an amount equal to the cost of commercial first-class airfare.

The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG in 2006.

2006 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation		Total(2)
Current Members of the Board
Marshall A. Cohen	$229,250	$65,290	$50,575	$0		$345,115
Martin S. Feldstein	$120,500	$65,290	$50,575	$0		$236,365
Ellen V. Futter	$93,000	$65,290	$50,575	$0		$208,865
Stephen L. Hammerman	$135,250	$65,290	$50,575	$0		$251,115
Richard C. Holbrooke	$117,000	$65,290	$50,575	$0		$232,865
Fred H. Langhammer	$102,500	$65,038	$106,500	$0		$274,038
George L. Miles, Jr.	$157,500	$65,290	$50,575	$0		$273,365
Morris W. Offit	$156,584	$65,290	$50,575	$0		$272,449
James F. Orr III	$57,500	$31,468	$50,575	$0		$139,543
Virginia M. Rometty	$18,750	$16,575	$53,425	$0		$88,750
Michael H. Sutton	$149,334	$65,290	$50,575	$0		$265,199
Robert B. Willumstad	$150,500	$65,038	$106,500	$0		$322,038
Frank G. Zarb	$225,000	$65,290	$50,575	$0		$340,865
Retired from the Board in 2006(3)
M. Bernard Aidinoff	$139,250	$33,823	$0	$90,000	(4)	$263,073
Pei-yuan Chia	$70,500	$48,715	$50,575	$0		$169,790
William S. Cohen	$71,000	$33,823	$0	$0		$104,823
Carla A. Hills	$79,500	$33,823	$0	$0		$113,323

(1)

This column represents annual retainer fees, committee and chairmanship fees and committee meeting attendance fees. For Messrs. Marshall Cohen and Sutton, the amount includes fees of $60,000 and $25,000, respectively, for service on the special litigation committee established in 2002. For Messrs. Hammerman and Miles, the amount includes a fee of $25,000 for service on the special litigation committee established in 2005. The amounts also include the following amounts in meeting attendance fees for meetings of the boards of directors of subsidiaries of AIG and AIG’s International Advisory Board: Aidinoff—$60,000; Marshall Cohen—$22,500; William Cohen—$25,000; Feldstein—$6,000; Hillls—$25,000; Holbrooke—$10,000; Offit—$6,000; Sutton—$4,500; and Willumstad—$1,500.

Messrs. Sullivan and Tse serve on the Board but do not receive any compensation for their service as directors. See the Summary Compensation Table in “2006 Compensation” for additional detail regarding compensation awarded to Messrs. Sullivan and Tse in 2006.

(2)

These columns represent the expense in accordance with FAS 123R of stock and option awards granted by AIG in 2006. In preparing the 2007 Proxy Statement, AIG has determined that the expenses for these awards were not properly recognized in accordance with FAS 123R for financial statement reporting purposes in 2006, resulting in the under-recording of expense for these awards by approximately $250,000. AIG will correct its financial statements in the first quarter of 2007 to reflect the appropriate expense recognition for these awards.

AIG made quarterly grants of deferred stock to non-management directors in 2006. These awards, consisting of 250 shares of AIG Common Stock each, were made to then-current directors on the following dates: January 3, 2006; April 3, 2006; July 3, 2006; and October 2, 2006. In addition, deferred stock awards consisting of 250 shares of AIG Common Stock each were made to Messrs. Langhammer and Willumstad on January 18, 2006 upon their election to the Board. The grant date fair values in accordance with FAS 123R of these awards are: January 3, 2006—$17,405; January 18, 2006—$17,153; April 3, 2006—$16,418; July 3, 2006—$14,893; and October 2, 2006—$16,575. Receipt of stock awards is deferred until retirement from the Board. See the Stock and Option Awards Outstanding at December 31, 2006 table below for detail regarding each director’s total outstanding stock awards.

AIG also made grants of options to non-management directors in 2006. These awards, consisting of 2,500 options each, were made to then-current directors on May 17, 2006. In addition, awards consisting of 2,500 options each were made to Messrs. Langhammer and Willumstad on January 18, 2006 and to Ms. Rometty on September 20, 2006 upon the election of these directors to the Board. The grant date fair values in accordance with FAS 123R of these awards are: January 18, 2006—$55,925; May 17, 2006—$50,575; and September 20, 2006—$53,425. Option awards become exercisable after one year and remain exercisable for nine years thereafter. See the Stock and Option Awards Outstanding at December 31, 2006 table below for detail regarding each director’s total outstanding option awards.

(3)

Messrs. Aidinoff and William Cohen and Mrs. Hills retired from the Board in May 2006. Mr. Chia retired in September 2006. For these directors, the amounts reflect fees paid by AIG for services prior to retirement from the Board as well as the respective amounts in footnote 1 in meeting attendance fees for meetings of the boards of directors of subsidiaries of AIG and AIG’s International Advisory Board. Upon retirement, these directors were paid deferred share balances earned for 2006 and prior years in the following amounts (based on the closing sale price on the NYSE on the date of issuance): Aidinoff—$122,386; Chia—$137,279; William Cohen—$100,303; and Hills—$122,386.

(4)

The amount for Mr. Aidinoff reflects payment of fees in 2006 pursuant to a consulting agreement with AIG. AIG entered into the consulting agreement following Mr. Aidinoff’s retirement from the Board and pays Mr. Aidinoff a fee of $15,000 per month for advice with respect to corporate governance and such other matters as requested by the officers and directors of AIG. The agreement is terminable at will by either party.

Stock and Option Awards Outstanding at December 31, 2006

Name	Option Awards		Stock Awards(2)
	Number Exercisable	Number Unexercisable(1)
Current Members of the Board
Marshall A. Cohen	18,000	2,500	2,375
Martin S. Feldstein	18,000	2,500	2,375
Ellen V. Futter	18,000	2,500	2,375
Stephen L. Hammerman	2,500	2,500	1,500
Richard C. Holbrooke	15,000	2,500	2,375
Fred H. Langhammer	0	5,000	1,000
George L. Miles, Jr.	2,500	2,500	1,375
Morris W. Offit	2,500	2,500	1,375
James F. Orr III	0	2,500	500
Virginia M. Rometty	0	2,500	250
Michael H. Sutton	2,500	2,500	1,125
Robert B. Willumstad	0	5,000	1,000
Frank G. Zarb	15,000	2,500	2,375
Retired from the Board in 2006(3)
M. Bernard Aidinoff	13,000	0	0
Pei-yuan Chia	18,000	2,500	0
William S. Cohen	5,000	0	0
Carla A. Hills	18,000	0	0

(1)

This column represents, for each director other than Messrs. Aidinoff and William Cohen, Mrs. Hills and Ms. Rometty, each director’s annual option award, granted on May 17, 2006 with an exercise price of $62.50 per share, the closing sale price of AIG Common Stock on the NYSE on the date of grant. These options will become exercisable on May 17, 2007 and will remain exercisable for nine years thereafter. Messrs. Aidinoff and William Cohen and Mrs. Hills retired from the Board in May 2006 and therefore did not receive the 2006 option award. The amounts for Messrs. Langhammer and Willumstad also include an option award granted on January 18, 2006 with an exercise price of $68.61 per share upon their election to the Board.

Ms. Rometty was elected to the Board on September 20, 2006 and received an option award with an exercise price of $65.58 per share, the closing sale price of AIG Common Stock on the NYSE on that date. These options will become exercisable on September 20, 2007 and will remain exercisable for nine years thereafter.

(2)

This column represents each director’s total deferred stock awards. For each director other than Mr. Orr and Ms. Rometty, the amount includes a 2006 deferred stock award of 1,000 shares of AIG Common Stock. Mr. Orr was elected to the Board in May 2006 and received a deferred stock award of 500 shares in the second half of 2006. Ms. Rometty was elected to the Board in September 2006 and received a deferred stock award of 250 shares in the fourth quarter of 2006.

(3)

Upon retirement from the Board, Messrs. Aidinoff, Chia and William Cohen and Mrs. Hills received shares of AIG Common Stock deferred earlier in 2006 and in prior years in the following amounts: Aidinoff—1,875; Chia—2,125; William Cohen—1,500; and Hills—1,875.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Management Resources Committee has served as an officer or employee of AIG at any time or has any relationship with AIG requiring disclosure as a related- party transaction. During 2006, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the Compensation and Management Resources Committee or equivalent committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

OWNERSHIP OF CERTAIN SECURITIES

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG’s Common Stock.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent(1)
FMR Corp. and Edward C. Johnson 3d (collectively, the FMR Group)(2) 82 Devonshire Street Boston, MA 02109	155,838,819	5.994%

C.V. Starr & Co., Inc.; Edward E. Matthews; Maurice R. Greenberg;
Maurice R. and Corinne P. Greenberg Family Foundation, Inc.;
Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC;
Starr International Company, Inc.; Universal Foundation, Inc.;
C.V. Starr & Co., Inc. Trust (collectively, the Starr Group)(3)

399 Park Avenue 17th Floor New York, NY 10022(4)	354,987,261	13.6%

(1)	Percentages calculated based on AIG Common Stock outstanding as set forth in the Schedule 13G and the Schedule 13D described in notes 2 and 3 below.

(2)

Based on a Schedule 13G filed February 14, 2007 by FMR Corp. (the FMR Schedule 13G). FMR Corp. is the parent company of various entities that provide investment advisory and management services to the Fidelity Group of mutual funds and is the beneficial owner of these shares. Item 7 of the FMR Schedule 13G provides details as to the voting and investment power of each member of the FMR Group, as well as the right of each member of the FMR Group to acquire AIG Common Stock within 60 days. It also provides information as to Fidelity International Limited, which operates as a separate entity from FMR Corp. and beneficially owns 3,365,749 shares of AIG Common Stock. The FMR Schedule 13G states that FMR Corp. and Fidelity International are of the view that they are not a group and the shares held by the other do not need to be aggregated.

(3)

Based on an amended Schedule 13D dated March 20, 2007 by each member of the Starr Group (the Starr Group Schedule 13D), the members of the Starr Group do not affirm the existence of a group and disclaim beneficial ownership of each other member of the group; provided, however, that Maurice R. Greenberg does not disclaim beneficial ownership of the shares of AIG Common Stock held by the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC and C.V. Starr & Co., Inc. does not disclaim beneficial ownership of the shares of AIG Common Stock held by the C.V. Starr & Co., Inc. Trust. Item 5 to the Starr Group Schedule 13D provides details as to the voting and investment power of each member of the Starr Group, as well as the right of each member of the Starr Group to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to the Starr Group is provided based solely on the information set forth in the Starr Group Schedule 13D. This information has not been updated to reflect changes in the ownership by the members of the Starr Group of AIG Common Stock that are disclosed in filings made by one or more members of the Starr Group under Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act). In each case, this information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(4)

This is the principal office for all individuals and entities in the Starr Group, other than Starr International Company, Inc., which has a principal office at 101 Baarerstrasse, CH 6300 Zug, Switzerland; the Universal Foundation, which has a principal office at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda; and the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC, which has a principal office at 35 Ocean Reef Drive, Key Largo, Florida 33037.

The following table summarizes the ownership of equity securities of AIG by the directors, by the executive officers named in the Summary Compensation Table in “2006 Compensation” and by the directors and current executive officers as a group. None of the shares of AIG Common Stock listed in the following table have been pledged as security.

Director or Executive Officer	Equity Securities of AIG Owned Beneficially as of January 31, 2007(1)
	AIG Common Stock
	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Steven J. Bensinger	41,378	(4)
Marshall A. Cohen	70,627	(4)
Martin S. Feldstein	78,954	(4)
Ellen V. Futter	21,681	(4)
Stephen L. Hammerman	6,250	(4)
Richard C. Holbrooke	22,425	(4)
Fred H. Langhammer	13,750	(4)
George L. Miles, Jr.	4,125	(4)
Win J. Neuger	220,049	(4)
Morris W. Offit	19,125	(4)
James F. Orr	10,750	(4)
Virginia M. Rometty	820	(4)
Robert M. Sandler	501,485	.02
Martin J. Sullivan	252,896	(4)
Michael H. Sutton	5,875	(4)
Edmund S.W. Tse	1,480,979	.05
Robert B. Willumstad	3,750	(4)
Frank G. Zarb	22,625	(4)
All Directors and Executive Officers of AIG as a Group (29 individuals)	6,514,150	.25

(1)	Amounts include shares as to which the individual shares voting and investment power as follows: Tse—985,611 shares with a corporation, and Feldstein—23,727 shares with a corporation.

(2)

Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Bensinger—40,897 shares, Marshall Cohen—18,000 shares, Feldstein—18,000 shares, Futter—18,000 shares, Hammerman—2,500 shares, Holbrooke—15,000 shares, Langhammer—2,500 shares, Miles—2,500 shares, Neuger—175,154 shares, Offit—2,500 shares, Sandler—180,937 shares, Sullivan—208,226 shares, Sutton—2,500 shares, Tse—431,875 shares, Willumstad—2,500 shares, Zarb—15,000 shares, and all directors and current executive officers of AIG as a group—2,926,612 shares. Amount of equity securities shown also includes shares granted to each non-employee director with delivery deferred until retirement from the Board as follows: Marshall Cohen—2,625 shares, Feldstein—2,625 shares, Futter—2,625 shares, Hammerman—1,750 shares, Holbrooke—2,625 shares, Langhammer—1,250 shares, Miles—1,625 shares, Offit—1,625 shares, Orr—750 shares, Rometty—500 shares, Sutton—1,375 shares, Willumstad—1,250 shares and Zarb—2,625 shares. Amount of equity securities shown excludes shares with delivery deferred upon exercise of options as follows: Feldstein—38,109 shares and Sandler—17,729 shares.

(3)

Amount of equity securities shown also excludes the following securities owned by members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Sullivan—424 shares, Tse—3,555 shares, Zarb—6,245 shares, and all directors and current executive officers of AIG as a group—30,529 shares.

(4)	Less than .01 percent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires directors, executive officers, and ten percent holders of AIG Common Stock to file reports concerning their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, executive officers, and ten percent holders during 2006 were one late report by Mr. Richard C. Holbrooke, a director, reporting the acquisition of 1,500 shares in May 2006; three late reports by Mr. Morris W. Offit, a director, reporting the acquisition of an aggregate of 15,000 shares (5,000 shares on November 15, 2006, 5,000 shares on November 16, 2006 and 5,000 shares in December 2006); one late report by Mr. Nicholas C. Walsh, an executive officer, reflecting the disposition of 2,952 shares in December 2006; one late report by Mr. Brian T. Schreiber, an executive officer, reflecting the acquisition of 3,508 shares in July 2006; two late reports by Mr. Jacob A. Frenkel, an executive officer, reporting the grant of 25,000 options in May 2004 and the grant of 5,000 restricted stock units in May 2004, and 11 late reports by individuals and entities in the Starr Group reflecting a late filing of an initial shareholding of 3,193,899 shares by Universal Foundation Inc., the acquisition of an aggregate of 100,207 shares (98,100 shares and 2,107 shares) and the disposition of an aggregate of 1,874,326 shares (196,700 shares, 57,381 shares, 622,401 shares, 144,832 shares, 92,331 shares, 756,467 shares, 2,107 shares and 2,107 shares) by individuals and entities in the Starr Group.

RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Relationships with Starr and SICO

Both C.V. Starr & Co., Inc. (Starr) and Starr International Company, Inc. (SICO) own substantial amounts of AIG Common Stock and have had other relationships with AIG. During 2006, AIG unwound and resolved its most significant relationships with Starr and began unwinding and resolving various relationships with SICO. The agency relationships between AIG subsidiaries and the Starr agencies have been terminated and litigation with Starr has been resolved, but prior to termination AIG subsidiaries paid those agencies approximately $47 million in 2006 for the production of insurance business and AIG received approximately $4 million in rental fees from Starr in 2006. AIG also paid SICO approximately $2 million in rental fees in 2006.

In January 2006, Starr announced that it had completed its tender offers to purchase interests in Starr and that all eligible shareholders had tendered their shares. As a result of completion of the tender offers, no AIG executive currently holds any Starr interest.

Co-Investments with AIG

AIG has established an employee investment fund to permit selected employees to participate alongside AIG’s merchant banking, venture capital and similar funds. This fund has a fee structure that is generally more favorable than that offered by AIG to non-employees. Three of AIG’s current executive officers have invested in this fund. There were no distributions from this fund in 2006.

EXECUTIVE COMPENSATION

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE REPORT

The Compensation and Management Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and Frederic W. Cook & Co. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into AIG’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation and Management Resources Committee
American International Group, Inc.
Marshall A. Cohen, Chairman
Fred H. Langhammer
James F. Orr III
Virginia M. Rometty
Robert B. Willumstad, ex officio
Frank G. Zarb, non-voting member

COMPENSATION DISCUSSION AND ANALYSIS

AIG’s new compensation framework became fully operational in 2006. During 2005, the Compensation and Management Resources Committee substantially revised AIG’s pre-existing arrangements and established a simplified, performance-based compensation framework that is centralized under the Committee’s oversight in accordance with best compensation practices and retains the positive aspects of prior arrangements.

AIG believes that the new compensation framework provided for awards that appropriately reflect AIG’s excellent financial results and other key achievements in 2006 and provides incentives for future high caliber performance.

Objectives and Design of Compensation Framework

AIG’s new, performance-driven compensation framework is designed to attract, motivate and retain key employees. The Committee’s philosophy for achieving these goals was to:

•

Align the long-term economic interests of key employees with those of shareholders by ensuring that a substantial component of each key employee’s compensation and net worth is represented by AIG Common Stock.

•

Emphasize “at risk” elements of compensation through the use of awards that will have value only if AIG produces strong financial performance and shareholder returns during current and subsequent performance periods.

•

Foster an owner/management culture through a partnership compensation approach that recognizes career milestones and ensures senior management accountability for a variety of company- wide strategic goals.

•	Create strong retention incentives through extended vesting periods for long-term awards, while recognizing that some interim liquidity enhances the effectiveness of compensation components.

•	Centralize administration and control over individual compensation components.

Multiple components reward balanced short-term and long-term performance. The nature of AIG’s businesses requires its compensation programs to take a balanced approach to short-term and long-term performance and to different types of long-term performance. AIG’s compensation framework for the executives named in the Summary Compensation Table in “2006 Compensation” (named executives) uses four performance-based components to emphasize the mix of performance measures that AIG believes need to be addressed to deliver shareholder value: (1) annual cash bonuses, (2) time-vested option awards, (3) performance-based restricted stock units (Performance RSUs) under the Partners Plan and (4) long-term performance cash awards under the Senior Partners Plan. The primary elements of performance rewarded by these components are:

•

Growth in adjusted net income and return on equity are yearly financial metrics considered in setting the annual cash bonus pool for employees at the Senior Partner level. The annual bonus pool is also affected by company performance against non-financial strategic and operational goals.

•	Growth in adjusted net income (earnings) per share is the performance measure used to determine the number of Performance RSUs earned under the Partners Plan and is measured over two-year periods.

•	Growth in adjusted book value per share is used to determine the value of long-term performance cash awards under the Senior Partners Plan and is measured over three-year periods.

•	Growth in market price of AIG Common Stock determines the value of option awards and affects the value of Performance RSUs earned under the Partners Plan.

The three long-term components (time-vested option awards, Partners Plan and Senior Partners Plan) provide a hierarchy of reward opportunities that match key points in career growth, with employees progressing on the basis of performance from participating in time-vested equity-based awards, to becoming a “Partner” in the management group and, for select key employees, advancing to a “Senior Partner” level. Approximately 8,000 of AIG’s approximately 106,000 employees receive time-vested equity grants, approximately 700 participate in the Partners Plan and approximately 70 are Senior Partners. All of the named executives are Senior Partners.

The three long-term components also utilize different weightings of financial performance and share price performance. The value of option awards is entirely dependent on growth in the market price of AIG Common Stock. The value ultimately realized from an award under the Partners Plan depends on both AIG’s financial performance (which determines the number of Performance RSUs earned) and the market price of AIG Common Stock (which determines the value of each Performance RSU earned under the plan). Finally, the value of an award under the Senior Partners Plan is entirely dependent on AIG’s financial performance (growth in adjusted book value per share) and is not affected by the market price of AIG Common Stock.

AIG’s long-term compensation framework fulfills two principal objectives. First, it ensures that AIG, under the management of a group of Senior Partners, must achieve a variety of performance goals to realize the full value of long-term awards. Second, multiple performance goals provide a balance of financial and market incentives covering annual, mid-term and long-term measurement periods.

Shareholder-approved Executive Incentive Plan maximizes deductibility of executive compensation. The Executive Incentive Plan (EIP), which AIG shareholders adopted in 2006, allows AIG to maximize the deductibility of compensation payments while allowing for the operation of annual bonuses, the Partners Plan and the Senior Partners Plan and for future compensation frameworks.

The EIP was adopted in response to Section 162(m) of the Internal Revenue Code (the Code), which prohibits companies from deducting more than $1 million annually of the compensation paid to their chief executive officer and four most highly compensated executive officers unless specific requirements are met. The EIP is designed to meet these requirements and should allow AIG to deduct the full amount of performance-based compensation paid to these executive officers.

Under the EIP, each participating employee’s yearly maximum performance compensation is first determined based on AIG’s adjusted net income for the year. The Committee may then reduce a participant’s performance-based compensation to an amount that is less than the formula amount. Each year, the Committee designates a small group of key employees (fewer than 20) as participants in the EIP to ensure that the performance-based compensation ultimately paid to the named executives is covered. Each of AIG’s named executives currently participates in the EIP.

The Committee has designated the annual cash bonus program, the Partners Plan and the Senior Partners Plan as the components of performance-based compensation authorized by the EIP. In other words, after the EIP formula amount is established, the authorized performance-based compensation for each participant will be delivered through annual cash bonuses, Performance RSUs earned under the Partners Plan and long-term performance cash awarded under the Senior Partners Plan. If the total amount earned under these plans is less than the EIP formula amount, the Committee expects to pay only the amount earned (by using its authority under the plan to reduce the formula amount). If the total amount that would otherwise be earned under the annual cash bonus plan, the Partners Plan and the Senior Partners Plan would be more than the EIP formula amount, the total would be reduced to the EIP formula amount. Compensation attributable to the exercise of options is already deductible, so grants of options are not included under the EIP.

The EIP sets each participant’s yearly maximum performance compensation at 0.3 percent of AIG’s adjusted net income for the year (which is generally AIG’s consolidated net income before FAS 133 gains and losses, realized gains or losses, changes in accounting treatment or tax laws and other extraordinary items). This level was established because AIG and the Committee believe that it will accommodate a wide range of future compensation decisions, including operation of the Partners Plan and the Senior Partners Plan, and therefore permit AIG to deduct the performance compensation it expects to pay to its named executives. The maximum amount of performance-based compensation that could be earned by each named executive under the EIP for 2006 was $46.2 million.

Although the Committee does not currently intend to do so, it has reserved the right to award to participants in the EIP other performance-based compensation outside of the EIP. This compensation may not be deductible in whole or in part.

Compensation Components

AIG divides compensation components into two general categories: direct compensation and indirect compensation. For employees at the Senior Partner level in 2006, these components were:

Direct Compensation

•	Base salary

•	Annual cash bonus

•	Time-vested grants of stock options

•	Performance RSUs granted under the Partners Plan, based on two-year growth in adjusted earnings per share

•	Long-term performance cash awards granted under the Senior Partners Plan, based on three-year growth in adjusted book value per share

Indirect Compensation

•	Retirement benefits

•	Perquisites

•	Welfare benefits

•	Termination benefits

Direct Compensation Components

Base salary. Senior Partners, including the named executives, receive a relatively small portion of their overall compensation as base salary. The Committee intends to pay base salary at a reasonable range around the market median, based on demonstrated performance, responsibilities, tenure (including historic salary levels) and individual experience. Base salaries are set at or below $1 million in order to be deductible.

Annual cash bonus. Annual cash bonuses are intended to reward overall AIG, business unit and individual performance during the year. The bonus paid to each Senior Partner is generally based on an assessment of business unit performance and individual performance for the year, taking into account the individual’s bonus level for the prior year.

In addition, to provide the overall AIG performance element, in 2006 the Committee established an annual bonus pool for Senior Partners (excluding the CEO) at the beginning of the year based on a total bonus level intended to be comparable to market competitors. The annual pool was adjusted by the Committee at year-end within a range of 0 to 150 percent based on AIG’s overall results relative to the current year’s performance objectives, the prior year’s performance, market conditions and estimated performance of competitors. This adjusted pool amount acted as a ceiling for the total annual bonuses to Senior Partners and provided the overall AIG performance component.

Historically, AIG has paid quarterly bonuses. The new compensation framework continued this program in 2006 for employees who participated in 2005, including all of the named executives, and updated it to include cash compensation opportunities previously provided by SICO and Starr. These quarterly bonuses are considered in reviewing an employee’s total cash and total direct compensation. Because these quarterly bonuses are not subject to the EIP, they may not be deductible. The Committee determined to continue this program at this time, given the number of other compensation changes implemented in 2006, but newly hired employees do not participate.

Time-vested grants of stock options. AIG provides long-term equity-based compensation through time-vested equity grants. For 2006, the Committee evaluated the historical use of options in light of shifting market practices and granted time-vested RSUs rather than options to employees below the Senior Partner level, limiting option awards to Senior Partners. The Committee determined to retain options for Senior Partners because options have value only if market price appreciates, providing an additional performance component that is aligned with AIG’s stock performance.

AIG options are granted with an exercise price equal to the closing sale price of AIG Common Stock on the NYSE on the date of grant. In 2006, the Committee followed its regular practice of making its yearly grant of time-vested equity-based awards at its December meeting. For new hires, promotions and retention purposes, the Committee also granted equity-based awards, primarily time-vested RSUs, at its meetings throughout the year. The authority to grant equity-based awards has not been delegated outside the Committee.

Performance RSUs granted under the Partners Plan. The Committee grants Performance RSUs each year to participants in the Partners Plan. The number of Performance RSUs earned by a Partner will depend on growth in AIG’s adjusted earnings per share over a two-year performance period relative to pre-established goals and will range from 0 to 150 percent of the Partner’s “target” award. Grants of Performance RSUs under the Partners Plan do not guarantee that compensation will be earned. Performance RSUs will be forfeited, and no shares will be earned, if growth in AIG’s adjusted earnings per share falls below a minimum or “threshold” level over a two-year performance period. Twenty-five percent of Performance RSUs granted will be earned if performance is at the “threshold” level, 100 percent will be earned if performance is within a “target” corridor of performance and 150 percent will be earned if performance is at or above the “maximum” level, with amounts determined on a straight-line basis between “threshold”, “target” and “maximum” levels.

Vesting. Performance RSUs earned under the Partners Plan at the end of each two-year performance period will be converted to time-vested RSUs and will vest in two equal installments promptly after the fourth and sixth anniversaries of the first day of the performance period. Any unvested Performance RSUs generally will be forfeited if the participant ceases employment with AIG. In implementing the Partners Plan in 2006, the Committee decided to revise the vesting schedule from vesting in three equal installments promptly after the fourth, eighth and twelfth anniversaries of the first day of the performance period. The Committee believed that the revised vesting schedule would better promote Partner retention, because of competitive market practice.

Awards in 2006. The Committee granted two series of Performance RSUs in 2006: Performance RSUs with a 2006-2007 performance period (2006 Performance RSUs) and Performance RSUs with a 2007-2008 performance period (2007 Performance RSUs). The grant of the 2006 Performance RSUs was designed to move to overlapping performance periods from a historic practice of sequential periods, and grant levels were designed to be one-half of the expected grant levels going forward. The Committee expects to grant Partners Plan awards during the first quarter of each performance period but concluded that granting the 2007 Performance RSUs early served an important retention purpose. The 2007 grant did not affect AIG’s compensation expense in 2006.

In May 2006, the Committee established performance goals for both 2006 and 2007 Performance RSUs. In establishing these goals, AIG management recommended that “target” levels be long- term aspirational in nature, with the expectation that once established, such “target” levels would change infrequently rather than on a regular basis. With this expectation in mind, the Committee established a target performance corridor of 10 percent to 12 percent growth in AIG’s adjusted earnings per share for 2006 and 2007 Performance RSUs. These targets are disclosed in the limited context of AIG’s compensation programs and should not be understood to be estimates of future results or other guidance. AIG specifically cautions investors not to apply these targets to other contexts.

2005-2006 Deferred Compensation Profit Participation Plan. The Partners Plan is the successor plan to the AIG 2005-2006 Deferred Compensation Profit Participation Plan (DCPPP), which was modeled on plans provided by SICO from 1975 through 2004. The DCPPP provided for the contingent allocation of a fixed number of shares to each participant, issuable as time-vested RSUs, if AIG’s cumulative adjusted earnings per share for 2005 and 2006 exceeded that for 2003 and 2004. Cumulative adjusted earnings per share for 2005 and 2006 exceeded that for the prior period, and participants in the DCPPP have been granted time-vested RSUs with respect to each unit of participation in the plan. The number of shares granted per unit varies based on the number of units a participant was granted, and participants with at least 1,000 units in the DCPPP (including the named executives) were awarded 16 shares per unit.

For participants with at least 1,000 units in the DCPPP, 75 percent of the RSUs granted in 2007 will vest and be delivered only on retirement after reaching age 65. The remaining 25 percent will vest and be delivered 10 percent in 2009, 10 percent in 2010 and 5 percent in 2015. In addition, if a recipient at this level of participation is employed by AIG at the end of 2013 and has not yet reached age 65, he or she will be granted additional RSUs equal to 20 percent of the RSUs originally granted. These additional RSUs will vest and be delivered only on retirement after reaching age 65.

Long-term performance cash awards granted under the Senior Partners Plan. The Committee grants participants in the Senior Partners Plan units that determine their share of an aggregate incentive pool (referred to as Senior Partner Units). The aggregate incentive pool for each year is based on a weighted average of the growth in AIG’s adjusted book value over a three-year period, determined by multiplying percentage growth in adjusted book value per share during each year by adjusted book value at the beginning of the year. Accordingly, the Senior Partners Plan provides long-term incentive compensation based on factors that are not share price-related.

Initially, up to 0.85 percent of the yearly growth in AIG’s adjusted book value is available for the incentive pool under the Senior Partners Plan. This amount was determined, based on projections, as producing comparable benefits to the investment opportunity previously provided by Starr. A maximum of 30,000 Senior Partner Units are available for awards to Senior Partners each year. The value per Senior Partner Unit at the end of each year is determined by dividing 0.85 percent of the weighted-average growth in book value for the three-year period then ending by 30,000.

Senior Partners also participate in the Partners Plan and therefore are aligned with the Partners in achieving the performance targets of that plan. In addition, no value will be earned under the Senior Partners Plan for the performance period ending in any year in which the Partners Plan does not meet its minimum threshold requirements. As a result, there will not be a year in which Senior Partners accrue compensation under the Senior Partners Plan, but Partners do not earn RSUs under the Partners Plan. Continued participation in the Senior Partners Plan is evaluated by the Committee each year based on each Senior Partner’s level of performance and accountability, but significant year-to-year variability is not expected.

Vesting. The value accrued in respect of each Senior Partner Unit is deferred and will be paid in cash in two equal installments promptly after the fourth and sixth anniversaries of the beginning of the final year of a performance period. Any unvested Senior Partner Units generally will be forfeited if the participant ceases employment with AIG. As with the Partners Plan, in implementing the Senior Partners Plan in 2006, the Committee determined to revise the vesting schedule from vesting in three equal installments promptly after the fourth, eighth and twelfth anniversaries of the beginning of the final year of the performance period.

Amounts earned in 2006. Participants earned $3,305 per Senior Partner Unit under the Senior Partners Plan for the performance period ending in 2006, payable in accordance with the schedule described above.

Indirect Compensation Components

Retirement benefits. AIG provides a number of retirement benefits to eligible employees, including both traditional pension plans (called defined benefit plans) and contribution plans (such as 401(k) plans).

Defined benefit plans. AIG’s defined benefit plans include a tax-qualified pension plan, the Excess Retirement Income Plan and the Supplemental Executive Retirement Plan (SERP). Each of these plans provide for a yearly benefit based on years of service and the employee’s salary over a three-year period. The Excess Retirement Income Plan is designed to pay the portion of the benefit under the tax-qualified plan that is not payable under that plan due to restrictions imposed by the Code. The SERP provides for a different, generally higher benefit to a small number of key employees selected by the Board, but this benefit is offset by payments under the tax-qualified plan and the Excess Retirement Income Plan. These plans and their benefits are described in greater detail in “Post- Employment Compensation—Pension Benefits”. AIG believes that these plans provide substantial retention and competitive advantages.

Mr. Sullivan also participated in AIG’s United Kingdom pension plan during his years of service in the United Kingdom, as described in greater detail in “Post-Employment Compensation—Pension Benefits”.

Defined contribution plans. AIG’s defined contribution plans include a tax-qualified plan (401(k)), the Supplemental Incentive Savings Plan (SISP) and the Executive Deferred Compensation Plan (EDCP). The 401(k) plan and the SISP, which is designed to allow “highly compensated” employees to defer up to an additional $11,500 of annual compensation on a basis that is not tax-qualified, allow participants to receive credited earnings based on the returns of externally managed mutual funds among which participants may choose. Designated key employees may also participate in the EDCP, under which participants may defer higher amounts and receive credited earnings based on the returns of a different, smaller set of externally managed mutual funds. These plans are described in greater detail in “Post-Employment Compensation—Nonqualified Deferred Compensation”. AIG matches participants’ contributions to the 401(k) plan up to the annual maximum contribution limit of $15,400, but does not otherwise provide matching contributions to the SISP or the EDCP.

Mr. Tse participates in a different defined contribution plan in connection with his years of service in Hong Kong, as described in greater detail in “Post-Employment Compensation—Nonqualified Deferred Compensation”.

Perquisites. To facilitate the performance of their management responsibilities, AIG provides certain key employees with automobile allowances and parking, financial and tax planning and club memberships and recreational opportunities.

As a result of recommendations in independent third-party security studies, AIG’s Board policy requires Mr. Sullivan, his spouse and his children under the age of 18 to use corporate aircraft for personal travel. In addition, AIG’s Board has determined to provide Mr. Sullivan with a dedicated automobile and driver and has provided security enhancements for Mr. Sullivan’s home, both as the result of an outside security review. In addition, AIG provides Mr. Tse with an automobile and driver and pays a portion of his living expenses, consistent with benefits AIG provides to certain other senior executives living in Hong Kong.

AIG has not historically had a formal perquisite policy, although the Committee reviewed perquisites for AIG’s key employees in 2006. AIG believes the perquisites are reasonable in comparison to those typically provided by peer companies and that perquisites constitute a small component of total compensation for each named executive. The Committee intends to review AIG’s practice and consider the establishment of a more formalized perquisite policy in 2007.

Welfare benefits. AIG senior executives participate in the same broad-based health, life, and disability benefit programs as its other employees.

Termination benefits and policies. AIG provides limited severance benefits to its senior executives, including the named executives.

Employment agreements and executive severance plan. Before 2005, AIG generally had not entered into employment agreements or granted severance protection other than in connection with acquisitions. In connection with the promotions of Messrs. Sullivan and Bensinger in March 2005, the Committee negotiated an employment agreement with each executive. These agreements have fixed, three-year terms (expiring March 13, 2008) and provide for assurances as to position and responsibility, the structure of compensation for the term of the agreement and, in specified circumstances, severance payments. In light of the circumstances, the Committee also believed it was important to restrict the executives’ ability to compete with AIG on any separation during the three- year term of the agreements, and the agreements contain non-competition and non-solicitation covenants.

The Committee also established an Executive Severance Plan that provides severance payments and benefits to approximately 200 AIG employees, including Messrs. Tse, Sandler and Neuger. Like the employment agreements, this plan has a three-year term.

To be eligible for severance, whether under individual employment agreements or under the Executive Severance Plan, employees must execute a release of claims and comply with non- competition and non-solicitation covenants. For the payments and benefits payable to each named executive under the employment agreements or plan in the event of termination, see “Potential Payments on Termination”. The Committee is currently reviewing its severance arrangements in light of their expiration in 2008.

Termination and retirement provisions in long-term awards. Although the employment agreements for Mr. Sullivan and Mr. Bensinger and the Executive Severance Plan provide severance protection, no similar protection applies to long-term compensation. As a result, unvested equity-based awards, SICO benefits and awards under the DCPPP, the Partners Plan and the Senior Partners Plan generally will be forfeited on termination of employment before normal retirement (unless the Committee determines otherwise). With the approval of the Committee or the Board, outstanding vested options generally may be exercised for three months after a termination of employment before normal retirement, but only to the extent that those options were exercisable as of the termination date.

AIG’s normal retirement age is 65. For employees who retire after reaching normal retirement age, time-vested equity-based awards will generally vest upon retirement. Additionally, earned but unvested SICO benefits and earned but unvested awards under the DCPPP, the Partners Plan and the Senior Partners Plan will generally vest and be delivered shortly thereafter. For employees who retire during a performance period under the Partners Plan or the Senior Partners Plan, a pro-rated portion of the award that is ultimately earned will vest at the end of the performance period.

No change-in-control benefits. None of AIG’s compensation components has a change-in-control trigger. AIG’s equity plans and the Senior Partners Plan do not accelerate vesting on a change-in- control, and AIG’s executive employment agreements and severance plan do not provide for special severance or similar rights as a result of a change in control. However, payments owed to an employee on termination may be subject to an additional “golden parachute” excise tax under the Code if they follow a change-in-control of AIG. Mr. Sullivan’s and Mr. Bensinger’s employment agreements provide that, if any payments or benefits are subject to this excise tax, AIG will increase the payment or benefit so that the executive is not affected by the tax.

Other Factors Affecting Compensation

Stock ownership guidelines. AIG has historically not had formal share ownership guidelines. In light of the structure of AIG’s former compensation arrangements, senior executives generally had interests in AIG stock that exceed customary share ownership guidelines.

Adjustment or recovery of awards upon restatement of financial results. AIG’s new compensation framework reserves discretion for the Committee to adjust earned compensation for a restatement of financial results. Both the Partners Plan and the Senior Partners Plan provide that the Committee can adjust outstanding awards for any restatement of financial results. The Senior Partners Plan specifically notes that adjustments may take into account the fact that prior vested awards may have been overpaid. No misconduct on the part of a participant is required for the Committee to exercise this authority. Because of the vesting periods, a substantial amount of each Senior Partner’s compensation is subject to these provisions.

AIG’s compensation framework also provides the Committee with specific authority to cancel certain awards if an employee engages in misconduct. Outstanding RSUs, including Performance RSUs granted under the Partners Plan, may be cancelled if an employee engages in any conduct detrimental to AIG, including any violation of applicable securities laws, any violation of any AIG policy concerning confidential or proprietary information and any disparagement of AIG.

Process for Compensation Decisions

The Compensation and Management Resources Committee determines the compensation of Mr. Sullivan, and the Board approves or ratifies the amounts to be awarded to him. Based on Mr. Sullivan’s recommendation, the Committee reviews and approves the compensation of the other key employees under its purview, which includes all of the other named executives. Eighteen employees are currently under the Committee’s purview. The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for key employees and oversees AIG’s management development and succession planning programs.

Independent consultant. To provide independent advice, the Committee has used the services of Frederic W. Cook & Co. since 2005. The Cook firm has advised the Committee that the design and operation of compensation programs reflect a pay-for-performance compensation philosophy that is reasonable and competitive with companies in the financial services industry. Frederic W. Cook & Co. does not provide any other services to AIG or its management except with respect to director compensation.

Consideration of competitive compensation levels. In reviewing compensation decisions over the year and in making decisions about the compensation of the named executives, the Committee is provided with competitive market information. As a general matter, the Committee intends to position salary in a reasonable range around the market median. However, the Committee intends that total direct compensation opportunities, including Partners Plan and Senior Partners Plan awards, will be at or above the 75th percentile of the relevant market, based on achieved performance.

For compensation purposes, the Committee currently considers a competitor group of ten financial companies that is broader than the group of peer insurance companies used in AIG’s Annual Report on Form 10-K. During 2006, the Committee also considered a competitor group of ten large non-financial companies. The two groups are listed below:

Financial Companies

Allstate
American Express
Bank of America
Citigroup
HSBC Holdings
JPMorgan Chase
MetLife
Prudential Financial
St. Paul Travelers
Wells Fargo

Non-Financial Companies

Altria Group
Coca-Cola
General Electric
IBM
Johnson and Johnson
PepsiCo
Pfizer
Procter and Gamble
Verizon
Wal-Mart Stores

At the recommendation of the Cook firm, the Committee determined to remove the non-financial competitor group for 2007 because the different pay practices exhibited by financial companies compared to non-financial companies made competitive comparisons against the financial companies more relevant. The Committee believes that its current peer group provides an appropriate cross- section of industry and human-resource competitors with the global scope, market capitalization and operational complexity of AIG and with comparable compensation practices.

Consideration of prior years’ compensation. The cumulative amounts realizable from prior years’ equity-based and other long-term awards generally are not considered in determining the amount or the components of current year compensation. The Committee and AIG management believe that this approach is most consistent with the goal of motivating strong performance in each year by enabling key employees to continue to earn competitive compensation in exchange for achievement of annual and long-term financial and market goals.

Compensation Decisions for 2006

The Committee has historically made compensation decisions for each year at its December meeting. As a result of the implementation of the new compensation framework and the requirements of the new EIP, the Committee made compensation decisions throughout the year in 2006. Over time, the Committee expects to transition to making most compensation decisions for key employees, including the named executives, in the first quarter of the following year.

Changes in direct annual compensation in 2006. The following supplemental table shows the changes from 2005 to 2006 in the amount of direct compensation from each component awarded to each named executive.

Direct Annual Compensation Decisions for 2006

Name	Year	Salary Rate (Year-end)	Cash Bonus (Year-end plus quarterly)	Option Award (# of AIG shares)		Performance Restricted Stock Award (# of AIG shares)		Senior Partner Units Awarded
				Mid-year	Year-end	2005-2006 DCPPP	2006 Partners Plan
Martin J. Sullivan	2006	$1,000,000	$10,125,000	—	175,000	—	19,200	2,000
	2005	$1,000,000	$6,786,875	50,000	86,575	64,000	—	1,750
Steven J. Bensinger	2006	$750,000	$3,250,000	—	51,500	—	9,600	1,000
	2005	$750,000	$2,239,750	40,000	29,590	32,000	—	625
Edmund S.W. Tse	2006	$849,729	$1,838,455	—	60,000	—	19,200	1,750
	2005	$849,729	$1,558,500	55,000	60,000	64,000	—	1,750
Robert M. Sandler	2006	$480,000	$988,750	—	35,000	—	12,000	1,125
	2005	$460,000	$818,750	30,000	35,000	40,000	—	1,125
Win J. Neuger	2006	$942,000	$1,613,000	—	60,000	—	16,320	875
	2005	$942,000	$1,108,000	50,000	60,000	54,400	—	875

Performance objectives. Based on recommendations from Mr. Sullivan, the Committee established annual performance objectives for 2006. The objectives pertained to financial performance (based on growth in adjusted net income and return on equity, both in absolute terms and relative to competitors); articulation of business strategy; relationships with clients, producers and regulatory bodies; diversity; and organization management. The Committee determined not to establish a particular formula for evaluating performance, and the objectives were not weighted. The Committee concluded that AIG would be best served with a discretionary approach in light of the fact that the long-term incentive components of its new compensation program are formula-based.

The Committee evaluated the performance of AIG and its key employees against these objectives at its December meeting based on preliminary results, made year-end salary decisions and option grants at that time and made recommendations for 2006 annual bonuses. These recommendations were reviewed by the Board at its meeting in January 2007. The Committee made final bonus decisions based on an evaluation of actual 2006 results for the named executives and other EIP participants in March 2007. In the case of Mr. Sullivan, these decisions were subject to ratification by the Board, which occurred at the Board’s meeting on March 14, 2007.

The Committee concluded that 2006 was an excellent year for AIG—in terms of both the challenges met and the goals accomplished. In particular, under Mr. Sullivan’s leadership, the management team increased net income to a record $14.05 billion, an increase of 34.1 percent over 2005; increased return on equity to 15.26 percent; grew book value per share from $33.24 to $39.09; made significant progress in capital management, allowing AIG’s announcement of a new dividend policy and share repurchase program in early 2007; and continued to improve AIG’s financial control environment, providing greater transparency in AIG’s financial disclosures.

Base salaries. The Committee considered salary levels of the named executives at year-end, and salary levels generally remained at 2006 levels. Mr. Sandler’s salary was increased by approximately 4 percent for 2007.

Cash bonuses. Based on AIG’s excellent results in 2006, the Committee awarded Mr. Sullivan cash bonuses of $10,125,000 and, based on his recommendation, awarded the other named executives the bonus amounts set forth in the 2006 Direct Annual Compensation Table (including quarterly bonus payments over the year).

Awards to Messrs. Sullivan and Bensinger took into account target performance-based compensation values set under their employment agreements. For 2006, Mr. Sullivan’s target performance- based bonus was $5,000,000. The Committee awarded Mr. Sullivan a year-end performance-based bonus of $9,000,000 in recognition of AIG’s excellent financial results for the year and Mr. Sullivan’s leadership in achieving AIG’s non-financial objectives in such areas as implementation of the strategic business plan and strengthening relationships with regulators, investors and customers. Together with $1,125,000 in quarterly bonuses required by his employment agreement, Mr. Sullivan’s 2006 bonuses totaled $10,125,000.

For 2006, Mr. Bensinger’s target performance-based bonus was $1,400,000. Based on Mr. Sullivan’s recommendation, the Committee awarded Mr. Bensinger a year-end performance-based bonus of $2,500,000, also in recognition of AIG’s excellent financial results as well as Mr. Bensinger’s contributions to AIG’s financial and non-financial goals and his level of responsibility within AIG. Together with $750,000 in quarterly bonuses required by his employment agreement, Mr. Bensinger’s 2006 bonuses totaled $3,250,000. Messrs. Sullivan’s and Bensinger’s employment agreements retain the same target performance-based bonus amounts for 2007.

Time-vested grants of stock options. Mr. Sullivan’s year-end option award increased from 86,575 shares in 2005 to 175,000 shares in 2006. The Committee increased Mr. Sullivan’s option award over the amount called for under his employment agreement pursuant to the allocation of incentive value for 2006 in recognition of his strong performance for the year and the fact that historically he has received relatively small option awards.

Year-end option awards in 2006 for the other named executives were largely consistent with 2005 year-end options awards. However, Mr. Bensinger’s year-end option award increased from 29,590 shares in 2005 to 51,500 shares in 2006 as called for under his employment agreement pursuant to the allocation of incentive value for 2006.

The Committee traditionally makes determinations with respect to option awards to the named executives as part of the year-end review process. In September 2005, the Committee determined that an additional, mid-year equity-based award should be granted to employees who received year-end equity-based awards in 2004 to assist in retention and to provide a direct incentive to focus on shareholder value during that time. This mid-year grant was not repeated in 2006.

Performance RSUs granted under the Partners Plan. On the recommendation of Mr. Sullivan, the Committee based the grant of 2006 Performance RSUs on the named executives’ participation in the DCPPP, the predecessor to the Partners Plan. The 2006-2007 performance period is a transition period designed to begin the yearly grant process. Therefore, the Committee granted 2006 Performance RSUs equal to one-half of the expected level of ongoing Partners Plan grants (or one-quarter of the DCPPP grants).

In 2006, the Committee also granted 2007 Performance RSUs under the Partners Plan. These Performance RSUs were granted early for retention purposes, but they are not considered part of 2006 compensation. The grants of both the 2006 Performance RSUs and the 2007 Performance RSUs are set forth in “2006 Grants of Plan-Based Awards”.

In addition, in 2006 Mr. Bensinger was granted 23,780 time-vested RSUs in satisfaction of provisions of his employment agreement. See “2006 Compensation—Employment Agreements”.

Long-term performance cash awards granted under the Senior Partners Plan. As described above, continued participation in the Senior Partners Plan is evaluated each year based on each Senior Partner’s level of performance and accountability, but substantial year-to-year variability is not expected. The Committee considered participation for awards for 2007 (the 2005-2007 performance period) at the end of 2006. Mr. Sullivan’s Senior Partner Units were increased from 1,750 to 2,000 for 2007 in recognition of the fact that no increase was made at the time of his promotion to CEO in 2005. Mr. Bensinger’s Senior Partner Units were increased from 625 to 1,000 for 2007 in recognition of his strong contributions to overall AIG performance.

Conclusion

AIG’s compensation framework is designed to retain and motivate key employees and to reward them for outstanding performance. AIG believes that the framework accomplished these objectives during its first full year of operation, that 2007 will build on this momentum and that this compensation framework will continue to reinforce the alignment of employee and shareholder interests in the years to come.

2006 COMPENSATION

Summary Compensation Table

The following tables contain information with respect to AIG’s Chief Executive Officer, Chief Financial Officer and three other most highly paid executive officers. This presentation differs substantially from the manner in which AIG’s Compensation and Management Resources Committee administers the compensation of key employees. Please see the Compensation Discussion and Analysis for additional detail regarding the Committee’s compensation philosophy, practices and 2006 compensation decisions.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value(5)	All Other Compensation (6)	Total
Martin J. Sullivan	2006	$1,000,000	$10,125,000	$1,370,657	$1,916,232	$5,838,656	$275,701	$703,432	$21,229,678
President and Chief Executive Officer
Steven J. Bensinger	2006	$750,000	$3,250,000	$757,690	$617,358	$2,093,078	$108,143	$18,323	$7,594,592
Executive Vice President and Chief Financial Officer
Edmund S.W. Tse	2006	$849,729	$1,838,455	$3,729,295	$3,354,527	$5,860,619	$0	$193,060	$15,825,685
Senior Vice Chairman— Life Insurance
Robert M. Sandler	2006	$460,769	$988,750	$3,529,625	$1,023,798	$3,767,540	$106,960	$83,444	$9,960,886
Executive Vice President— Domestic Personal Lines
Win J. Neuger	2006	$942,000	$1,613,000	$1,499,042	$1,519,196	$2,930,309	$252,127	$33,070	$8,788,744
Executive Vice President and Chief Investment Officer

(1)	This column represents (1) annual performance cash bonuses and (2) payments under AIG’s quarterly bonus program.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes in 2006 (without regard to any estimate of forfeiture related to service-based vesting conditions) of outstanding stock-based awards under the 2002 Stock Incentive Plan, the Partners Plan, the DCPPP and the SICO plans. These plans are described in “2006 Grants of Plan-Based Awards”. The amount recognized for these awards was calculated using the assumptions described in Note 14 of the Notes to Consolidated Financial Statements included in AIG’s audited Consolidated Financial Statements in AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. See the Stock and Option Compensation table below for additional detail regarding the amounts recognized in this column.

(3)

This column represents the dollar amount recognized for financial statement reporting purposes in 2006 (without regard to any estimate of forfeiture related to service-based vesting conditions) of options granted from 2002 to 2006 under AIG’s 1999 Stock Option Plan. The amount recognized for these awards was calculated based on AIG’s binomial option-pricing model, using the assumptions described in Note 14 of the Notes to Consolidated Financial Statements included in AIG’s audited Consolidated Financial Statements in AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. See the Stock and Option Compensation table below for additional detail regarding the amounts recognized in this column.

(4)

This column represents (1) long-term cash performance awards earned but unvested under the Senior Partners Plan and (2) quarterly cash payments under previously earned (but unvested) Senior Partners Plan awards. The Senior Partners Plan is described in “2006 Grants of Plan-Based Awards”.

(5)

This column represents the total change in 2006 of the actuarial present value of the accumulated benefit under all of AIG’s defined benefit and actuarial pension plans. These plans are described in “Post-Employment Compensation—Pension Benefits”.

(6)

This column includes the incremental costs of perquisites and benefits, life insurance premiums paid by AIG for the benefit of the named executives and matching contributions by AIG under its 401(k) plan and the defined contribution plan in which Mr. Tse participates in Hong Kong. These matching contributions include the following amounts: Sullivan—$15,400; Bensinger—$4,400; Tse—$86,965; Sandler—$15,400; and Neuger—$15,400. See the Perquisites and Benefits table below and “Nonqualified Deferred Compensation” for additional detail regarding the amounts in this column.

The amount for Mr. Sandler also includes $43,644 in fees paid in 2006 as compensation for services to 21st Century Insurance Group, a majority-owned subsidiary of AIG.

Detail regarding amounts recognized for stock and option awards. The amounts recognized for stock and option awards in the Summary Compensation Table are aggregate amounts that relate to annual accruals for multiple stock-based and option-based awards to each named executive. In the case of stock awards, AIG recognized expenses in 2006 relating to the named executives’ 2006 Performance RSUs under the Partners Plan (granted by AIG in 2006), DCPPP units (granted by AIG in 2005) and shares contingently allocated under the SICO plans (granted by SICO in years prior to 2005). For Mr. Bensinger, the expenses in 2006 relating to stock awards also included the time-vested RSUs granted to him in 2006. See “Employment Agreements”.

In the case of option awards, AIG recognized expenses in 2006 relating to the named executives’ outstanding unvested options granted by AIG in 2006 and prior years.

The Stock and Option Compensation table that follows provides additional detail regarding the amounts recognized in this column.

Stock and Option Compensation

Name	Stock Awards					Option Awards
	Partners Plan (2006)	DCPPP (2005)	SICO plans (before 2005)	Total		Granted in 2006	Granted before 2006	Total
Martin J. Sullivan	$131,128	$501,530	$737,999	$1,370,657		$86,042	$1,830,190	$1,916,232
Steven J. Bensinger	$65,564	$244,427	$77,568	$757,690	(1)	$25,321	$592,037	$617,358
Edmund S.W. Tse	$567,195	$3,162,100	$0	$3,729,295		$1,416,000	$1,938,527	$3,354,527
Robert M. Sandler	$235,434	$1,129,323	$2,164,868	$3,529,625		$63,538	$960,260	$1,023,798
Win J. Neuger	$111,459	$490,150	$897,433	$1,499,042		$29,500	$1,489,696	$1,519,196

(1)	Includes $370,131 for expenses recognized in 2006 relating to time-vested RSUs granted in 2006.

Perquisites, Benefits and Transactions with Officers. The following table details the incremental cost to AIG of perquisites received by each of the named executives.

Perquisites and Benefits

Name	Personal Use of Corporate Aircraft(1)	Personal Use of Car Service/Car Allowance/Parking(2)	Financial and Tax Planning	Personal Use of Club Memberships and Recreational Opportunities	Housing, Home Security and Other Living Expenses(3)	Total
Martin J. Sullivan	$257,498	$135,014	$12,500	$0	$278,250	$683,262
Steven J. Bensinger	$0	$5,433	$7,500	$0	$0	$12,933
Edmund S.W. Tse	$0	$50,849	$7,500	$7,277	$37,883	$103,509
Robert M. Sandler	$0	$15,910	$7,500	$0	$0	$23,410
Win J. Neuger	$3,747	$5,433	$7,500	$0	$0	$16,680

(1)

The named executives’ personal use of corporate aircraft is calculated based on the aggregate incremental cost of the flight to AIG. Aggregate incremental cost is calculated based on a cost-per- flight-hour charge developed by a nationally recognized and independent service. The cost-per-flight-hour charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, airport fees and assessments, crew expenses and in-flight supplies and catering. In addition, the flight-hour charge also reflects an allocable allowance for maintenance and engine restoration.

(2)

For Messrs. Sullivan and Tse, who are provided with a dedicated car and driver, car use reflects an allocated portion of the annual lease valuation of the assigned car, annual driver compensation, fuel and maintenance. Although AIG provides this benefit to enhance the security and efficient travel of Messrs. Sullivan and Tse, SEC rules require that costs of commuting and other uses not directly and integrally related to AIG’s business be disclosed as compensation to the executive. Because AIG does not track car use in this way, 100 percent of the preceding costs have been allocated to compensation for days that Mr.

Sullivan and Mr. Tse were locally based. For the other named executives, the incremental cost for car-related perquisites represents AIG’s direct expenditures.

(3)

Incremental costs related to financial and tax planning and to housing, home security and other living expenses represent AIG’s direct expenditures. The amount shown for Mr. Sullivan represents fixed home security expenses incurred in 2006 as a result of implementing the recommendations of independent third-party security studies.

In connection with the employment and relocation to New York of Mr. Frank G. Wisner, an executive officer, in 1997, AIG paid certain expenses involved with his purchase of a cooperative apartment and has provided credit support for his mortgage.

AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries and their directors and officers. The premium for this policy for the year ending May 24, 2007 was approximately $23.9 million.

2006 Grants of Plan-Based Awards

In 2006, AIG granted performance-based awards under four plans: the 1999 Stock Option Plan, the 2002 Stock Incentive Plan, the Partners Plan and the Senior Partners Plan.

Options. AIG provides part of its long-term compensation through time-vested option grants. All options for each of the named executives have four-year pro rata vesting and an exercise price equal the closing sale price of AIG Common Stock on the NYSE on the date of grant. Option grants generally are limited to Senior Partners.

Restricted Stock Units. AIG provides part of its long-term compensation to key employees (other than Senior Partners) through grants of time-vested Restricted Stock Units. On occasion, time- vested RSUs may be used to provide additional compensation to the named executives. In 2006, Mr. Bensinger was granted time-vested RSUs in satisfaction of provisions of his employment agreement. See “Employment Agreements”.

Partners Plan. The Partners Plan operates for successive overlapping two-year performance periods. The first performance period is January 1, 2006 through December 31, 2007. Participants earn performance-based restricted stock units (Performance RSUs) that entitle them to receive shares of AIG Common Stock based on the average of the percentage increase of AIG’s adjusted diluted earnings per share for the first year of the performance period over the prior year and the percentage increase of AIG’s adjusted diluted earnings per share for the second year of the performance period over the first year relative to pre-established goals and ranges established by the Committee at the start of the period. The number of Performance RSUs that can be earned at the end of each period ranges from 0 to 150 percent of the Partners Plan’s target award.

Earned Performance RSUs vest in two equal installments promptly after the fourth and sixth anniversaries of the first day of the relevant performance period. Thus, the value of the units for the first performance period will be vested and paid out in 2010 and 2012 if the conditions to receipt are satisfied. Any unvested Performance RSUs generally will be forfeited if the participant ceases employment with AIG before reaching age 65. Unvested Performance RSUs pay no dividends until vesting.

In 2006, AIG granted two performance cycles of Partners Plan awards: the 2006-2007 performance period (2006 Performance RSUs) and the 2007-2008 performance period (2007 Performance RSUs). The Committee generally expects to grant Partners Plan awards during the first quarter of each performance period but concluded that announcing the 2007 Performance RSU grant early, during 2006, served an important retention purpose. The early grant of 2007 Performance RSUs does not affect the operation of the awards; performance and vesting operate in the same way as if the awards had been granted in 2007.

Senior Partners Plan. The Senior Partners Plan operates for successive overlapping three-year performance periods. The first performance period was January 1, 2004 through December 31, 2006. Participants are granted Senior Partner Units that entitle them to receive deferred cash awards based on a weighted average of the annual growth in AIG’s adjusted book value per share during the performance period. However, no awards will be earned under the Senior Partners Plan for a performance period if Partners Plan awards are not earned at least at the threshold level for the performance period ending in the same year.

Earned Senior Partner Units vest and will be paid in two equal installments promptly after the fourth and sixth anniversaries of the first day of the final year of the performance period. Thus, the value of the units for the first performance period will be paid out in 2010 and 2012 if the conditions to receipt are satisfied. Any unvested Senior Partner Units generally will be forfeited if the participant ceases employment with AIG before reaching age 65. The plan also provides for a quarterly cash payment on previously earned (but unvested) amounts based upon a formula relating to the cash dividends paid on AIG Common Stock.

Executive Incentive Plan. The Partners Plan and Senior Partners Plan operate under AIG’s Executive Incentive Plan, which establishes an overall formula for the maximum value of performance- based awards that can be earned by participants from all plans (other than the 1999 Stock Option Plan). The EIP is described in the Compensation Discussion and Analysis and operates as an additional performance condition on awards under these plans.

Total 2006 Grants. The following table details all equity-based and non-equity plan-based awards granted to each of the named executives.

2006 Grants of Plan-Based Awards

Name	Grant Date	Plan Units	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (# of AIG Shares)(2)			All Other Stock Awards (# of AIG Shares)	All Other Option Awards (# of AIG Shares)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
				Threshold	Target	Maximum
Martin J. Sullivan
2006 Performance RSUs	06/26/06			4,800	19,200	28,800				$1,629,504
2007 Performance RSUs	06/26/06			9,600	38,400	57,600				$3,259,008
Senior Partners Plan 2006 Grant	12/11/06	2,000	$7,025,667
2006 Options	12/11/06							175,000	$71.00	$4,130,000
Steven J. Bensinger
2006 Performance RSUs	06/26/06			2,400	9,600	14,400				$814,752
2007 Performance RSUs	06/26/06			4,800	19,200	28,800				$1,629,504
Senior Partners Plan 2006 Grant	12/11/06	1,000	$3,512,833
2006 Options	12/11/06							51,500	$71.00	$1,215,400
2006 RSUs	01/06/06						23,780(4)			$1,615,138
Edmund S.W. Tse
2006 Performance RSUs	06/26/06			4,800	19,200	28,800				$1,695,744
2007 Performance RSUs	06/26/06			9,600	38,400	57,600				$3,391,488
Senior Partners Plan 2006 Grant	12/11/06	1,750	$6,147,458
2006 Options	12/11/06							60,000	$71.00	$1,416,000
Robert M. Sandler
2006 Performance RSUs	06/26/06			3,000	12,000	18,000				$1,048,500
2007 Performance RSUs	06/26/06			6,000	24,000	36,000				$2,097,000
Senior Partners Plan 2006 Grant	12/11/06	1,125	$3,951,938
2006 Options	12/11/06							35,000	$71.00	$826,000
Win J. Neuger
2006 Performance RSUs	06/26/06			4,080	16,320	24,480				$1,385,078
2007 Performance RSUs	06/26/06			8,400	33,600	50,400				$2,851,632
Senior Partners Plan 2006 Grant	12/11/06	875	$3,073,729
2006 Options	12/11/06							60,000	$71.00	$1,416,000

(1)

The amounts that will be earned under the Senior Partners Plan for performance periods ending in the future cannot be determined at this time. Amounts shown for the Senior Partners Plan 2006 Grant represent the amounts that would be earned if performance for 2006 were repeated for 2007. These amounts are shown for purposes of illustration only.

(2)

Amounts shown represent the Performance RSUs that will be earned if the average of the percentage increase of adjusted earnings per share meets the Partners Plan threshold, target and maximum performance goals, as indicated. The amount of Performance RSUs earned for performance between threshold and target levels and between target and maximum levels is determined on a straight-line basis.

(3)

Amounts shown represent the grant date fair values in accordance with FAS 123R of grants of Performance RSUs under the Partners Plan, time-vested options under the 1999 Stock Option Plan and time-vested RSUs under the 2002 Stock Incentive Plan.

Performance RSUs granted under the Partners Plan do not pay dividends. The grant date fair values reported for 2006 and 2007 Performance RSUs reflect a reduction for the expected value of dividend payments that are foregone during the portion of the vesting period before the named executive’s 65th birthday (when participants in the Partners Plan become eligible to receive earned but unvested Performance RSUs upon retirement). Mr. Tse has reached age 65, and Mr. Sandler will reach age 65 before the end of the vesting period relating to both 2006 and 2007 Performance RSUs. As a result, the grant date fair value per Performance RSU for 2006 and 2007 is higher for these named executives. The grant date fair values per Performance RSU for 2006 and 2007 for the named executives are: Sullivan—$56.58; Bensinger—$56.58; Tse—$58.88; Sandler—$58.25; and Neuger—$56.58.

Additionally, because the number of Performance RSUs that will be earned under the Partners Plan depends on AIG’s performance, there is a not a single grant date fair value for each named executive’s grant of 2006 and 2007 Performance RSUs. The amounts shown represent the total grant date fair values of the Performance RSUs that will be earned by the named executive for performance at the maximum level under the Partners Plan for 2006 and 2007 Performance RSUs. The total grant date fair values of the Performance RSUs that are actually earned by the named executives may be lower depending on performance under the Partners Plan for 2006 or 2007 Performance RSUs, and Performance RSUs will be forfeited if performance falls below the threshold level.

Time-vested options granted under the 1999 Stock Option Plan are valued using AIG’s binomial option pricing model. The grant date fair value per option for 2006 options granted to the named executives is $23.60.

Time-vested RSUs under the 2002 Stock Incentive Plan do not pay dividends. The grant date fair value reported for 2006 RSUs granted to Mr. Bensinger reflects a reduction for the expected value of dividend payments that are foregone during the vesting period. The grant date fair value per RSU for 2006 RSUs granted to Mr. Bensinger is $67.92.

(4)

Time-vested RSUs with respect to 23,780 shares of AIG Common Stock were awarded to Mr. Bensinger on January 6, 2006 in lieu of additional age and service credits in connection with his participation in AIG’s Supplemental Executive Retirement Plan. These RSUs will vest and be delivered promptly after the fourth anniversary of the grant date. See “Employment Agreements”.

The market value of the shares of AIG Common Stock underlying this award of RSUs ($1,667,215) was previously disclosed in the Summary Compensation Table as compensation to Mr. Bensinger in 2005. Because the grant date fair value of this award reflects a reduction for the expected value of dividend payments that are foregone during the vesting period, the amount reported in the table is less than the amount disclosed in the Summary Compensation Table in 2005.

Employment Agreements

Historically, AIG has provided only limited assurance as to yearly compensation. In March 2005, Mr. Sullivan was promoted to AIG President and Chief Executive Officer and Mr. Bensinger was promoted to AIG Executive Vice President and Chief Financial Officer. In connection with these promotions, the Committee negotiated a fixed-term employment agreement with each executive for a three-year period ending March 13, 2008. In light of the circumstances at the time, the Committee believed it was important to restrict the executives’ ability to compete with AIG on any separation during the three-year term of the agreements. Therefore, the agreements contain non-competition and non-solicitation covenants.

The principal terms of the agreements are as follows:

•

Annual Base Salary. The agreements establish minimum annual base salaries of $1,000,000 for Mr. Sullivan and $750,000 for Mr. Bensinger. This salary rate is reflected in the Summary Compensation Table.

•

Annual Non-Variable Compensation. The agreements establish minimum non-variable compensation of $1,125,000 for Mr. Sullivan and $750,000 for Mr. Bensinger for each year through 2007. This value has generally been delivered in 2006 through AIG’s quarterly bonus program.

•

2006 Target Bonus, Long-Term Incentive and Equity-Based Compensation. The agreements provide that the total target value for each executive’s aggregate 2006 annual cash bonus, long- term incentive awards and equity-based compensation was $12,875,000 for Mr. Sullivan and $5,000,000 for Mr. Bensinger. AIG delivered this value through a combination of target cash performance bonuses, option grants, awards under the Partners Plan and awards under the Senior Partners Plan, which are detailed in the 2006 Grants of Plan-Based Awards table.

•

Mr. Bensinger’s Participation in the Supplemental Executive Retirement Plan. Mr. Bensinger’s agreement provides that, before January 1, 2006, he and AIG shall have negotiated in good faith to determine his participation in AIG’s Supplemental Executive Retirement Plan. In lieu of additional age and service credits under AIG’s SERP, the Committee granted Mr. Bensinger 23,780 time-vested RSUs on January 6, 2006, which will vest and be delivered promptly after the fourth anniversary of the grant date.

EXERCISES AND HOLDINGS OF PREVIOUSLY AWARDED EQUITY

Outstanding Equity Awards at December 31, 2006

Equity-based awards held at the end of 2006 by each of the named executives were issued under the Partners Plan and the 1999 Stock Option Plan, and, for Mr. Bensinger, the 2002 Stock Incentive Plan, which have been described above, as well as under (1) a series of two-year Deferred Compensation Profit Participation Plans that historically were provided by SICO and (2) AIG’s 2005- 2006 Deferred Compensation Profit Participation Plan (DCPPP).

SICO Plans. Key employees have participated in a series of two-year Deferred Compensation Profit Participation Plans that historically were provided by SICO. The original SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, whose principal asset is AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding management of all American International companies, including AIG. Participation in the SICO plans by any person, and the extent of such participation, has been at the sole discretion of SICO’s Board of Directors. Historically, SICO has delivered cash or AIG Common Stock under the SICO plans when the vesting conditions were met; AIG has made no payments under these plans, although AIG records the expense attributable to these plans in its financial statements. In 2005, AIG took steps to protect the interests of AIG’s current employees with respect to these benefits. AIG agreed, subject to conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees of AIG and its subsidiaries under the SICO plans.

Shares detailed in the following table that have been contingently allocated to the named executives under the SICO plans are identified in a footnote to the Outstanding Equity Awards at December 31, 2006 table. They will not be paid until retirement at or after age 65 and are generally subject to forfeiture on earlier termination of employment. SICO’s Board of Directors has the authority to reinstate a payout right and may permit early payout of shares, including dividends. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares. Although SICO’s Board of Directors has the authority to pay a participant cash in lieu of shares of AIG Common Stock, in December 2006, SICO’s Board notified participants in the SICO plans that it will make payments in shares of AIG Common Stock that it owns rather than in cash.

DCPPP. The DCPPP was modeled on the plans previously provided by SICO, except that it is administered by AIG and its costs will be borne directly by AIG. Under the DCPPP, if adjusted cumulative earnings per share for 2005 and 2006 exceeded adjusted cumulative earnings per share for 2003 and 2004, then participants would receive time-vested RSUs based upon the number of units they have been granted. AIG’s performance met this goal, and, as a result, each of the named executives was awarded the RSUs detailed in the following table. Although a majority of the RSUs granted under the DCPPP will vest only on retirement at or after age 65, the plan does provide for early vesting of a portion of the RSUs in 2009, 2010 and 2015. Any unvested RSUs generally will be forfeited if the participant ceases employment with AIG unless the Committee determines otherwise.

Year-End Holdings. The following table sets forth outstanding equity-based awards held by each of the named executives as of December 31, 2006.

Outstanding Equity Awards at December 31, 2006

Name	Option Awards(1)					Stock Awards
						Unvested (No Longer Subject to Performance Conditions)(2)		Unvested and Subject to Performance Conditions under Equity Incentive Plans(3)
	Year Granted	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date	Number	Market Value(4)	Number	Market Value(4)
Martin J. Sullivan	2006	—	175,000	$71.00	12/11/2016	295,233	$21,156,397	86,400	$6,191,424
	2005	21,643	64,932	$65.99	12/14/2015
	2005	12,500	37,500	$59.35	09/01/2015
	2004	25,000	25,000	$64.47	12/16/2014
	2003	30,000	10,000	$63.95	12/17/2013
	2003	30,000	10,000	$47.00	02/10/2013
	2002	40,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	7,000	—	$96.56	12/14/2010
	1999	7,500	—	$60.13	09/15/2009
	1998	9,375	—	$46.53	12/14/2008
	1997	208	—	$37.87	12/08/2007
Steven J. Bensinger	2006	—	51,500	$71.00	12/11/2016	74,330	$5,326,488	43,200	$3,095,712
	2005	7,397	22,193	$65.99	12/14/2015
	2005	10,000	30,000	$59.35	09/01/2015
	2004	6,000	6,000	$64.47	12/16/2014

Name	Option Awards(1)					Stock Awards
						Unvested (No Longer Subject to Performance Conditions)(2)		Unvested and Subject to Performance Conditions under Equity Incentive Plans(3)
	Year Granted	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date	Number	Market Value(4)	Number	Market Value(4)
	2003	7,500	2,500	$63.95	12/17/2013
	2003	3,750	1,250	$47.00	02/10/2013
	2002	5,000	—	$63.67	11/13/2012
Edmund S.W. Tse	2006	—	60,000	$71.00	12/11/2016	153,600	$11,006,976	86,400	$6,191,424
	2005	15,000	45,000	$65.99	12/14/2015
	2005	13,750	41,250	$59.35	09/01/2015
	2004	27,500	27,500	$64.47	12/16/2014
	2003	37,500	12,500	$63.95	12/17/2013
	2003	37,500	12,500	$47.00	02/10/2013
	2002	50,000	—	$61.30	12/16/2012
	2001	50,000	—	$79.61	12/13/2011
	2000	40,000	—	$96.56	12/14/2010
	1999	45,000	—	$60.13	09/15/2009
	1998	46,875	—	$46.53	12/14/2008
	1997	56,250	—	$37.87	12/08/2007
Robert M. Sandler	2006	—	35,000	$71.00	12/11/2016	411,588	$29,494,396	54,000	$3,869,640
	2005	8,750	26,250	$65.99	12/14/2015
	2005	7,500	22,500	$59.35	09/01/2015
	2004	15,000	15,000	$64.47	12/16/2014
	2003	18,750	6,250	$63.95	12/17/2013
	2003	15,000	5,000	$47.00	02/10/2013
	2002	20,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	15,000	—	$96.56	12/14/2010
	1999	22,500	—	$60.13	09/15/2009
	1998	18,750	—	$46.53	12/14/2008
	1997	19,687	—	$37.87	12/08/2007
Win J. Neuger	2006	—	60,000	$71.00	12/11/2016	321,401	$23,031,596	74,880	$5,365,901
	2005	15,000	45,000	$65.99	12/14/2015
	2005	12,500	37,500	$59.35	09/01/2015
	2004	25,000	25,000	$64.47	12/16/2014
	2003	30,000	10,000	$63.95	12/17/2013
	2003	18,750	6,250	$47.00	02/10/2013
	2002	25,000	—	$61.30	12/16/2012
	2001	15,000	—	$79.61	12/13/2011
	2000	7,500	—	$96.56	12/14/2010
	1999	7,500	—	$60.13	09/15/2009
	1998	6,796	—	$46.53	12/14/2008
	1997	5,858	—	$37.87	12/08/2007

(1)	All options granted have four-year pro-rata vesting schedules and an exercise price equal to the closing sale price on the NYSE on the date of grant.

(2)

This column represents outstanding awards under (1) the SICO plans and (2) the DCPPP. Under the SICO plans and the DCPPP, if each of the named executives continues to be employed by AIG at the end of the eighth year after units were granted and has not yet reached age 65, he will be contingently allocated additional shares equal to 20 percent of the shares initially allocated. For the named executives other than Mr. Tse, the amounts in the column include additional shares that will be contingently allocated in future years based on continued service. Mr. Tse has reached age 65 and has been contingently allocated all additional shares. Of the amounts in the column, the number of shares allocated under the SICO plans and owed by SICO is as follows: Sullivan—218,433; Bensinger—12,150; Tse—76,800; Sandler—363,588; and Neuger—256,121. The shares allocated under the SICO plans to Mr. Tse represent his award under the 2003-2004 SICO plan. Shares allocated under prior SICO plans were paid to a private holding company for the benefit of Mr. Tse when Mr. Tse reached age 65. The amount for Mr. Bensinger also includes time-

vested RSUs with respect to 23,780 shares of AIG Common Stock awarded to Mr. Bensinger in 2006. See “Employment Agreements”.

(3)

This column represents outstanding unearned and unvested 2006 and 2007 Performance RSUs. Performance RSUs will be earned (but unvested) in an amount that depends on the average of the percentage increase of adjusted earnings per share over the two-year performance period relative to pre-established goals and that ranges from 0 to 150 percent of the Partners Plan target award. Earned Performance RSUs vest after the fourth and sixth anniversaries of the first day of the relevant performance period. Any unvested awards generally will be forfeited if the participant ceases employment with AIG.

The number and market value of these awards is presented as if the relevant performance conditions have been satisfied at the maximum level. This assumption is for illustration only, and depending on future performance under the Partners Plan the conditions may be satisfied at a lower level or not at all.

(4)	Based on AIG’s closing sale price on the NYSE on December 29, 2006 of $71.66 per share.

Option Exercises During 2006

The following table sets forth the amounts realized by each of the officers named executives as a result of the exercise of options in 2006. Other than pro rata vesting of options granted in prior years, no stock awards vested in 2006.

2006 Option Exercises

Name	Option Awards Exercised in 2006
	Number of Shares	Value Realized(1)
Martin J. Sullivan	0	$0
Steven J. Bensinger	0	$0
Edmund S.W. Tse	63,281	$2,826,433
Robert M. Sandler	25,312	$1,120,937
Win J. Neuger	9,492	$420,826

(1)	This column represents the aggregate closing sale price of shares of AIG Common Stock underlying options exercised on date of exercise less aggregate exercise price of options.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

AIG maintains qualified and nonqualified defined benefit plans that provide retirement benefits. Employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States are covered under the American International Group, Inc. Retirement Plan, a tax-qualified defined benefit retirement plan. Participants whose formula benefit is restricted from being paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits are eligible to participate in the Excess Retirement Income Plan. Designated key employees, including the named executives other than Mr. Sandler, also participate in the Supplemental Executive Retirement Plan (SERP). In addition, Mr. Sullivan is covered under the AIG Pension Plan in the United Kingdom (the UK Pension Plan) in connection with his years of service in the United Kingdom.

Participants receive the tax-qualified retirement plan benefit, the Excess Retirement Income Plan benefit and any amount of the SERP benefit in excess of the Excess Retirement Income Plan benefit. Mr. Sullivan’s SERP benefit will also be reduced by the amount of any payments received from the UK Pension Plan, and Mr. Tse’s SERP benefit will be reduced by the annuity equivalent of payments received from the Provident Fund, described in “Nonqualified Deferred Compensation” below.

The Excess Retirement Income Plan provides a benefit equal to the benefit that is restricted from being paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits. Therefore, the plan formula is the same formula used in the tax-qualified retirement plan. The tax-qualified retirement plan and Excess Retirement Income Plan formula varies depending on years of credited service and on average final salary. The formula ranges from 0.925 percent to 1.75 percent times average final salary for each year of credited service up to 44 years. For participants who retire after the normal retirement age of 65, the retirement benefit is equal to the greater of the benefit determined using the formula described above and the benefit that the participants could have received upon retirement at age 65, actuarially increased to reflect the later benefit commencement date.

The SERP provides a benefit equal to 2.4 percent times average final salary for each year of credited service up to 25 years, reduced by the monthly benefits actually payable from the tax-qualified retirement plan, any qualified pension plan of a prior employer and Social Security. Participants in both the SERP and the Excess Retirement Income Plan may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Excess Retirement Income Plan.

For purposes of all of the domestic retirement plans, average final salary is the average pensionable salary of a participant during those three consecutive years in the last ten years of credited service that afford the highest such average, or during all of the years of credited service if less than three years. Average final salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards.

Early retirement benefits. Each of the domestic retirement plans provides for reduced early retirement benefits. These benefits are available to participants in the tax-qualified retirement plan who have reached age 55, participants in the Excess Retirement Income Plan who have reached age 60 and participants in the SERP who have reached age 55, in each case with 10 or more years of credited service. Early retirement under the Excess Retirement Income Plan or the SERP requires the approval of the Board.

In the case of approved early retirement, participants in the SERP who have reached age 60 and have 30 or more years of credited service will receive the SERP formula benefit reduced by 3 percent for each year that retirement precedes age 65; participants who have reached age 60 and have at least 25 but fewer than 30 years of credited service will receive a benefit reduced by 4 percent for each year that retirement precedes age 65; and all other participants will receive a benefit reduced by 5 percent for each year that retirement precedes age 65. Participants in the tax- qualified retirement plan and the Excess Retirement Income Plan will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by a further amount in the same manner described with respect to the SERP. Participants in the tax-qualified retirement plan with at least five years of continuous service to AIG have a reduced vested retirement allowance pursuant to which, in the case of termination of employment prior to reaching age 55, such participants may elect to receive the reduced early retirement benefit commencing at any date between age 55 and age 65 and reduced by an additional 1/15 for each of the first five years, and 1/30 for each of the next five years, by which such commencement precedes age 65. Participants in the domestic retirement plans may not choose to receive a lump sum payment upon normal or early retirement.

Mr. Sullivan would be eligible to receive a reduced vested retirement allowance under the tax-qualified retirement plan. Mr. Sandler would be eligible to receive a reduced early retirement benefit under the tax-qualified retirement plan and under the Excess Retirement Income Plan, in the latter case if the Board so elected. Mr. Neuger would be eligible to receive a reduced early retirement benefit under the tax-qualified plan and under the SERP, in the latter case if the Board so elected.

Death and disability benefits. Each of the domestic retirement plans also provides for death and disability benefits. In the case of death, the surviving spouse of a participant with at least five years of credited service to AIG generally may receive a survivor annuity equal to 40 percent of the participant’s accumulated benefit based on average final salary and years of credited service at death, adjusted downward by 2 percent for each year that the surviving spouse was more than five years younger than the participant. Death benefits may not be paid before the time when the participant would have reached age 55, and participants in the Excess Retirement Income Plan and the SERP are eligible for death benefits under those plans only if they are also eligible for death benefits under the tax-qualified retirement plan.

In the case of permanent disability, a participant generally may receive a benefit based on average final salary and years of credited service that is payable after the participant ceases to receive payments under AIG’s long-term disability plan at age 65. Under the tax-qualified retirement plan and the Excess Retirement Income Plan, participants continue to accrue years of credited service while receiving payments under AIG’s long-term disability plan before reaching age 65. Under the SERP, participants do not accrue years of credited service during that time.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Retirement Income Plan and the SERP is reduced by amounts payable under the tax-qualified retirement plan, and participants in both the SERP and the Excess Retirement Income Plan may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Excess Retirement Income Plan.

UK Pension Plan. Mr. Sullivan participated in the UK Pension Plan from 1978 until 1996. The UK Pension Plan provides a benefit equal to 1.67 percent times final pensionable earnings for each year of service. Final pensionable earnings is defined as basic pay, excluding bonuses, overtime and other variable amounts, received in the 12 months before the date when the participant ceases pensionable service. After that date and before the participant becomes eligible to receive payments, the formula benefit is increased at the rate of inflation up to a maximum of 5 percent per year.

Under the UK Pension Plan, normal retirement age is 65. With the consent of the plan’s trustees, an inactive participant in the UK Pension Plan may elect early retirement after reaching age 50 and receive a reduced benefit. Upon early retirement, a male participant in the UK Pension Plan would receive a benefit reduced by 1/3 percent per month before the participant’s 60th birthday with respect to benefits earned under the UK Pension Plan between May 17, 1990 and September 1, 1991, and by 1/3 percent per month before the participant’s 65th birthday with respect to benefits earned under the UK Pension Plan for other periods of time. As an inactive participant in the UK Pension Plan, Mr. Sullivan would be eligible to receive this reduced early retirement benefit with the consent of the plan’s trustees. A participant who becomes disabled may take an early retirement pension at any age. If a participant dies prior to retirement, a pension equal to one-half of the participant’s pension will be payable to a surviving spouse.

The normal form of payment from the UK Pension Plan is a monthly payment. Once in payment, a participant’s pension benefit may be subject to discretionary increases from time to time. Participants in the UK Pension Plan may choose to receive part or all of their pension benefit in a lump sum payment upon retirement.

AIG has not granted extra years of credited service under the defined benefit plans described above to any of the named executives.

The following table details the accumulated benefits under the defined benefit plans in which each named executive participates.

2006 Pension Benefits

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2006
Martin J. Sullivan	AIG Retirement Plan	10.333	$135,872	$0
	Excess Retirement Income Plan	10.333	$549,087	$0
	Supplemental Executive Retirement Plan	25	$1,353,953	$0
	UK Pension Plan	17.166	$1,183,356	$0
	Total		$3,222,268
Steven J. Bensinger	AIG Retirement Plan	3.75	$47,894	$0
	Excess Retirement Income Plan	3.75	$121,002	$0
	Supplemental Executive Retirement Plan	4.25	$48,892	$0
	Total		$217,788
Edmund S.W. Tse(3)	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Supplemental Executive Retirement Plan	25	$0	$0
	Total		$0
Robert M. Sandler	AIG Retirement Plan	34.667	$1,048,709	$0
	Excess Retirement Income Plan	34.667	$1,573,339	$0
	Supplemental Executive Retirement Plan	0	$0	$0
	Total		$2,622,048
Win J. Neuger	AIG Retirement Plan	11.333	$193,699	$0
	Excess Retirement Income Plan	11.333	$699,378	$0
	Supplemental Executive Retirement Plan	11.917	$589,509	$0
	Total		$1,482,586

(1)

The named executives had the following years of service with AIG as of December 31, 2006: Sullivan—35.417; Bensinger—4.25; Tse—45.5; Sandler—35.117; and Neuger—11.917. Mr. Sullivan has fewer years of credited service than actual service under the tax-qualified retirement plan, the Excess Retirement Income

Plan and the UK Pension Plan because of differences in eligibility to participate in these plans during Mr. Sullivan’s years of service in the United Kingdom and the United States and the minimum age requirement for participating in the UK Pension Plan. Messrs. Sullivan and Tse have fewer years of credited service than actual service under the SERP because 25 years is the maximum amount of credited service under the SERP. Messrs. Bensinger, Sandler and Neuger have fewer years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because participants must wait six months after commencing employment with AIG before enrolling in those plans. Mr. Tse does not participate in the tax-qualified retirement plan or the Excess Retirement Income Plan because he is employed outside the United States, and Mr. Sandler does not participate in the SERP.

(2)

The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2006 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the tax-qualified retirement plan, the Excess Retirement Income Plan and the SERP are calculated based on payment of a life annuity beginning at age 65 (or the named executive’s age at December 31, 2006, if greater) consistent with the assumptions described in Note 15 of the Notes to Consolidated Financial Statements included in AIG’s audited Consolidated Financial Statements in AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. As described in that Note, the discount rate assumption is 6 percent, and mortality assumptions are based on the Combined RP2000 Mortality Table projected to 2006, adjusted for white-collar employees. The actuarial present value of Mr. Sullivan’s accumulated benefit under the UK Pension Plan is calculated based on payment of a 50 percent joint and survivor annuity beginning at age 65, consistent with a discount rate assumption of 5 percent and mortality assumptions based on the PA92 medium cohort mortality table at December 31, 2006. Additionally, the actuarial present value of Mr. Sullivan’s accumulated benefit assumes that a 2.75 percent increase will be applied to a portion of Mr. Sullivan’s formula benefit under the UK Pension Plan to reflect the rate of inflation.

(3)	Mr. Tse’s formula benefit under the SERP is wholly offset by his benefit under the Provident Fund. See “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

AIG also maintains qualified and nonqualified defined contribution plans. Employees of AIG and its subsidiaries generally may elect to defer a portion of their annual compensation under AIG’s 401(k) plan. “Highly compensated” employees as determined under the Code may also be eligible to defer compensation on a basis that is not tax-qualified under the Supplemental Incentive Savings Plan (SISP). Designated key employees may also participate in the Executive Deferred Compensation Plan (EDCP). Messrs. Sullivan, Bensinger and Neuger have participated in the SISP, and Mr. Neuger participates in the EDCP. In addition, Mr. Tse participates in the American International Assurance Companies Staff Provident Fund (the Provident Fund) in connection with his years of service in Hong Kong.

Supplemental Incentive Savings Plan. Participants in the SISP may defer 10 percent of their annual cash compensation up to a maximum of $11,500 per year. Amounts deferred under the SISP will be credited with earnings based on the returns of a number of mutual funds among which participants may choose. All funds available for selection under the SISP are also available for selection under AIG’s tax-qualified 401(k) plan. Participants generally may change their investment elections at any time. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ annual decision to receive installments over a period of five or ten years following termination of employment after reaching age 60, or in a lump sum payment. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment. In 2006, Messrs. Sullivan’s, Bensinger’s and Neuger’s deferrals under the SISP were credited with earnings at a rate of approximately 11.9 percent, 13.4 percent and 15.0 percent, respectively, based on the returns of a number of widely available, externally managed mutual funds investing in domestic and international equity and debt.

Executive Deferred Compensation Plan. Participants in the EDCP may defer 50 percent of their annual cash compensation (including amounts deferred or contributed to pre-tax health care or dependent reimbursement accounts) in excess of $200,000, and 100 percent of their annual cash bonuses, up to a maximum of $300,000 per year. Amounts deferred under the EDCP are credited with earnings based on the returns of a small number of mutual funds among which participants may choose. The rules under the EDCP for changing investment elections and receiving distributions are the same as under the SISP. In 2006, Mr. Neuger’s deferrals under the EDCP were credited with earnings at a rate of approximately 18.3 percent based on the returns of a number of widely available, externally managed mutual funds investing in domestic and international equity.

Hong Kong Staff Provident Fund. Mr. Tse participates in the Provident Fund, a defined contribution plan that is tax-qualified under Hong Kong law. The Provident Fund was generally open to AIG employees in Hong Kong but has been closed to new participants in Hong Kong since 2000. Under the Provident Fund, participants are required to contribute 5 percent of basic monthly salary into the plan, and AIG contributes between 10 and 15 percent of basic monthly salary. Amounts deferred under the Provident Fund are credited with earnings based on the returns of a small number of mutual funds, including several funds targeting investments based in East and Southeast Asia, among which participants may choose. Participants may change their investment elections up to two times per year. Amounts deferred during each year, and earnings thereon, will be distributed in a lump sum payment upon the participant’s retirement after reaching age 65, or upon the participant’s retirement after reaching age 55 with at least 15 years of credited service. Participant contributions to the Provident Fund, and earnings thereon, are fully vested. AIG contributions to the Plan, and earnings thereon, are vested after an employee has ten years of service. In 2006, Mr. Tse’s deferrals under the Provident Fund were credited with earnings at a rate of approximately 15.5 percent based on the returns a number of mutual funds, both externally managed and managed by AIG, investing in equity and debt based in Asia. Mr. Tse is eligible to retire and receive distributions from the Provident Fund.

In addition, each of the named executives has awards that have been earned but not are yet vested under the Senior Partners Plan. These awards, as well as balances under the SISP, the EDCP and the Provident Fund, are detailed in the following table.

2006 AIG Nonqualified Elective Defined Contribution Plans and AIG Senior Partners Plan

Name	Elective Defined Contribution Plans					Senior Partners Plan(1)			Total Balance
	Executive Contributions	AIG Contributions	Aggregate Earnings	Distributions	Balance	Earned in 2006	Distributions	Balance
Martin J. Sullivan	$11,000	$0	$2,194	$0	$23,865	$5,783,750	$0	$8,533,750	$8,557,615
Steven J. Bensinger	$0	$0	$1,423	$0	$12,032	$2,065,625	$0	$3,440,625	$3,452,657
Edmund S.W. Tse	$34,786	$86,965	$782,171	$0	$5,964,409	$5,783,750	$0	$9,633,750	$15,598,159
Robert M. Sandler	$0	$0	$0	$0	$0	$3,718,125	$0	$6,193,125	$6,193,125
Win J. Neuger	$0	$0	$61,702	$0	$389,926	$2,891,875	$0	$4,816,875	$5,206,801

(1)

The earned Senior Partner Units generally vest and are paid in two equal installments promptly after the fourth and sixth anniversaries of the first day of the final year of the performance period. Any unvested Senior Partner Units generally will be forfeited if the participant ceases employment with AIG before reaching age 65. Special accelerated vesting and payment rules apply if a participant dies, becomes permanently disabled or retires at or after age 65. Additionally, the Senior Partners Plan provides for quarterly cash payments on previously earned (but unvested) amounts based upon a formula relating to the cash dividends paid on AIG Common Stock. Amounts earned in 2006, as well as quarterly cash payments on previously earned amounts in 2006, are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “2006 Grants of Plan-Based Awards” for more information about the Senior Partners Plan.

Potential Payments on Termination

Employment Agreements. AIG provides only limited termination entitlements. Before 2005, AIG had not previously entered into employment agreements or granted severance protection other than in connection with acquisitions. As previously discussed, the Committee negotiated a fixed-term three-year employment agreement with each of Messrs. Sullivan and Bensinger in connection with their promotions in March 2005. In light of the circumstances, the Committee also believed it was important to restrict the executives’ ability to compete with AIG on any separation.

Severance benefits. The two employment agreements provide for termination benefits if an executive’s employment is terminated by AIG without “Cause” or by the executive for “Good Reason” during the three-year term of the agreements. In those cases, subject to the executive’s execution of a release of claims, the executive is entitled to the following:

•	A pro rata portion of the target annual bonus;

•

Severance of three times annual base salary and the prior year’s annual cash performance bonus (subject to minimums of $15,000,000 for Mr. Sullivan and $7,500,000 for Mr. Bensinger) payable over 12 months;

•	Three years of continued health and life insurance coverage;

•	Three years of service and age credit under AIG’s pension plans; and

•	Enhanced eligibility for retiree medical and life insurance benefits.

The payments will cease if, before the payment or benefit is due, the Board determines that grounds existed for AIG to terminate the executive’s employment for “Cause”. Severance payments are not included in the calculation of any AIG pension benefit, and the executive is not entitled to receive any payment pursuant to any nonqualified AIG pension plan until the date the executive has ceased receiving severance payments.

In addition, if any amounts payable to the executive on termination are subject to an additional “golden parachute” excise tax under the Code, AIG will increase the amounts so that the executive is not affected by the tax.

Death and disability benefits. The employment agreements also provide for termination benefits on termination due to death or disability. In those cases, the executive is entitled to the following:

•	A pro rata portion of the target annual bonus; and

•

In the case of termination due to disability, continuation of annual base salary until the earlier of two years after termination or commencement of eligibility for benefits under AIG’s long-term disability policy.

Restrictive covenants. Except as noted, the following apply during employment and at all times following termination, regardless of the reason for termination:

•

Each executive is generally prohibited from (1) engaging in, being employed by, rendering services to or acquiring financial interests in businesses that are competitive with AIG, (2) interfering with AIG’s business relationships with customers, suppliers or consultants and (3) soliciting or hiring certain key employees of AIG. This restriction applies for 12 months following any termination;

•	Each executive must cooperate with AIG in the defense of legal matters and with government authorities with respect to any investigation, litigation or administrative proceeding relating to AIG; and

•	Each executive may not disclose AIG’s confidential information.

Executive Severance Plan. Messrs. Tse, Sandler and Neuger and other key employees are participants in AIG’s Executive Severance Plan. The plan was adopted after AIG entered into the employment agreements described above and also has a three-year term. The plan provides severance payments and benefits to employees who have been chosen by the Committee from among the participants in the Partners Plan.

Severance benefits. The Executive Severance Plan provides for payments or benefits only if a participant’s employment is terminated by AIG without “Cause” during the plan’s three-year term. In that case, subject to the participant’s execution of a release of claims, the participant is entitled to the following:

•

For each full year of the participant’s service with AIG or its subsidiaries (but no less than six nor more than 24 years), severance equal to one-twelfth of annual base salary and average annual and quarterly bonuses over the past three fiscal years;

•	Continued health and life insurance; and

•	Additional service and age credit under AIG’s pension plans.

Severance is generally paid in installments over a number of months equal to the participant’s full years of service with AIG or its subsidiaries (but not less than six months nor more than 24 months). Severance may also be paid in lump sum at the discretion of the Committee. Continued health and life insurance is also provided over this period, and the length of this period is used for determining the additional service and age credit under AIG pension plans. The amount of severance payable is reduced by any amount due under an individual employment agreement, other AIG severance plan or policy or regulatory severance plan or arrangement in a country outside the United States.

Severance payments are not included in the calculation of any AIG pension benefit, and no participant is entitled to receive any payment pursuant to any nonqualified AIG pension plan until the date the participant has ceased receiving severance payments.

Restrictive covenants. To receive severance, a participant must agree to the following, which, except as noted, apply at all times following termination:

•

Each participant is generally prohibited from (1) engaging in, being employed by, rendering services to or acquiring financial interests in businesses that are competitive with AIG, (2) interfering with AIG’s business relationships with customers, suppliers, or consultants or (3) soliciting or hiring certain key employees of AIG. This restriction applies for the earlier of one year after termination or the length of the severance period; and

•	Each participant may not disclose AIG’s confidential information.

Treatment of Long-Term Compensation. AIG’s incentive compensation is designed to create strong retention incentives through extended vesting periods. In addition, AIG’s equity-based incentive compensation is designed to align the long-term economic interests of key employees with the interests of shareholders by ensuring that a substantial portion of their compensation and net worth is represented by non-transferable AIG stock.

Although the Committee approved the employment agreements and Executive Severance Plan to provide key employees with severance protection for transition purposes, no similar protection applies to long-term compensation. As a result, unvested equity-based awards and unvested awards under AIG’s DCPPP, Partners Plan and Senior Partners Plan will generally be forfeited on termination of employment before the recipient reaches age 65 (unless the Committee determines otherwise). Unvested awards under historical SICO plans also are generally forfeited, unless the Board of Directors of SICO determines otherwise.

In some cases, these awards do not vest until retirement at or after age 65. This is the case for awards under the historical SICO plans and for the majority of the shares contingently allocated as time-vested RSUs under the DCPPP. In other cases, vesting periods are based on the time elapsing after awards are earned, such as under the Partners Plan and the Senior Partners Plan.

In recognition of these extended vesting periods, all unvested awards outstanding under each of these plans become vested on retirement at or after age 65 and on termination due to disability or death. In addition, a pro rata amount of Partners Plan awards will be paid after current performance periods are completed, and a pro rata amount of Senior Partners awards will be paid for the performance period ending within 12 months of retirement. (However, RSUs earned under the Partners Plan will not be payable if circumstances constituting “Cause” exist.)

Unvested options outstanding become vested on retirement at or after age 65 and on termination due to disability or death. In these cases, options remain exercisable for the remainder of their original terms. In all other cases, all outstanding options (vested and unvested) generally cease to be exercisable on termination. Previously vested options may be exercised for a period of 90 days following termination with the consent of the Committee.

Quantification of Termination Payments and Benefits. The following table details the payments and benefits that each of the named executives would be provided if he had been terminated on December 31, 2006 under the circumstances indicated. Except where otherwise indicated, payment and benefits would be provided by AIG.

Termination Payments and Benefits

Name	Target Annual Bonus(1)	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Unvested Senior Partner Plan Awards(7)	Total
Martin J. Sullivan
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive w/o “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive with “Good Reason”	$5,000,000	$15,000,000	$32,316	$0	$0	$0	$0	$20,032,316
By AIG without “Cause”	$5,000,000	$15,000,000	$32,316	$0	$0	$0	$0	$20,032,316
Death	$5,000,000	$0	$0	$0	$1,448,734	$21,844,333	$8,533,750	$36,826,817
Disability	$5,000,000	$2,000,000	$0	$0	$1,448,734	$21,844,333	$8,533,750	$38,826,817
Steven J. Bensinger
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive w/o “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive with “Good Reason”	$1,400,000	$7,500,000	$20,577	$0	$0	$0	$0	$8,920,577
By AIG without “Cause”	$1,400,000	$7,500,000	$20,577	$0	$0	$0	$0	$8,920,577
Death	$1,400,000	$0	$0	$0	$622,359	$5,670,456	$3,440,625	$11,133,440
Disability	$1,400,000	$1,500,000	$0	$645,161	$622,359	$5,670,456	$3,440,625	$13,278,601
Edmund S.W. Tse(8)
By AIG without “Cause”	$0	$4,199,223	$20,782	$0	$1,404,888	$11,694,912	$9,633,750	$26,953,555
Retirement	$0	$0	$0	$0	$1,404,888	$11,694,912	$9,633,750	$22,733,550
Robert M. Sandler
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive w/o “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive with “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By AIG without “Cause”	$0	$2,211,500	$15,676	$348,712	$0	$0	$0	$2,575,888
Death	$0	$0	$0	$0	$728,250	$29,924,356	$6,193,125	$36,845,731
Disability	$0	$0	$0	$25,185	$728,250	$29,924,356	$6,193,125	$36,870,916
Win J. Neuger
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive w/o “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By Executive with “Good Reason”	$0	$0	$0	$0	$0	$0	$0	$0
By AIG without “Cause”	$0	$1,785,819	$6,638	$0	$0	$0	$0	$1,792,457
Death	$0	$0	$0	$0	$1,167,350	$23,616,341	$4,816,875	$29,600,566
Disability	$0	$0	$0	$206,247	$1,167,350	$23,616,341	$4,816,875	$29,806,813

(1)

These amounts represent pro rata target bonus payments for which Messrs. Sullivan and Bensinger would have been eligible pursuant to their respective employment agreements if Messrs. Sullivan and Bensinger had been terminated on December 31, 2006. These pro rata target bonus payments are payable in lump sums as soon as is reasonably practicable after termination. These amounts would have been solely in lieu of, and not in addition to, the annual cash bonuses in respect of 2006 actually paid to Messrs. Sullivan and Bensinger. The annual cash bonuses actually paid to Messrs. Sullivan and Bensinger in respect of 2006 are reported in the 2006 Summary Compensation Table.

(2)

Severance is generally payable in equal installments over 12 to 18 months, depending on the reason for termination, for Messrs. Sullivan and Bensinger, 24 months for Mr. Tse, 24 months for Mr. Sandler and 11 months for Mr. Neuger.

In the case of termination on death or disability, payments are based on continuation of salary and would be paid in accordance with AIG’s customary compensation practices at the time. (For purposes of providing an estimate of this benefit, AIG has assumed that the named executive does not become eligible for benefits under AIG’s long-term disability policy. This is for purposes of illustration only.)

(3)

These amounts represent the cost to AIG of continued health and life insurance coverage following termination, consistent with the assumptions described in Note 15 of the Notes to Consolidated Financial Statements included in AIG’s audited Consolidated Financial Statements in AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. Where provided, health and life insurance coverage is 36 months for Messrs. Sullivan and Bensinger, 24 months for Mr. Tse, 24 months for Mr. Sandler and 11 months for Mr. Neuger. In each case, benefit continuation would cease on the named executive’s becoming eligible for equivalent benefits from a new employer.

The named executives or their estates may receive medical and life insurance benefits upon death or disability only to the extent that they are generally available to all salaried employees.

(4)

These amounts represent the enhancements in value, if any, of benefits to the named executives under AIG’s pension plans in the event of early retirement, death or disability. Because the named executives other than Mr. Tse had not reached age 65 as of December 31, 2006, they would not have been entitled to receive payments under the Excess Retirement Income Plan or the SERP in the case of early retirement, which would have resulted in a decrease in the present value of their total pension benefits. If Mr. Sandler had been terminated by AIG without “Cause”, the additional age and service credit under the Excess Retirement Income Plan provided by the Executive Severance Plan would have caused Mr. Sandler to be treated as having reached age 65 for purposes of that plan, which would have resulted in an entitlement to an enhanced benefit. The amount for Mr. Sandler for termination by AIG without “Cause” is equal to the increase in the present value as of December 31, 2006 of Mr. Sandler’s total pension benefits, calculated using the same assumptions described in “Post-Employment Compensation—Pension Benefits”.

Upon the early retirement of Mr. Sullivan following termination by AIG without “Cause” or by Mr. Sullivan for “Good Reason” (as defined in his employment agreement), or upon the early retirement of Mr. Sandler or Mr. Neuger, the Board would have discretion to approve payment of early retirement benefits under AIG’s nonqualified pension plans. The commencement of these early retirement benefits before age 65 would have resulted in an increase in the present value as of December 31, 2006 of these named executives’ total pension benefits in the following amounts, calculated using the same assumptions described in “Post-Employment Compensation—Pension Benefits”: Sullivan—$216,942; Sandler—$46,889; and Neuger—$195,945.

In the case of death or disability, the named executives other than Mr. Tse would be eligible to receive benefits in accordance with the terms described in “Post-Employment Compensation—Pension Benefits”. Because death benefits under AIG’s pension plans are generally no more than half of normal retirement benefits, a termination due to death on December 31, 2006 would have resulted in a decrease in the present value as of that date of the named executives’ total pension benefits. The amounts for the named executives other than Mr. Tse for termination due to permanent disability are equal to the increase in the present value, if any, as of December 31, 2006 of their total pension benefits, calculated using the same assumptions described in “Post-Employment Compensation—Pension Benefits”, due to additional years of credited service that would have accrued during participation in AIG’s long-term disability plan before reaching age 65.

In each termination scenario, Mr. Tse’s formula benefit under the SERP is wholly offset by his benefit under the Provident Fund. See “Nonqualified Deferred Compensation”.

(5)

Represents the difference between the total market value (based on the closing sale price on the NYSE of $71.66 on December 29, 2006) of AIG shares underlying options that become vested and exercisable on termination and the total exercise price of these options. Option holdings at the end of 2006 are detailed in the Outstanding Equity Awards at December 31, 2006 table.

(6)

Represents the total market value (based on the closing sale price on the NYSE of $71.66 on December 29, 2006) of (1) AIG shares underlying previously earned SICO awards that become vested on termination, (2) AIG shares underlying previously earned DCPPP awards and outstanding time-vested restricted stock units that become vested on termination and (3) a pro rata amount of any 2006 Performance RSUs actually earned. (For purposes of providing an estimate of the benefit provided under clause (3), the amount assumes that AIG achieves target performance under the Partners Plan for the 2006-2007 performance period. This assumption is for illustration only.)

Shares underlying SICO awards will be paid by SICO and not AIG. The AIG shares underlying previously earned SICO awards may become vested and be paid at the discretion of SICO’s Board of Directors. Upon terminations for which an amount of $0 is listed in this column (indicating forfeiture of unvested AIG shares under the SICO plans), SICO’s Board of Directors has authority to reinstate payout rights under the SICO plans. The shares of each named executive underlying previously earned SICO awards had the following market values as of December 31, 2006: Sullivan—$15,652,909; Bensinger—$870,669; Tse—$5,503,488; Sandler—$26,054,716; and Neuger—$18,353,631.

(7)	Represents the total value of awards previously earned under AIG’s Senior Partners Plan (including the 2005 Senior Partner Plan) that become vested on termination.

(8)	Mr. Tse has reached age 65 and is therefore eligible for retirement benefits.

Change-in-Control. None of AIG’s compensation elements has a change-in-control trigger. AIG’s equity plans do not accelerate vesting on a change-in-control, and AIG’s executive employment agreements and severance plan do not provide for special severance or similar rights as a result of a change-in-control.

However, payments owed to an executive on termination may be subject to an additional “golden parachute” excise tax under the Code if they follow a change-in-control of AIG. Mr. Sullivan’s and Mr. Bensinger’s employment agreements provide that, if any payments or benefits are subject to this excise tax, AIG will increase the payment or benefit so that the executive is not affected by the tax. If Mr. Sullivan or Mr. Bensinger had been terminated by AIG without “Cause” or voluntarily terminated with “Good Reason” on December 31, 2006 and the excise tax applied because of a change-in-control of AIG, Mr. Sullivan would have been entitled to a gross-up payment of approximately $7,042,029 and Mr. Bensinger would have been entitled to a gross-up payment of approximately $3,807,459. The amount for Mr. Sullivan would be higher if the Committee approved payment of early retirement benefits under the SERP.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. In addition, PricewaterhouseCoopers LLP will express its own opinion on the effectiveness of AIG’s internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. During 2006, the PricewaterhouseCoopers LLP engagement team spent a significant amount of time with the Audit Committee.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of AIG’s financial statements;

•	AIG’s internal control over financial reporting;

•	AIG’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance; and

•	The performance of AIG’s internal audit function.

The Committee’s charter is available on AIG’s corporate website, at www.aigcorporate.com.

The Audit Committee held 12 meetings during 2006. The Audit Committee Chairman and members of the Committee also held numerous meetings with AIG’s Director of Internal Audit, AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and outside counsel throughout 2006. The Audit Committee Chairman and members of the Committee, accompanied by the Director of Internal Audit, visited various operating units of AIG during 2006.

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the committee are financially literate, as defined by NYSE listing standards, and that a majority of the members of the Committee are audit committee financial experts, as defined by SEC rules. For purposes of SEC rules, the Board of Directors has designated Mr. Sutton the named audit committee financial expert and, on the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Sutton has accounting or related financial management expertise, as defined by the NYSE listing standards. Although designated as an audit committee financial expert, Mr. Sutton does not act as an accountant for AIG and, under SEC rules, is not an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. Mr. Sutton does not have any responsibilities or obligations in addition to those of the other Audit Committee members; all Audit Committee members have the identical duties and responsibilities.

Audited Financial Statements

In the performance of its oversight function, the Committee has considered and discussed the 2006 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal controls over financial reporting. The Committee has reviewed with the Director of Internal Audit and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Director of Internal Audit and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing

Standards No. 61, “Communication with Audit Committees”. Finally, the Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2006 in AIG’s Annual Report on Form 10-K filed with the SEC.

Remediation Activities

Throughout 2006 and continuing in 2007, under the direction of AIG’s senior management, AIG has been actively engaged in the implementation of remediation efforts to address the three material weaknesses in existence at December 31, 2005, controls over balance sheet reconciliations, controls over the accounting for certain derivative transactions and controls over income tax accounting. AIG’s remediation efforts were governed by a Steering Committee, under the direction of AIG’s Chief Risk Officer and also including AIG’s Chief Executive Officer, Chief Financial Officer and Comptroller. Management reviewed the status of remediation of each material weakness with the Committee, which was advised of issues encountered and key decisions reached by AIG management relating to the remediation efforts. The senior engagement partner of PricewaterhouseCoopers LLP and the Director of Internal Audit also discussed remediation status with the Audit Committee in separate executive sessions on a regular basis. As a result of these remediation activities, management determined that, as of December 31, 2006, the material weaknesses relating to the controls over certain balance sheet reconciliations and the controls over the accounting for certain derivative transactions had been remediated, but that the material weakness relating to the controls over income tax accounting had not been fully remediated.

Among the measures implemented to remediate the material weaknesses in internal controls over balance sheet reconciliations and accounting for certain derivatives were the following:

New Accounting Policies and Training Sessions. AIG has developed and implemented a corporate-wide accounting policy on balance sheet reconciliations, which requires all reporting units to perform timely reconciliations of their balance sheet accounts including the resolution of reconciling items and the evaluation of exposure. Implementation of the new policy was supplemented with dedicated training sessions, a self-assessment process and the continued addition of qualified staff to monitor on-going compliance with the new policy.

Hiring Key Staff and Overseeing Hedge Accounting. AIG has hired additional professionals with expertise in derivatives and hedge accounting in key staff positions to effectively implement controls over the accounting for derivative transactions. AIG has established a new corporate team with the responsibility and authority for overseeing and monitoring the application of hedge accounting throughout AIG.

Conclusion

Throughout AIG’s remediation process, the Committee has remained focused on overseeing AIG’s significant efforts both in remediating the material weaknesses and in improving AIG’s internal controls over its financial reporting, closing and consolidation processes and investment accounting and has received assurances from management and the Director of Internal Audit that the current substantive alternative procedures performed and compensating controls in place are sufficient to ensure that the financial statements for the year ended December 31, 2006 are accurate in all material respects. The Committee believes that AIG’s remediation efforts should be focused on sustainable control processes. Management has informed the Committee that AIG intends to reduce its reliance on the manual controls that have been established. Under the direction of AIG’s senior management, AIG is currently developing new systems and processes designed to allow it to rely on front-end detection and preventive controls which will be more sustainable over the long term. Management has confirmed to the Committee that it is committed to this approach, which has required (and will continue to require) significant time and effort on the part of management, the addition and retention of qualified staff dedicated to maintaining appropriate controls and procedures and significant investment in systems and processes.

During 2007, the Committee will continue to oversee AIG’s remediation efforts and its analysis, implementation and testing of AIG’s internal controls over income tax accounting as well as improvements in AIG’s financial reporting, closing and consolidation processes.

Audit Committee
American International Group, Inc.

Michael H. Sutton, Chairman
George L. Miles, Jr.
Morris W. Offit
Robert B. Willumstad, ex officio
Frank G. Zarb, non-voting member

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007. Representatives of that firm are expected to be present at the 2007 annual meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the shareholders voting “for” or “against” the proposal. Neither AIG’s Restated Certificate of Incorporation, as amended, nor By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits, regulatory filings and attestation services; audit-related services, such as employee benefit plan audits, due diligence, control reviews and GAAP consultations; tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and other permitted non- audit services, such as information resources and training. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Throughout 2006, the Audit Committee has spent a significant amount of time with the PricewaterhouseCoopers LLP engagement team, which is led by the head of the PricewaterhouseCoopers Financial Services Practice and is staffed with experienced PricewaterhouseCoopers financial services and insurance partners assigned to each of the four AIG reporting segments. The matters discussed with PricewaterhouseCoopers LLP included PricewaterhouseCoopers LLP’s experience and knowledge of each of the AIG business units and their respective financial reporting and controls, as well as the significant accounting principles and policies that affect AIG’s financial reporting. As a result of the Committee’s direct knowledge of and experience with the PricewaterhouseCoopers LLP engagement team and its performance, the Audit Committee has recommended the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for the fiscal year ended December 31, 2007.

Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2006 and 2005.

	2006 (in millions)	2005 (in millions)
Fees paid by AIG:
Audit fees	$87.7	$70.7
Audit-related fees(a)	4.2	2.6
Tax fees(b)	11.6	6.5
All other fees(c)	4.2	2.5

(a)

Audit-related fees are fees in respect of assurance and related services that are traditionally performed by independent accountants, including: employee benefit plan audits; due diligence related to mergers and acquisitions; accounting consultations and audits in connection with acquisitions; internal control reviews; and consultation concerning financial accounting and reporting standards.

(b)

Tax fees are fees in respect of tax return preparation and consultation on tax matters (including tax return preparation and consultation on tax matters for expatriate employees), tax advice relating to transactions and other tax planning and advice.

(c)

All other fees include: assistance with information technology; providing access to information resources; training; reports on internal controls pursuant to Statement on Auditing Standards No. 70, “Service Organizations”; and compliance reviews under CFA Institute.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. None of the non-audit services performed by PricewaterhouseCoopers LLP were approved under the SEC’s de minimis exception to audit committee pre-approval.

ADOPTION OF AMERICAN INTERNATIONAL GROUP, INC. 2007 STOCK INCENTIVE PLAN

AMERICAN INTERNATIONAL GROUP, INC. 2007 STOCK INCENTIVE PLAN

AIG is submitting the American International Group, Inc. 2007 Stock Incentive Plan for approval by its shareholders.

The purpose of the Plan is to attract, retain and motivate officers, directors and key employees, to compensate them for their contributions to the long-term growth and profits of AIG and to encourage them to acquire a proprietary interest in AIG’s success. The Plan will replace AIG’s Amended and Restated 1999 Stock Option Plan, AIG’s Amended and Restated 2002 Stock Incentive Plan and AIG’s Director Stock Plan. The 1999 Plan, the 2002 Plan and the Director Plan will remain effective with respect to grants made under those plans. However, no new grants will be made under those plans after the American International Group, Inc. 2007 Stock Incentive Plan becomes effective.

The Board of Directors, on the recommendation of the Compensation and Management Resources Committee, unanimously adopted the Plan on March 14, 2007. Approval of the Plan requires approval by a majority of the total number of shares of AIG Common Stock cast “for” and “against” the approval.

The Board of Directors recommends a vote FOR the proposal to adopt the Plan.

Summary

The following is a summary of the Plan. It is not complete, and shareholders should refer to the copy of the Plan in Appendix H for full details.

Administration

The Compensation and Management Resources Committee will administer the Plan. The Committee will have broad discretion to administer the Plan. Among other things, the Committee will select the persons to whom awards under the Plan will be made, the time when awards will be granted, the terms of the awards and the number of shares of AIG Common Stock subject to the awards. The Committee, in its discretion, also may delegate the responsibility for grants of awards to employees who are not executive officers to one or more officers designated by the Committee. The Board of Directors of AIG may in its discretion from time to time grant awards and administer the Plan.

The Committee has the authority to construe, interpret and implement the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan. The determination of the Committee on all matters relating to the Plan or any award is final, binding and conclusive. The Committee will have no liability to any person for any action taken, or omitted to be taken, in good faith.

Eligibility

Awards may be made to directors, officers and employees of AIG and its consolidated subsidiaries. Consultants and other advisors are not eligible for awards under the Plan. There are 13 non- management directors and approximately 8,000 employees eligible to participate in the Plan.

AIG Common Stock Issuable under the Plan

Subject to adjustment as described below, the total number of shares of AIG Common Stock that may be subject to awards granted under the Plan through May 16, 2017 is 180,000,000 shares. For purposes of determining the number of shares of AIG Common Stock subject to awards granted under the Plan, the following share counting rules will apply:

•	each stock option, stock appreciation right and similar award will count as 1 share; and

•	each restricted share, restricted stock unit and similar award will count as 2.9 shares.

For example, if AIG grants restricted stock units with respect to 100 shares under the Plan, 290 shares of AIG Common Stock will be deemed granted under the Plan.

Shares of AIG Common Stock issuable in connection with awards that are assumed, converted or substituted as a result of the AIG’s acquisition of another company will not count against the number of shares that may be granted under the Plan.

Shares underlying awards under the Plan, the 1999 Plan and the 2002 Plan will be available for reissuance under the Plan in the event that an award is forfeited, expires, terminates or lapses, in each case without delivery of AIG Common Stock. In any such event, the shares of AIG Common Stock that became available for regrant will be determined in accordance with the above counting rules. Thus, for example, if an award of 100 restricted shares is forfeited, 290 shares of AIG Common Stock will become available for regrant under the Plan.

In the following cases, shares underlying awards will not become available for regrant under the Plan: shares of AIG Common Stock withheld by AIG to pay taxes; shares of AIG Common Stock withheld by or tendered to AIG to pay the exercise price of stock options; shares of AIG Common Stock repurchased from an optionee by AIG with proceeds from the exercise of stock options; and shares underlying stock appreciation rights but not issued upon exercise due to net settlement of stock appreciation rights.

Shares issued under the Plan may be authorized but unissued shares of AIG Common Stock or authorized and previously issued shares of AIG Common Stock reacquired by AIG. There is no limit on the amount of cash, securities (other than shares of AIG Common Stock) or other property that may be delivered pursuant to any award. No grantee, however, will receive awards of stock options or stock appreciation rights covering, in either case, more than 1,000,000 shares in any one year. Furthermore, incentive stock options may not become exercisable in any one calendar year with respect to shares of AIG Common Stock with a fair market value of more than $100,000.

The Committee must adjust the terms of any outstanding award, and the number of shares of AIG Common Stock issuable under the Plan, for any increase or decrease in the number of issued shares of AIG Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of AIG Common Stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of AIG Common Stock.

Unless otherwise provided in an award agreement or determined by the Committee, a successor to AIG as a result of a business combination may assume, or replace with equivalent awards, all outstanding awards.

The market value of AIG Common Stock on March 30, 2007 (based upon the closing sale price on the NYSE) was $67.22 per share.

Types of Awards

The Plan provides for grants of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other equity-based or equity-related awards.

Stock Options. The Committee may grant stock options in such number and at such times as the Committee may determine, but no individual may receive options to acquire more than 1,000,000 shares of AIG Common Stock in any one year. The exercise price per share will be determined by the Committee but will not be less than 100 percent of the fair market value of AIG Common Stock on the date of grant. Fair market value will generally be the closing sale price of AIG Common Stock on the NYSE on the date of grant. Shares of AIG Common Stock covered by stock options may not be purchased within one year of the date of grant of the stock option except in cases of termination of employment due to death, disability or retirement. Stock options must be exercised within ten years from the date of grant.

Stock Appreciation Rights. The Committee may grant stock appreciation rights in such number and at such times as the Committee may determine, but no individual may receive stock appreciation rights covering more than 1,000,000 shares of AIG Common Stock in any one year. The exercise price per share will be determined by the Committee but will not be less than 100 percent of the fair market value of AIG Common Stock on the date of grant. Stock appreciation rights will not be exercisable within one year of the date of grant except in cases of termination of employment due to death, disability or retirement. Stock appreciation rights must be exercised within ten years from the date of grant.

Restricted Shares. The Committee may grant or offer for sale restricted shares of AIG Common Stock in such amounts, and subject to such terms and conditions, as the Committee may determine. Subject to such limits as the Committee may determine from time to time, the grantee will have the same voting and dividend rights as any other shareholder of AIG. Except in cases of termination of employment due to death, disability or retirement, an award of restricted shares of AIG Common Stock to an AIG employee may not be paid or delivered free of restrictions within three years of the date of grant, unless the Committee determines that the award is performance-based, in which case it may not be delivered within one year of the date of grant.

Restricted Stock Units. The Committee may grant restricted stock units in such amounts, and subject to such terms and conditions, as the Committee may determine. The grantee will have only the rights of a general unsecured creditor of AIG and no rights as a shareholder of AIG until AIG Common Stock underlying the restricted stock units is delivered. Except in cases of termination of employment due to death, disability or retirement, shares of AIG Common Stock underlying an award of restricted stock units to an AIG employee may not be paid or delivered within three years of the date of grant, unless the Committee determines that the award is performance-based, in which case shares may not be delivered or paid within one year of the date of grant.

Dividend Equivalent Rights. The Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid, during the time such award is outstanding, on the shares of AIG Common Stock covered by such award as if such shares were then outstanding. Dividend equivalent rights may be payable in cash, shares of AIG Common Stock or other property as determined by the Committee.

Other Stock-Based Awards. The Committee may grant or offer for sale other types of equity-based awards or equity-related awards, including the grant of unrestricted shares of AIG Common Stock in such amounts, and subject to such terms and conditions, as the Committee may determine. With respect to no more than 5 percent of the shares of AIG Common Stock that may granted under the Plan, these awards may be made without giving effect to the restrictions on vesting and delivery of restricted shares and restricted stock units described above. These awards may include awards designed to comply with, or take advantage of certain benefits of, the local laws of non-U.S. jurisdictions.

Tax Matters Relating to Awards under the Plan

The following is a summary of the principal U.S. federal income tax considerations relevant to the Plan. This discussion does not address all federal income tax consequences of the Plan and does not discuss any state, local or foreign tax considerations relating to the Plan. This section is based on the Code, its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Incentive Stock Options. An optionee will not be required to recognize income for federal income tax purposes on the grant or exercise of an incentive stock option, and AIG and its subsidiaries will not be entitled to a deduction. However, the excess of the fair market value of the AIG Common Stock received on the date of exercise over the exercise price paid will be included in an optionee’s alternative minimum taxable income. An optionee’s basis in shares of AIG Common Stock received on exercise will be equal to the exercise price, and the optionee’s holding period in such shares will begin on the day following the date of exercise.

If an optionee does not dispose of the AIG Common Stock acquired upon exercise within either the one-year period beginning on the date of exercise or the two-year period beginning on the date of grant of the incentive stock option, then any gain or loss realized by the optionee upon the subsequent disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to AIG or any of its subsidiaries. If the optionee disposes of the AIG Common Stock within the one-year or two-year periods referred to above (a disqualifying disposition), the optionee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the AIG Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and AIG or one of its subsidiaries will generally be entitled to a corresponding deduction. Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise will be taxable as capital gain. If the amount realized is less than the exercise price, and the loss sustained on the disqualifying disposition would otherwise be recognized, the optionee will not recognize any ordinary income from the disposition and instead will recognize a capital loss.

The use of shares previously acquired through the exercise of an incentive stock option in satisfaction of all or a part of the exercise for another option (whether or not an incentive stock option) is a disposition of the previously acquired shares for purposes of the one-year and two-year holding period requirements described above. All shares acquired upon the exercise of an incentive stock option, including previously acquired shares used in satisfaction of all or a part of the exercise price, are considered to have been acquired upon the date of exercise for purposes of the one-year and two-year holding period requirements.

Non-Qualified Stock Options. An optionee will not be required to recognize income for federal income tax purposes upon the grant of a nonqualified stock option, and AIG and its subsidiaries will not be entitled to a deduction. Upon the exercise of such an option, the optionee will recognize ordinary income in the amount by which the fair market value of the AIG Common Stock at the time of exercise exceeds the exercise price, and AIG or one of its subsidiaries will be entitled to a corresponding deduction. The optionee’s basis in the AIG

Common Stock received will equal the fair market value of the shares on the exercise date, and the optionee’s holding period will begin on the day following the exercise date.

Stock Appreciation Rights. A grantee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of the shares of AIG Common Stock received will be taxable to the grantee as ordinary income, and such amount generally will be deductible by AIG or one of its subsidiaries. A grantee’s basis in any shares received will be equal to the fair market value of such shares on the exercise date, and the grantee’s holding period will begin on the day following the exercise date.

Restricted Shares. A grantee will not be subject to tax upon receipt of an award of AIG Common Stock subject to forfeiture conditions and transfer restrictions (the restrictions) unless the grantee makes the election referred to below. Upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the grantee may have paid for the shares). A grantee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the grantee’s holding period begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions, they will be includible in the grantee’s income during the restricted period as additional compensation (and not as dividend income).

If permitted by the applicable award agreement, a grantee may elect, within thirty days after the date of the grant of the restricted shares, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount the grantee may have paid for the shares), determined on the date of grant (without regard to the restrictions). This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a grantee makes this election, the grantee’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the grantee upon the lapse of the restrictions. However, if the grantee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the grantee (even though the grantee previously recognized income with respect to such forfeited shares).

In the taxable year in which a grantee recognizes ordinary income on account of restricted shares, AIG or one of its subsidiaries generally will be entitled to a deduction equal to the amount of income recognized by the grantee. In the event that the restricted shares are forfeited by the grantee after having made the Section 83(b) election referred to above, AIG or the subsidiary generally will include in its income the amount of its original deduction.

Restricted Stock Units. A grantee will not be subject to tax upon the grant of a restricted stock unit. Upon distribution of the shares of AIG Common Stock underlying the restricted stock unit, the grantee will recognize as ordinary income an amount equal to the fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by AIG or one of its subsidiaries. The grantee’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and the grantee’s holding period in such shares will begin on the day following the date of distribution. If any dividend equivalent amounts are paid to the grantee, they will be includible in income as additional compensation (and not as dividend income).

Section 409A and Recent Legislation. The terms of the Plan and each award are intended to comply with Section 409A of the Code, which imposes specific restrictions on deferred compensation arrangements. On February 1, 2007, the United States Senate approved The Small Business and Work Opportunity Act of 2007, which includes a provision that would amend Section 409A to cap the aggregate annual amount of compensation that an individual can defer, beginning in 2007. The cap would be equal to the lesser of $1 million or the individual’s average annual taxable compensation received for the previous five years for services performed by the individual for the employer maintaining the deferred compensation plan. If this provision is enacted into law, it could apply to certain types of awards made under the Plan. At present, it is uncertain whether this provision will be enacted into law and, if so, when it would become effective.

New Plan Benefits

Awards under the Plan in 2007 will be subject to the Committee’s discretion. As a result, it is not possible to determine the amount that will be granted to any person under the Plan this year. Because awards are made at the discretion of the Committee, AIG cannot determine the incentive awards that would have been granted had the Plan been in effect in 2006. Because the 1999 Plan, the 2002 Plan and the Director Plan provide for awards similar to those prospectively available under the Plan, the following table illustrates the grant date fair value of awards granted in 2006 under the 1999 Plan, the 2002 Plan and the Director Plan.

New Plan Benefits

Name	Dollar Value of Equity-Based Awards(1)	Shares of AIG Common Stock Underlying Awards(2)
Martin J. Sullivan	$9,018,512	261,400
Steven J. Bensinger	$5,274,794	118,480
Edmund S.W. Tse	$6,503,232	146,400
Robert M. Sandler	$3,971,500	89,000
Win J. Neuger	$5,652,710	134,880
Executive Officer Group	$66,119,700	1,618,485
Non-Executive Director Group	$1,738,660	54,000
Non-Executive Officer Employee Group	$495,834,583	8,618,259

(1)

This column reflects the grant date fair value in accordance with FAS 123R of awards of stock options, time-vested restricted stock units, performance restricted stock units (Performance RSUs) and deferred stock awards to non-management directors under the 1999 Plan, the 2002 Plan and the Director Plan in 2006. These values assume that Performance RSUs will be earned at maximum levels. For more information about these awards, see “Compensation of Directors” and “2006 Compensation—2006 Grants of Plan-Based Awards”.

(2)

One share of AIG Common Stock underlies each stock option, time-vested restricted stock unit and Performance RSU. The amounts of awards in 2006 are: Sullivan—175,000 stock options and 86,400 Performance RSUs; Bensinger—51,500 stock options, 23,780 time-vested restricted stock units and 43,200 Performance RSUs; Tse—60,000 stock options and 86,400 Performance RSUs; Sandler—35,000 stock options and 54,000 Performance RSUs; Neuger—60,000 stock options and 74,880 Performance RSUs; the executive officer group—796,500 stock options, 39,780 time-vested restricted stock units and 782,205 Performance RSUs; the non-executive director group—40,000 stock options and 14,000 deferred shares of AIG Common Stock; and the non-executive officer employee group—785,410 stock options, 3,158,205 time-vested restricted stock units and 4,674,644 Performance RSUs.

Transfer and No Hedging

Except in the case of death, no award will be transferable in any manner nor may any award be hedged in any manner (including through the use of any cash-settled instrument). During the life of the grantee, awards may be exercised only by the grantee or the grantee’s legal representative.

Amendment and Termination

Generally, the Board may from time to time suspend, discontinue, revise or amend the Plan. The Board may, but is not required to, seek shareholder approval of amendments to the Plan. The Board, however, must submit amendments to the Plan to shareholders if required by law or the rules of a securities exchange or if the amendment would reduce the exercise price of outstanding stock options or stock appreciation rights. Unless previously terminated by the Board, the Plan will terminate on May 16, 2017, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

Equity Compensation Plan Information

The following table provides information about AIG shares that may be issued under compensation plans as of December 31, 2006.

Equity Compensation Plan Information

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1991 Employee Stock Option Plan	3,534,186		$51.43		0
	Amended and Restated 1999 Stock Option Plan	24,487,757		$66.25		19,615,911
	Amended and Restated 2002 Stock Incentive Plan	17,182,777	(3)	$66.56	(4)	2,684,938 (5)
	Director Stock Plan	20,000		$64.64		71,000
	2007 Stock Incentive Plan	—		—		(6)
Total		45,224,720		$57.99	(7)	22,371,849

(1)

At December 31, 2006, options with respect to 19,633,777 shares were outstanding as a result of AIG’s assumption of options granted by entities acquired by AIG, at a weighted average option exercise price of $48.86 per share. AIG has not made, and will not make, any future grants or awards of equity securities under the plans of these acquired companies.

(2)	In addition, at December 31, 2006, AIG was obligated to issue 8,382,632 shares in connection with previous exercises of options with delivery deferred.

(3)

Includes shares reserved for issuance in connection with RSUs granted in 2007 and to be granted in future years under the DCPPP and shares reserved for issuance in connection with 2006 and 2007 Performance RSUs (at maximum payout levels) granted in 2006 under the Partners Plan.

(4)

Weighted average value of restricted stock units at date of grant. Excludes RSUs granted in 2007 and to be granted in future years under the DCPPP and 2006 and 2007 Performance RSUs (at maximum payout levels) granted in 2006 under the Partners Plan.

(5)	An additional 1,000,000 shares become available for grant or award in each year pursuant to the terms of the 2002 Plan.

(6)	The total number of shares of AIG Common Stock with respect to which awards may be granted under the 2007 Plan is 180,000,000 shares.

(7)	Excludes restricted stock units and deferred shares.

SHAREHOLDER PROPOSAL

Some of the statements in the following proposal contain assertions about AIG and its directors that AIG believes are incorrect. AIG has decided not to refute these inaccuracies. Rather, AIG’s Board of Directors has recommended a vote against the proposal for broader policy reasons as set forth following the proposal.

SHAREHOLDER PROPOSAL

William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, represented by John Chevedden, has notified AIG in writing that he intends to submit the following proposal at this year’s meeting:

PERFORMANCE BASED STOCK OPTIONS

Resolved, Shareholders request that our Board of Directors adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives is performance-based, and the performance criteria adopted by the Board is disclosed to shareowners.

“Performance-based” equity compensation is defined here as:

(a)	Indexed stock options, the exercise price of which is linked to an industry index;

(b)	Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or

(c)	Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation and Management Resources Committee is urged for the good of our company to negotiate revised contracts that are consistent with this proposal.

As a long-term shareholder, I support compensation policies for senior executives that provide challenging performance objectives that motivate executives to achieve long-term shareowner value. I believe that a greater reliance on performance-based equity grants is particularly warranted at AIG.

Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett has characterized standard stock options as “a royalty on the passage of time” and has spoken in favor of indexed options.

In contrast, peer-indexed options reward executives for outperforming their direct competitors and discourage re-pricing. Premium-priced options reward executives who enhance overall shareholder value. Performance-vesting equity grants tie compensation more closely to key measures of shareholder value, such as share appreciation and net operating income, thereby encouraging our executives to set and meet performance targets.

It is also important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported: The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm rated our company:

“High Concern” in executive compensation CEO pay of $11 million a year. “High Concern” in accounting.

Plus CEO compensation was not adequately performance-based.

•

Mr. Feldstein and Ms. Futter were designated as “Accelerated Vesting” directors by The Corporate Library. This was due to their involvement with boards that accelerated the vesting of stock options just prior to implementation of FAS 123R policies in order to avoid recognizing the related expense which is now required.

•	Mr. Sullivan, Ms. Futter and Mr. Cohen were potentially over-committed with 4 to 6 board seats each.

•	Three of our directors also served on boards rated D or F by the Corporate Library:

1) Mr. Sutton—Krispy Kreme (KKD)—D-rated

2) Ms. Futter—Viacom (VIA)—F-rated JPMorgan (JPM)—D-rated

3) Mr. Cohen—Barrick Gold (ABX)—D-rated Collins & Aikman—D-rated

The above status reinforces the reason to take one step forward now and vote yes for:

Performance Based Stock Options

Yes on 3

AIG’S STATEMENT IN OPPOSITION

Your Board of Directors opposes this proposal. Your Board of Directors believes that AIG’s existing compensation program is already appropriately “performance-based” and that it is not in the best interests of AIG’s shareholders to restrict the ability of the Board to grant a wide variety of equity-based awards. In particular, AIG’s current program includes awards that are designed to “pay for performance” based on a balanced set of financial and share-price factors.

As discussed in the Compensation Discussion and Analysis, the Compensation and Management Resources Committee, in consultation with Frederic W. Cook & Co., Inc., a recognized leader in the compensation consulting industry, has created a compensation program structure designed to attract, motivate and retain key executives and to support an effective control environment. This compensation program structure has been designed with the goal of aligning the interests of AIG’s senior executives with those of AIG’s shareholders through the use of a variety of long-term incentives based on objective performance measures.

For senior employees, the Compensation and Management Resources Committee has sought to achieve these objectives through time-vested grants of options, performance-vesting grants of restricted stock units (“RSUs”) granted under the AIG Partners Plan, and long-term performance cash awards granted under the AIG Senior Partners Plan. Time-vesting RSUs are not granted to senior employees as part of their regular compensation and are only used for special situations.

Neither the time-vested grants of options nor the performance-vesting RSUs granted under the AIG Partners Plan would satisfy the proposal. However, both awards serve to align the interests of AIG’s employees with those of its shareholders. Grants of time-based options depend on increases in stock price to have any value. Appropriately used, they serve as a powerful tool to align AIG employee compensation with value realized by AIG shareholders. Furthermore, options granted by AIG generally vest over a four-year period, and thus provide enhanced retention. The value realized from an award of AIG’s performance-vesting RSUs depends on both AIG’s financial performance (which determines the number of RSUs earned) and AIG’s share price (which determines the value of each RSU). These awards also are subject to additional time-vesting conditions such that the total performance and vesting period is four years for half the award and six years for the other half of the award. While the proposal does not address AIG’s long-term performance cash awards, your Board feels it is important to note that these awards are earned based on three-year growth in book value, which is an important measure of performance for an insurance company, and earned awards are subject to additional time-vesting conditions similar to performance-vesting RSUs, thereby enhancing the retention of senior executives.

Although your Board of Directors continually reviews the forms of compensation that AIG awards and is not opposed in principle to the types of equity-based compensation described in the proposal, adoption of the proposal would require a complete overhaul of the compensation framework established just over a year ago and would unduly restrict compensation alternatives available to incentivize and retain senior management.

Approval of this proposal requires approval by a majority of the outstanding shares of AIG Common Stock.

Your Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE 2007 ANNUAL MEETING

Your Board of Directors knows of no other matters to be presented at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to SEC Rule 14a-8 should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be received by December 6, 2007. Under the AIG By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2008 Annual Meeting of Shareholders must be received not less than 90 nor more than 120 days prior to May 16, 2008 unless the 2008 Annual Meeting is not scheduled to be held on a date between April 16, 2008 and June 15, 2008, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-laws may be obtained from the Secretary of AIG.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Management Resources Committee Report”, “Report of the Audit Committee” (to the extent permitted by the SEC rules), “Report of the Nominating and Corporate Governance Committee”, and the Appendices to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of AIG Common Stock who hold AIG Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and AIG’s 2006 Annual Report to Shareholders is being sent to that address unless AIG receives contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or AIG’s Annual Report to Shareholders, he or she may contact the AIG Director of Investor Relations at 70 Pine Street, New York, New York 10270, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

PROXY SOLICITATION

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Directors (the “Board”) of American International Group, Inc. (“AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions. These Guidelines are designed with AIG’s current business operations, ownership, capital structure, and economic conditions in mind.

II. Roles of Board and Management

The business of AIG is conducted by management under the oversight of the Board. The roles of the Board and management are related, but distinct. AIG’s business strategy is developed and implemented under the leadership and direction of the Chief Executive Officer by its officers and other employees. The members of the Board serve as the elected representatives of the current and future shareholders, act as advisers and counselors to the Chief Executive Officer and senior management and oversee management’s performance on behalf of the shareholders. In performing its general oversight function, the Board reviews and assesses AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. As part of this function, the Board reviews and discusses reports regularly submitted to the Board by management with respect to AIG’s performance, as well as significant events, issues and risks that may affect AIG’s business or financial performance. In performing its oversight function, the Board and its members will maintain frequent, active and open communication and discussions with the Chief Executive Officer and the management of AIG.

III. Board Composition

The size and composition of the Board is to be determined from time to time by the Board itself in an effort to balance the following goals:

•

The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which AIG is engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have a Board of between 14 and 16 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•

In order to provide oversight to management, given AIG’s complex businesses, the composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.

•

At least two-thirds of the Board will consist of directors who are, under the New York Stock Exchange, Inc. (“NYSE”) listing standards, “independent” in the business judgment of the Board (“Independent Directors”).

IV. The Chairman of the Board

A.

Selection of the Chairman. The Board will select its Chairman in the manner it considers to be in the best interests of AIG at any given point in time. At the current time, the policy of the Board, reflected in the by-laws, is that (1) the role of Chairman should be separate from that of the Chief Executive Officer and (2) the Chairman should be selected from the Independent Directors.

The selection of the Chairman will be reviewed annually. In connection with this review, the Nominating and Corporate Governance Committee will conduct an independent evaluation of the Chairman. Under normal circumstances, the same individual should not serve as non-executive Chairman for more than five years.

B.	Duties of the Chairman. The Chairman will have the duties assigned by the Board. It is the Board’s current policy that the Chairman’s duties include:

•	Preparing agendas for meetings of the Independent Directors;

•	Chairing meetings of the Board as well as executive sessions of the Independent Directors;

•	Overseeing the preparation of agendas for meetings of the Board in consultation with the Chief Executive Officer;

•

Leading the Board in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	Overseeing the process of informing the Board through timely distribution of information and reports;

•	Overseeing the processes of annual Board and Committee self-evaluations; and

•

Serving as an ex-officio, non-voting member of each standing committee of the Board. The Chairman’s participation as an ex officio member at any meeting will not affect the presence or absence of a committee’s quorum. In acknowledgment of the numerous committee meetings, the Chairman will decide, in his sole discretion, which committee meetings he will attend.

V. Selection of Directors

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, or one or more nominees to fill vacancies occurring between annual meetings of shareholders.

A.	Nominations. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, will select nominees for the position of director considering the following criteria:

•	High personal and professional ethics, values and integrity;

•	Ability to work together as part of an effective, collegial group;

•	Commitment to representing the long-term interests of AIG;

•	Skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; and the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board; and

•	Ability and willingness to commit adequate time to AIG over an extended period of time.

B.

Evaluation of Nominees. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee will also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, will determine whether a nominee or appointee would be an Independent Director. The Board has adopted Director Independence Guidelines to assist in this process. A copy of those Guidelines is attached as Annex A to these Corporate Governance Guidelines.

C.

Shareholder Nominations. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by shareholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairman, Nominating and Corporate Governance Committee, c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270. All shareholder recommendations as to possible Board members must comply with the information and timing requirements set forth in AIG’s by-laws.

D.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Management will also provide a continuing education program for directors regarding matters relevant to AIG, its business plan and risk profile, as well as other appropriate subjects.

VI. Election, Term and Retirement of the Directors

A.

Election and Term. A Director holds office until the annual meeting of shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. In light of the complexities of AIG’s businesses and the time it takes for a director to become familiar with them, the Board does not believe that term limits are appropriate.

B.

Voting for Directors. Any nominee for election as a director, in an uncontested election, who receives a greater number of votes cast “withheld” for his or her election than “for” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation, including whether, if the resignation is accepted, the resulting vacancy should be eliminated or filled. AIG will publicly disclose each such resignation and the related action taken by the Board.

C.

Director Retirement. No individual shall stand for election as a director after reaching the age of 73. The Board, however, upon the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of AIG.

D.	Former CEOs. No individual who has served but is not currently serving as Chief Executive Officer of AIG shall serve as a director.

E.

Change in Status. If (other than as a result of retirement) a director’s principal occupation changes from that at the time such director was last nominated for election, then such director shall inform the Chairman of the Nominating and Corporate Governance Committee of the change and shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

F.

Board Vacancies. In the event that a vacancy on the Board is created for any reason, and it is determined by the Nominating and Corporate Governance Committee that the vacancy is to be filled, the Nominating and Corporate Governance Committee will consider the views of interested shareholders, as it is deemed appropriate.

VII. Board Meetings

The Board currently plans to hold at least six regular meetings each year, with further meetings to occur when called by the Chairman or the Chief Executive Officer or requested by two directors as provided in the by-laws.

The Chairman will oversee the preparation of the agendas for meetings of the Board in consultation with the Chief Executive Officer. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting will be established by the respective committee chairman. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion. As provided in the by-laws, the Board or any committee thereof may also take action by unanimous written consent.

VIII. Executive Sessions

To ensure free and open discussion and communication among the Independent Directors of the Board, the Independent Directors will meet in executive sessions, with no members of management present, in conjunction with each regular (non-telephonic) meeting of the Board. The Chairman will preside at the executive sessions unless the Chairman is unable to attend, in which case the Independent Directors will designate one of the Independent Directors to preside. In addition, unless the Chairman decides it to be unnecessary, the Chief

Executive Officer will join a portion of each executive session to give the Independent Directors an opportunity to consult with the Chief Executive Officer.

IX. The Committees of the Board

A.

Committees. The Board will have at least the following standing committees: Audit Committee; Compensation and Management Resources Committee; Finance Committee; Public Policy and Social Responsibility Committee; Regulatory, Compliance and Legal Committee; and Nominating and Corporate Governance Committee. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”) Rule 10A-3. Each committee chairman will give a report to the Board periodically on his or her committee’s activities.

B.

Composition of the Committees. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are Independent Directors. Each other standing committee will have a majority of members who are Independent Directors. In the case of the Audit Committee, the Chairman and a majority of the members also will be “Audit Committee Financial Experts” as defined in the rules and regulations of the SEC, and all members will be “financially literate” as determined by the Board (based upon a determination and recommendation by the Nominating and Corporate Governance Committee) in accordance with NYSE listing standards. Any additional qualifications required for the members of each committee will be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

Membership of committees will be reviewed by the Nominating and Corporate Governance Committee, which will make recommendations to the Board regarding composition of each of the committees of the Board at least annually. In that regard, the Board believes that rotation of members and chairmen of its committees is desirable. The Board does not believe, however, that fixed time periods for rotation are desirable. As a general rule, the Board believes that a director should serve as chairman of the same committee for not less than three consecutive years and for not more than five years.

X. Board Responsibilities

A.	Overall Business Strategy. The Board will periodically review and approve AIG’s overall strategic and business plans.

B.	Chief Executive Officer. The Board will be responsible for the selection and evaluation of the Chief Executive Officer.

C.

Management Succession. The Board will review and consider the management succession plan, developed by the Chief Executive Officer, to ensure that future selections are appropriately considered. The principal components of this plan, on which the Chief Executive Officer will report at least annually to the Board, are:

•	A proposed plan for Chief Executive Officer succession, both in an emergency situation and in the ordinary course of business; and

•	The Chief Executive Officer’s plan for management succession for the other policy-making officers of AIG.

D.

Evaluating and Approving Compensation for the Chief Executive Officer. The Board, acting through the Compensation and Management Resources Committee, evaluates the performance of the Chief Executive Officer against AIG’s goals and objectives and determines the compensation of the Chief Executive Officer. The determination of the Compensation and Management Resources Committee with respect to the Chief Executive Officer’s compensation shall be subject to the approval or ratification of the Board. In the Board’s review and decision as to whether to approve or ratify the determination, any Director who is also an employee of AIG or its subsidiaries shall recuse himself from any such deliberations.

E.

Executive Compensation. The Compensation and Management Resources Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) other employee compensation.

The Board and the Compensation and Management Resources Committee are committed to the full, fair and transparent disclosure of executive compensation. This commitment will be considered in connection with AIG’s public disclosures regarding executive compensation.

F.

Board Compensation. The Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of the compensation of members of the Board. The Board will set the form and amount of director compensation, taking into account the recommendations of the Nominating and Corporate Governance Committee. Only non-management directors will receive compensation for services as a director. To create a direct linkage with corporate performance, the Board believes that a meaningful portion of a director’s compensation should be provided and held in the common stock of AIG and other types of equity-based compensation.

G.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

•	legal or regulatory requirements;

•	the materiality of the transaction to AIG’s financial performance, risk profile or business;

•	the terms of the transaction; or

•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

The Board, in conjunction with management of AIG, will develop standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

XI. Expectations of Directors

The business and affairs of AIG are to be managed by or under the direction of the Board in accordance with the laws of the State of Delaware. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.

Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders. A director may attend meetings (without having a vote or affecting the presence or absence of a quorum) of any committee of which the director is not a member, with the consent of the committee chairman. The Chairman may attend any meetings of committees of which he is an ex-officio member in his sole discretion.

Any director who, for two consecutive calendar years, attended fewer than 75% of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

B.

Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that the best interests of AIG take precedence over any interests possessed by a director.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s Vice President–Corporate Governance in the event of any issues that arise with respect to the matters set forth in the Code.

D.

Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors will advise the Chairman of the Nominating and

Corporate Governance Committee and the Chief Executive Officer before accepting membership on any other board of directors or other significant commitments involving affiliation with other businesses or governmental units.

It is AIG’s policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than AIG or a company in which AIG has a significant equity interest). In addition, the Board generally considers it desirable for other directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require a substantial time commitments, absent special circumstances.

It is the responsibility of the Nominating and Corporate Governance Committee to review each Director’s, and each potential Director’s, overall commitments to help ensure that all Directors have sufficient time to fulfill their responsibilities as Directors. In considering its nominations of candidates for election to the Board, the Nominating and Corporate Governance Committee may determine that a lesser number of Boards than four is appropriate.

E.

Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of AIG’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management, from time to time, to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement or substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.

Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees and outside constituencies with a single voice and that management serves as the primary spokesperson. If a situation does arise in which it seems appropriate for a non-management director to act as a spokesman on behalf of AIG, the director will first consult with the Chief Executive Officer. The foregoing is not intended to preclude the Chairman from speaking on behalf of the Independent Directors, when necessary.

G.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of all information received in connection with his or her service as a director.

XII. Communications with the Board of Directors

Shareholders may communicate directly with one or more directors by (1) writing to them c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270 or (2) email at an address that will be included in the annual proxy statement.

XIII. Evaluating Board and Committee Performance

AIG believes that self-evaluations of the Board, the standing committees of the Board and individual directors are important elements of corporate governance. Under the general oversight of the Chairman:

•	the Board, acting through the Nominating and Corporate Governance Committee, will conduct an annual self-evaluation and evaluation of each member of the Board; and

•	each standing committee will conduct an annual self-evaluation, in the manner and to the extent specified in the committee’s charter.

XIV. Charitable Giving

AIG, and its subsidiaries, make charitable gifts, grants, contributions, commitments and pledges and awards of various types (collectively “gifts”) in the ordinary course of their business to charities, including foundations, endowments, trusts, charitable organizations and groups, cultural and educational institutions and others (collectively, “institutions”). The Board has adopted the following guidelines with respect to the making of such gifts:

•

Gifts are made for the furtherance of AIG’s business interests, including the enhancement of AIG’s reputation and standing in the communities where it operates. It is the responsibility of management to determine whether a gift satisfies this purpose before it is made, pledged or committed.

•

Management will provide the Public Policy and Social Responsibility Committee with quarterly reports on all charitable gifts that have been made, pledged or committed for since the last such report that result in gifts aggregating $100,000 or more within the current calendar year to or on behalf of a given institution. Management will also provide an annual report, that will be made publicly available, with respect to all charitable gifts that have been made, pledged or committed for during the past calendar year that result in gifts aggregating $100,000 or more to or on behalf of a given institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $100,000 or more amount.

•

Management will inform the Nominating and Corporate Governance Committee before the making of any proposed gift that would result in gifts aggregating $100,000 or more within any calendar year to or on behalf of an institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $100,000 or more amount.

•

Directors will not directly solicit gifts from AIG (including any of its subsidiaries) to or on behalf of any institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer.

XV. Political Contributions

AIG, and its subsidiaries, make political contributions in the ordinary course of their business for the furtherance of AIG’s business interests. It is the responsibility of management to determine whether a contribution satisfies this purpose before it is made, pledged or committed for. All political contributions will be made in accordance with all applicable laws, rules and regulations.

Management will provide the Public Policy and Social Responsibility Committee with a report, at least annually, with respect to all political contributions that have been made since the last such report. The Public Policy and Social Responsibility Committee will report to the Board, at least annually, with respect to its review of the report provided by management on political contributions.

XVI. Reliance on Management and Outside Advice

The Board will have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting and other advisors to assist it. In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Board may retain, if appropriate, independent legal, accounting and other advisors to assist the Board (or, when appropriate, the Independent Directors), and may determine the compensation of such advisors, and AIG will be responsible for any costs or expenses so incurred.

Amended: March 14, 2007

Annex A

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS

A director having any of the following relationships will be deemed to have a material relationship1 with AIG2 and will not be considered “independent”:

•	The director is, or has been within the last three years, an employee of AIG, or an immediate family member[3] is, or has been within the last three years, an executive officer[4] of AIG.[5]

•

During any twelve-month period within the last three years, (1) the director has received any direct compensation from AIG or (2) the director has an immediate family member who has received more than $100,000 in direct compensation from AIG for service as an executive officer, in any such case other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).[5]

•

(1) The director or an immediate family member is a current partner of a firm that is AIG’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on AIG’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AIG’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments[6] to, or received payments from, AIG for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the New York Stock Exchange listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in one or more of these standards shall not create a presumption that the director is or is not “independent”.

•

A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” refers to American International Group, Inc. and its consolidated subsidiaries.
[3]

“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the relevant look-back provisions of the standards, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered

[4]

“Executive officer” refers to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

[5]

Employment or compensation received by a director for former service as an interim chairman or Chief Executive Officer does not need to be considered as a factor by the board in determining independence under this test.

[6]	Contributions to tax exempt organizations are not considered payments for purposes of this test.

•	A relationship arising solely from director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.

•	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit organization that engages in a transaction with AIG.

•

A relationship arising solely from a director’s affiliation with a charitable organization as a director, advisory director (or in a similar capacity) or executive officer that receives contributions from AIG, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of $200,000.[7]

•	The ownership by a director of equity securities of AIG.

•

The purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG, in each case, so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

[7]	Contributions made by AIG to charitable organizations under the AIG Matching Grants Program will not be taken into account for purposes of this test.

APPENDIX B

AMERICAN INTERNATIONAL GROUP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(Amended March 14, 2007)

I. Purpose of Committee

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) (a) identifies individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommends individuals to the Board for nomination, election, or appointment as members of the Board and its committees, (b) advises the Board on corporate governance matters, including developing and recommending to the Board a set of Corporate Governance Guidelines for AIG and (c) oversees the evaluation of the Board of AIG and its committees.

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable, law, rule, or regulation. The Board shall appoint a Chairman of the Committee.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and Securities and Exchange Commission (“SEC”) and NYSE rules and standards.

III. Organization

The committee will meet at least four times each year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The Chairman shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

IV. Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

Nominations.

A.

To identify nominees qualified to become Board members for recommendation to the Board and, in each case, to provide the Board the Committee’s assessment of whether such nominee is independent and, in respect of members of the Audit Committee, whether such nominee is an “Audit Committee Financial Expert” and/or “financially literate.” Nominees should meet the criteria set forth in AIG’s Corporate Governance Guidelines. The Committee will consider candidates proposed by shareholders and may consider candidates proposed by management and others.

B.	To review and make recommendations to the Board with respect to the composition and Chairmen of committees of the Board. This review will be conducted annually.

Corporate Governance.

A.

To develop and recommend to the Board a set of corporate governance guidelines, to assist the Board in interpreting those guidelines, to review and reassess the adequacy of those guidelines at least annually, and to recommend any changes to those guidelines to the Board.

B.	To oversee, in such manner as it deems appropriate, the evaluation of the Board and committees of the Board.

C.	To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size and composition of the Board or any committee thereof.

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D.

To review the charters and, if necessary or desirable, to recommend to the Board changes in the duties and responsibilities of the committees, or the dissolution of committees or creation of additional committees.

E.	To advise the Board on corporate governance matters, including recommending practices that enable the Board to comply with applicable laws and regulations.

F.	To review proposals submitted by shareholders for action at meetings of shareholders and make recommendations to the Board for action with respect thereto.

G.	To report to the Board on the number, substance and status of such proposals submitted by shareholders (or proposals that shareholders have indicated they may submit).

H.

To reconsider any shareholder proposal that was not supported by the Board but received approval of a majority of the votes cast at the relevant shareholders meeting (at which a quorum was present) and recommend any action to be taken with respect thereto. Such action may include a member of the Committee meeting with the shareholder proponent of such a proposal.

I.	To make recommendations to the Board regarding action to be taken in response to the tender of resignation by a director in the circumstances required by AIG’s Corporate Governance Guidelines.

J.

Upon request of the Board, to review requests by a director, executive officer, or senior financial officer to waive a provision of the AIG Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics or AIG’s Code of Conduct, including, in each case, any requests with respect to an actual or potential conflict of interest, and to recommend to the Board any action with respect thereto.

Other Duties and Responsibilities.

A.	To present a summary of the actions taken at each Committee meeting to the Board.

B.	To exercise such other powers and authority as the Board shall, from time to time, confer upon it.

C.

To take such actions and make such determinations and recommendations as required to comply with the rules of the SEC relating to nominating and governance committee functions and communications between the Board and shareholders.

D.	To review and approve all related-party transactions of AIG in accordance with AIG’s related-party transaction approval policies in effect from time to time.

E.

To (i) prepare a report of the Committee for inclusion in AIG’s annual proxy statement and (ii) approve the disclosure with respect to the Committee, its operations and director independence required by the rules of the SEC to be included in AIG’s annual proxy statement.

V. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VI. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

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APPENDIX C

AMERICAN INTERNATIONAL GROUP, INC.
COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE CHARTER
(Amended March 14, 2007)

I. Purpose of Committee

The Compensation and Management Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) oversees the administration of AIG’s compensation programs, determines and approves the compensation of the Chief Executive Officer (“CEO”), approves the compensation of other senior executives under its purview, makes recommendations with respect to the compensation programs applicable to senior executives and other employee compensation, oversees AIG’s management development and succession planning programs and produces a Committee report on executive compensation for inclusion in AIG’s annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable law, rule, or regulation. The Board shall appoint a Chairman of the Committee. Each member shall also be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and SEC and NYSE rules and standards.

III. Organization

The Committee will meet at least four times each year or more frequently as it deems necessary or appropriate to carry out its duties and responsibilities.

The Chairman shall, in consultation with management and other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions.

IV. Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

A.

In consultation with senior management, to make recommendations to the Board with regard to AIG’s general compensation philosophy, oversee the development and implementation of AIG’s compensation programs, and periodically evaluate the competitiveness of its compensation program in relation to its chosen peer group, taking into account AIG’s relative size and performance.

B.

To review and approve performance measures and goals relevant to the compensation of the Chief Executive Officer and other senior executives under its purview, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve either as a committee or together with the other independent directors (as directed by the Board) the Chief Executive Officer’s compensation, including salary, bonus, and incentive or equity compensation, based on this evaluation.

C.

To make recommendations to the Board with respect to AIG’s compensation plans and equity-based plans, discharge any responsibilities imposed on the Committee by any of these plans, oversee the activities of the individuals and committees responsible for administering these plans and approve and recommend to the Board any new equity compensation plan or any material change to an existing equity compensation plan where shareholder approval is required.

D.	In consultation with senior management, to oversee regulatory compliance with respect to compensation matters.

C-1

E.	To review and approve any hiring and severance or similar termination payments proposed to be made by AIG to any prospective, current or former senior executive of AIG under its purview.

F.	To review and approve any special benefits and executive perquisites in effect for senior executives and other aspects of executive compensation and employment policies.

G.	To oversee AIG’s employee compensation programs below the senior executive level.

H.	To oversee and report to the Board on AIG’s management development and succession planning programs applicable to the Chief Executive Officer and other key executive positions.

I.	To review AIG’s programs to identify and develop managerial talent, to review the performance of managers and to encourage and retain managers.

J.	To exercise such other powers and authority as the Board shall, from time to time, confer upon it.

V. Committee Reports

The Committee shall have the following other duties and responsibilities:

A.	To prepare any report or other disclosure required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in AIG’s annual proxy statement.

B.	To present a summary of the actions taken at each Committee meeting to the Board.

VI. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self assessment shall be determined by the Committee.

VII. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

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APPENDIX D

AMERICAN INTERNATIONAL GROUP, INC.
FINANCE COMMITTEE CHARTER
(Adopted March 14, 2007)

I. Purpose of Committee

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) (i) assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, (ii) provides strategic guidance to management as to AIG’s capital structure, use of capital in its businesses, methods of financing its businesses and other related strategic initiatives, (iii) has the power to approve issuances, investments, dispositions and other transactions and matters in the amounts delegated to the Committee by the Board (other than those reserved to the Board pursuant to AIG’s policy for transactions and matters requiring Board approval (the “Board Approval Policy”)), and (iv) counsels and advises finance, investment or other similar committees of AIG’s subsidiaries, or if no such committee exists at a subsidiary, the Board of Directors of such subsidiary.1

II. Committee Membership

The Committee shall be comprised of at least three directors, including the Chief Executive Officer, each of whom shall serve at the pleasure of the Board and a majority of whom shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable law, rule or regulation. The Board shall appoint a Chairman of the Committee.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and Securities and Exchange Commission (“SEC”) and NYSE rules, regulations and standards.

III. Organization

The Committee will meet at least four times each year or more frequently as it deems necessary or appropriate to carry out its duties and responsibilities.

The Chairman shall, in consultation with management and other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

All action taken by the Committee shall be reported to the Board as the Committee deems appropriate or as the Board may request.

IV. Committee Duties and Responsibilities

To the extent not covered by the Board Approval Policy, the following are the duties and responsibilities of the Committee:

A. Capital Structure and Financing

•

Approve the issuance by AIG of one or more series of debt securities, shares of non-convertible, non-exchangeable preferred stock, promissory notes, commercial paper, guarantees, keep well and support agreements or other similar securities or instruments (or any programs relating to the foregoing), the entering into of repurchase and reverse repurchase agreements, borrowing facilities, loan agreements, reimbursement agreements, letter of credit facilities, collateral security or pledge agreements and other arrangements with banks and other lenders and similar or related transactions.

•	Approve any issuance of common stock of AIG, including securities convertible into or exchangeable for common stock of AIG up to a level specified by the Board.

•	Review and recommend approval by the Board of issuances of common stock of AIG, including securities convertible into or exchangeable for common stock of AIG above any level specified by the Board.

[1]For purposes of this Charter, AIG’s subsidiaries shall not include 21st Century Insurance Group and Transatlantic Holdings, Inc.

D-1

•	Review quarterly, or more frequently as the Committee may deem appropriate, reports concerning the capital structure and financing activities of AIG and subsidiaries of AIG.

•

Approve capitalization of new subsidiaries of AIG and approve capital contributions and intercompany indebtedness and other support provided to existing subsidiaries of AIG above any level delegated to management.

•	Review and recommend approval by the Board of dividend proposals and policies relating to AIG common stock.

•

Review and recommend the number of shares or aggregate value of any AIG common stock purchases in the open market or in other transactions in connection with any buyback program to be authorized by the Board and, subject to any limit established by the Board, authorize the timing, price and manner of any common stock purchases by AIG.

B. Mergers and Acquisitions

•

Recommend to the Board approval of any transaction by AIG or any of its subsidiaries involving the acquisition or disposition by AIG or any of its subsidiaries of a business or entity where the aggregate amount of consideration from AIG or any of its subsidiaries (including the assumption of debt and other liabilities), or received by AIG or any of its subsidiaries, exceeds the amount delegated to management by the Board.

C. Management of Investments

•	Review the asset and liability management policies of AIG and its subsidiaries.

•	Review the cash management policies of AIG and its subsidiaries.

•	Approve securities lending agreements and other similar transactions.

•

Review quarterly, or more frequently as the Committee may deem appropriate, reports concerning the invested assets of AIG and its subsidiaries, including financial performance, and the asset and liability management of AIG and its subsidiaries.

D. Risk Management

•

Management shall review with the Committee, as the Committee may deem appropriate, reports concerning AIG’s exposures to market, liquidity, credit and operational risks in so far as those exposures relate to financial, transactional and other matters considered by the Committee as part of its duties and responsibilities under this Charter.

E. Operations

•	Review and recommend approval by the Board of the annual budget of AIG.

•

Approve proposals for capital or other expenditures in excess of the level delegated to management by the Board for a transaction or series of related transactions, including the acquisition, expansion, leasing, construction and disposition of offices and other facilities and the acquisition or licensing of computer hardware, software or other systems.

V. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VI. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

D-2

APPENDIX E

AMERICAN INTERNATIONAL GROUP, INC.
AUDIT COMMITTEE CHARTER
(Amended March 14, 2007)

I. Purpose of the Audit Committee

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) assists the Board in its oversight of (i) the integrity of AIG’s financial statements, (ii) AIG’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of AIG’s independent auditor and (iv) the performance of AIG’s internal audit function.

II. Responsibilities

AIG’s business is managed under the oversight of the Board and the various committees of the Board, including the Committee. The primary responsibility of the Committee is to exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Committee members believe to be in the best interests of AIG and its shareholders.

The preparation of AIG’s financial statements in accordance with generally accepted accounting principles is the responsibility of management. The independent auditor is responsible for the planning and conduct of audits and determining whether the financial statements present fairly in all material respects AIG’s financial position and results of operations.

III. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and be “independent” under the rules of the Securities and Exchange Commission (“SEC”), the New York Stock Exchange, Inc. (“NYSE”) listing standards and any other applicable law, rule or regulation. The Board shall appoint a Chairman of the Committee.

Each member of the Committee shall be “financially literate” and at least one member of the Committee shall have “accounting or related financial management expertise” in accordance with the NYSE listing standards. The Chairman and a majority of the members of the Committee shall be “Audit Committee Financial Experts” as defined in the rules of the SEC.

No Committee member shall simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that Committee member effectively to serve on the Committee.

Determinations of independence, audit committee financial expertise, financial literacy and accounting or related financial management expertise shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and SEC and NYSE rules, regulations and standards.

IV. Organization

The Committee will meet at least four times a year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The Chairman shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

V. Relationship with Independent Auditor

A.

The independent auditor for AIG is accountable to the Board and the Committee, as representatives of the shareholders. The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) and any other registered public accounting firm retained for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for AIG, and the independent auditor shall report directly to the Committee.

B.

The Committee shall discuss with the independent auditor, on at least an annual basis, the matters required to be discussed by (1) Statement on Auditing Standards Standard No. 61, as it may be amended, relating to the conduct of the audit and (2) Statement on Auditing Standards Standard No. 100, as it may be amended (“SAS 100”), relating to the conduct of a review of interim financial information.

C.

The Committee shall review with the independent auditor the items as to which the independent auditor is required to report to the Committee pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules and regulations promulgated thereunder, as in effect from time to time. These include (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, (3) the ramifications of the use of such alternative disclosures and treatment, (4) the treatment preferred by the independent auditor and (5) other material written communications between the independent auditor and management.

D.

The Committee shall review with the independent auditor (1) any management letter provided by the independent auditor and management’s response thereto, (2) a summary of the major audit reports issued by the internal auditor department and management’s response thereto, (3) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise) and (4) any significant written communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues in connection with the engagement.

E.	The Committee shall review with the independent auditor the responsibilities, budget, and staffing of AIG’s internal audit function.

F.

The Committee shall review with the independent auditor audit problems or difficulties encountered by the independent auditor in the course of its annual audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or access to required information, and any significant disagreements with management.

G.

The Committee shall obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

H.

As required by the NYSE, the Committee shall, at least annually, obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by (a) the most recent internal quality-control review (or peer review) of the firm or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (3) all relationships between the independent auditor and AIG, including the matters set forth in the letter provided by the independent auditor pursuant to Independence Standards Board Standard No. 1, to enable the Committee to assess the independent auditor’s independence.

I.

The independent auditor shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditor: (1) the audit of AIG’s annual financial statements and the reviews of the financial statements included in AIG’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (2) assurance and related services not included in clause (1) that are reasonably related to the performance of the audit or review of AIG’s financial statements, in the aggregate and by each service; (3) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (4) all other products and services rendered by the independent auditor, in the aggregate and by each service.

J.	The Committee shall pre-approve all audit and permitted non-audit services from the independent auditor as required by SEC rules.

K.

The Committee shall at least annually evaluate the qualifications, performance, and independence of the independent auditor, including the lead partner of the independent audit (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). In this regard, the

Committee will consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence.

The Committee shall assure the regular rotation of the lead audit partner as required by law and shall consider and discuss with management whether there should be a regular rotation of the independent auditor itself.

L.	The Committee shall present its conclusions with respect to the independent auditor to the Board at least annually.

M.	The Committee shall set clear policies for AIG’s hiring of employees or former employees of the independent auditor.

VI. Financial Disclosure

A.	The Committee shall meet with the independent auditor and AIG’s internal auditors, prior to the commencement of the annual audit, to review the planning and scope of the audit.

B.

The Committee shall generally discuss the type and presentation of information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee shall discuss AIG’s quarterly earnings press releases with management and the independent auditor prior to public release.

C.

The Committee shall discuss generally with management and the independent auditor the annual audited financial statements and the quarterly financial statements, including AIG’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee shall also review AIG’s disclosure controls and procedures with management on a quarterly basis. The Committee shall recommend to the Board whether the audited financial statements should be included in AIG’s Annual Report on Form 10-K.

D.

The Committee shall discuss with management, the internal auditors, and the independent auditor major issues regarding accounting principles and financial statement presentations, including (1) any significant change in AIG’s selection or application of accounting principles, (2) any major issues relating to the adequacy of AIG’s internal controls, (3) any audit steps adopted in light of material control deficiencies, (4) the effect of regulatory and accounting initiatives on AIG’s financial statements, (5) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of AIG’s financial statements and (6) any fraud, material or otherwise, that involved management or other employees who have a significant role in AIG’s internal controls and that have come to the attention of management, the internal auditors or the independent auditor.

VII. Communication with Management and Employees

A.

The Committee shall review with AIG’s General Counsel legal, compliance or regulatory matters that may have a material impact on AIG’s business, financial statements or compliance policies and any material reports or inquiries received from regulators and government agencies.

B.

The Committee will meet at least quarterly in separate private sessions with management, the director of the internal auditing department, and the independent auditor to discuss any matters that the Committee believes appropriate. The Committee may request any officer or employee of AIG or its subsidiaries, AIG’s outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any members of, or experts and advisors to, the Committee.

C.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and for the confidential and anonymous submission by AIG employees of concerns regarding accounting or auditing matters.

VIII. Other Duties and Responsibilities

A.

The Audit Committee shall review and approve the head of internal audit’s proposed annual audit plan and financial budget. The Committee shall review the organization of the internal audit department, the adequacy of its resources, and the competence of its staff.

B.

The Committee shall (1) review and approve the appointment, replacement, reassignment or dismissal of the chief internal auditor, who shall report directly to the Committee, (2) be involved in performance reviews of the chief internal auditor, and (3) be involved in reviewing the compensation of the chief internal auditor.

C.	The Committee shall prepare any report or other disclosure required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in AIG’s annual proxy statement.

D.

The Committee shall discuss the guidelines and policies governing the process by which senior management of AIG and the relevant operations of AIG assess and manage AIG’s exposure to risk, as well as AIG’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.

E.

The Committee may delegate authority to individual Committee members, as the Committee deems appropriate, and shall review the actions of such individuals as appropriate. The Chairman is delegated the authority to discuss with the independent auditor the matters required to be discussed by SAS 100.

F.

The Committee shall report regularly to the Board. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of AIG’s financial statements, AIG’s compliance with legal or regulatory requirements, the performance and independence of AIG’s independent auditor, and the performance of the internal audit function.

G.	The Committee shall exercise such other powers and authority as the Board shall, from time to time, confer upon it.

IX. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

X. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

APPENDIX F

AMERICAN INTERNATIONAL GROUP, INC.
PUBLIC POLICY AND SOCIAL RESPONSIBILITY COMMITTEE CHARTER
(Amended March 14, 2007)

I. Purpose of Committee

The Public Policy and Social Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) is responsible for reviewing the position and policies of American International Group, Inc. (“AIG”) that relate to current and emerging corporate social responsibility and political and public policy issues of significance to AIG, that may affect AIG’s business operations, performance or corporate reputation.

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and a majority of which shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable law, rule or regulation. The members of the Committee shall be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board shall appoint a Chairman of the Committee, who shall be independent.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and Securities and Exchange Commission (“SEC”) and NYSE rules and standards.

III. Organization

The Committee will meet at least four times each year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The Chairman shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

IV. Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to review and, if necessary, report to the Board with respect to the following:

A.	Trends in legislation, regulation, and emerging public policy issues that may affect AIG’s business operations, performance, or corporate reputation;

B.	AIG’s position on key public policy issues under consideration in legislative, regulatory and judicial forums;

C.

The manner in which AIG conducts its public policies, social and environmental practices, government relations activities, and other issues related or important to AIG’s employees, shareholders, customers, vendors and the countries in which AIG does business, in furtherance of its corporate social responsibility;

D.

AIG’s support of charitable and educational or other non-profit organizations and activities, including the AIG Disaster Relief Fund–New York and AIG Foundation, Inc., in furtherance of its corporate social responsibility;

E.

AIG’s relationships with public interest groups, legislatures and government agencies, as well as with AIG’s employees, customers, shareholders, vendors and the communities in which we do business; and how those constituencies view AIG as those relationships relate to issues of public policy and social responsibility;

F.	Shareholder proposals involving issues of public policy and social responsibility and to make recommendations to the Board regarding AIG’s response to these proposals.

F-1

V. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VI. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

F-2

APPENDIX G

AMERICAN INTERNATIONAL GROUP, INC.
REGULATORY, COMPLIANCE AND LEGAL COMMITTEE CHARTER
(Amended March 14, 2007)

I. Purpose of Committee

The Regulatory, Compliance and Legal Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) assists the Board in its oversight of AIG’s handling of legal, regulatory and compliance matters. The Committee has the authority to take such steps as it deems necessary and appropriate in providing such oversight, but the Board reserves the right to approve the settlement or disposition of any legal, regulatory or compliance matter that requires Board involvement or action.

II. Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and a majority of whom shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”) and any other applicable law, rule or regulation. The Board shall appoint a Chairman of the Committee.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and Securities and Exchange Commission (“SEC”) and NYSE rules, regulations and standards.

III. Organization

The Committee will meet at least four times a year or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The Chairman shall in consultation with other Committee members and management, set the agenda for and preside at meetings of the Committee. The Secretary of AIG or another designated individual shall record and keep minutes of all Committee meetings.

IV. Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

A.

To review periodically with management, including the General Counsel, the Chief Compliance Officer and the Chief Regulatory Officer, if any, the Company’s relations with regulators or governmental agencies, and any significant legal, compliance or regulatory matters that have arisen.

B.

To receive reports, on such intervals as the Committee deems appropriate, from the Chief Internal Auditor regarding internal audit’s reviews of AIG’s legal, regulatory and compliance functions and to periodically review with the Chief Internal Auditor such reports.

C.

In accordance with AIG’s By-laws, to take any actions which the Committee deems necessary and appropriate on behalf of the Board in connection with the indemnification of directors, officers and employees pursuant to AIG’s Restated Certificate of Incorporation, as amended, and By-laws, including the advancement of legal fees and expenses in any pending or threatened legal action or proceeding.

D.

Through one or more of its members, to serve as the representative of the Board to AIG’s regulators, enabling direct communication from regulators to the Board on matters deemed appropriate by such regulators.

E.	To review periodically management’s development of compliance policies and procedures as are appropriate or necessary.

F.	To review periodically management’s development of measures to ensure that AIG’s policies and procedures on compliance are properly disseminated, understood and followed by AIG employees.

G.

To review periodically management’s implementation of AIG’s compliance program, and to receive reports of significant violations of AIG’s Code of Conduct and AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics.

G-1

H.

To review periodically management’s procedures for the receipt, retention and treatment of complaints received by AIG regarding compliance or regulatory matters whether through the AIG Compliance Help Line or any other sources.

Other Duties and Responsibilities.

A.	To present a summary of the actions taken at each Committee meeting to the Board.

B.	To exercise such other powers and authority as the Board shall, from time to time, confer upon it.

V. Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

VI. Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and AIG shall be responsible for any costs or expenses so incurred.

G-2

APPENDIX H

AMERICAN INTERNATIONAL GROUP, INC.
2007 Stock Incentive Plan

Table of Contents

ARTICLE I GENERAL		H-2
1.1	Purpose	H-2
1.2	Definitions of Certain Terms	H-2
1.3	Administration	H-3
1.4	Persons Eligible for Awards	H-4
1.5	Types of Awards Under Plan	H-4
1.6	Shares of Common Stock Available for Awards	H-4
ARTICLE II AWARDS UNDER THE PLAN		H-5
2.1	Agreements Evidencing Awards	H-5
2.2	No Rights as a Shareholder	H-5
2.3	Stock Options	H-5
2.4	Stock Appreciation Rights	H-6
2.5	Restricted Shares	H-7
2.6	Restricted Stock Units	H-7
2.7	Dividend Equivalent Rights	H-7
2.8	Other Stock-Based Awards	H-7
2.9	Certain Restrictions	H-7
ARTICLE III MISCELLANEOUS		H-8
3.1	Amendment of the Plan	H-8
3.2	Tax Withholding	H-8
3.3	Required Consents and Legends	H-8
3.4	Right of Offset	H-8
3.5	Nonassignability; No Hedging	H-8
3.6	Successor Entity	H-9
3.7	Right of Discharge Reserved	H-9
3.8	Nature of Payments	H-9
3.9	Non-Uniform Determinations	H-9
3.10	Other Payments or Awards	H-9
3.11	Plan Headings	H-9
3.12	Termination of Plan	H-10
3.13	Section 409A Payment Delay	H-10
3.14	Governing Law	H-10
3.15	Severability; Entire Agreement	H-10
3.16	Waiver of Claims	H-10
3.17	No Third Party Beneficiaries	H-10
3.18	Successors and Assigns of AIG	H-10
3.19	Date of Adoption and Approval of Shareholders	H-10

AMERICAN INTERNATIONAL GROUP, INC.
2007 Stock Incentive Plan

ARTICLE I—GENERAL

1.1 Purpose

The purpose of the American International Group, Inc. 2007 Stock Incentive Plan is to attract, retain and motivate officers, directors and key employees of American International Group, Inc. and its consolidated subsidiaries, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

This 2007 Stock Incentive Plan replaces the American International Group, Inc. Amended and Restated 1999 Stock Option Plan (as amended to the Effective Date, the “Stock Option Plan”), the American International Group, Inc. Amended and Restated 2002 Stock Incentive Plan (as amended to the Effective Date, the “SIP”) and the American International Group, Inc. Director Stock Plan (as amended to the Effective Date, the “Director Plan”) for Awards granted on or after the Effective Date. Awards may not be granted under any of the Stock Option Plan, the SIP or the Director Plan beginning on the Effective Date, but this 2007 Stock Incentive Plan will not affect the terms or conditions of any stock option, restricted stock unit or other award made under the Stock Option Plan, the SIP or the Director Plan before the Effective Date.

1.2 Definitions of Certain Terms

For purposes of this 2007 Stock Incentive Plan, the following terms have the meanings set forth below:

“AIG” means American International Group, Inc. or a successor entity contemplated by Section 3.6.

“Assurance Agreement” means the Assurance Agreement, by AIG in favor of eligible employees dated as of June 27, 2005, relating to certain obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time).

“Award” means an award made pursuant to the Plan.

“Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee.

“Board” means the Board of Directors of AIG.

“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Committee” has the meaning set forth in Section 1.3.1.

“Common Stock” means the common stock of AIG, par value $2.50 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.4.

“Company” means AIG and its consolidated subsidiaries.

“Consent” has the meaning set forth in Section 3.3.2.

“Covered Person” has the meaning set forth in Section 1.3.3.

“Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of AIG.

“Effective Date” means May 16, 2007.

“Employee” means a regular, active employee of the Company.

“Employment” means a Grantee’s performance of services for the Company, as an Employee, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein.

“Grantee” means an Employee or Director who receives an Award.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to be designated as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act or any successor thereto.

“Officer” means an Employee who is an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act.

“Plan” means this American International Group, Inc. 2007 Stock Incentive Plan, as amended from time to time.

“Plan Action” will have the meaning set forth in Section 3.3.1.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.3 Administration

1.3.1 The Compensation and Management Resources Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. The members of the Committee will be drawn solely from such members of the Board who are not and have not been Officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee will be final, binding and conclusive on all Grantees and on their legal representatives and beneficiaries. The Committee will have the authority, in its absolute discretion, to determine the persons who will receive Awards, the time when Awards will be granted, the terms of such Awards and the number of shares of Common Stock, if any, which will be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee reserves the authority, in its absolute discretion (although it does not expect to exercise such authority other than in unusual or non-recurring circumstances), to (a) amend any outstanding Award Agreement in any respect, whether or not the rights of the Grantee of such Award are adversely affected (but subject to Sections 2.3.6, 2.4.5 and 2.9), including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, to waive or amend any restrictions or conditions set forth in such Award Agreement, or to impose new restrictions and conditions, or to reflect a change in the Grantee’s circumstances and (b) determine whether, to what extent and under what circumstances and method or methods (i) Awards may be (A) settled in shares of Common Stock, other securities, other Awards or other property or (B) canceled, forfeited or suspended, (ii) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee and (iii) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to Directors) or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee herein. If so determined by the Committee, any Award made to an Officer or member of the Board will be made by the full Board or a committee or subcommittee of the Board composed of at least two Non-Employee Directors of AIG.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. To the extent not inconsistent with applicable law and the rules and regulations of the New York Stock Exchange, (a) the Committee may delegate any of its powers under the Plan to a subcommittee of the Committee or to one of its members, (b) the Committee may allocate among its members any of its administrative responsibilities and (c) notwithstanding anything to the contrary contained herein, the Committee may delegate the determination of Awards to Employees who are not Officers to one or more officers of AIG designated by the Committee from time to time.

1.3.3 No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by AIG against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with AIG’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that AIG will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once AIG gives notice of its intent to assume the defense, AIG will have sole control over such defense with counsel of AIG’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under AIG’s Restated Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any other power that AIG may have to indemnify such persons or hold them harmless.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to Employees and Directors.

1.5 Types of Awards Under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other equity-based or equity-related Awards that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6 Shares of Common Stock Available for Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be granted under the Plan is 180,000,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by AIG.

1.6.2 Share Counting. The number of shares of Common Stock granted under the Plan per year will be determined as follows: (a) each stock option, stock appreciate right and similar Award will count as 1 share of Common Stock and (b) each restricted share, restricted stock unit and similar Award will count as 2.9 shares of Common Stock. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.3 Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award (counted in accordance with Section 1.6.2) will again be available for grant under the Plan. In addition, the following will be added to the number of shares available for grant under the Plan: (1) the number of shares of Common Stock underlying awards granted and outstanding under the Stock Option Plan before the Effective Date that are forfeited, expire, terminate or otherwise lapse on or after the Effective Date, in whole or in part, without the delivery of Common Stock and (2) the number of shares of Common Stock underlying awards granted and outstanding under the SIP before the Effective Date that are forfeited, expire, terminate or otherwise lapse on or after the Effective Date, in whole or in part, without the delivery of Common Stock (in each case, counted in accordance with Section 1.6.2). For the avoidance of doubt, the following shall not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

1.6.4 Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and adjust equitably the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG. After any adjustment made pursuant to this Section 1.6.4, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II—AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of AIG. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2 No Rights as a Shareholder

No Grantee (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of AIG with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.4, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3 Options

2.3.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee or the Board may determine; provided, however, that the maximum number of shares of Common Stock as to which stock options may be granted under the Plan to any one individual in any one year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.4).

2.3.2 Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any calendar year (under all such plans of AIG and of any subsidiary corporation of AIG) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option.

2.3.3 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock options.

2.3.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years from the date on which the stock option is granted.

2.3.5 Exercise of Stock Option and Payment for Shares. The shares of Common Stock covered by each stock option may not be purchased for one year after the date on which the stock option is granted (except in the case of termination of Employment due to death, disability or retirement), but thereafter may be purchased in such installments as will be determined in the Award Agreement at the time the stock option is granted. Subject to any limitations in the applicable Award Agreement, any shares not purchased on the applicable installment date may be purchased thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to AIG specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, valued as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by AIG, on terms acceptable to AIG, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6 Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the shareholders.

2.4 Stock Appreciation Rights

2.4.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee or the Board may determine; provided, however, that the maximum number of shares of Common Stock as to which stock appreciation rights may be granted under the Plan to any one individual in any one year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.4).

2.4.2 Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock appreciation rights.

2.4.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the Stock Appreciation Right is granted.

2.4.4 Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may not be exercised for one year after the date on which the stock appreciation right is granted (except in the case of termination of Employment due to death, disability or retirement), but thereafter may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to AIG specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by AIG, on terms acceptable to AIG, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5 Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the shareholders.

2.5 Restricted Shares

2.5.1 Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to Section 2.9 and such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a shareholder with respect to the restricted shares, subject to Section 2.9 and any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by AIG or its designated agent until the time the restrictions lapse.

2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends will revert back to the Company if for any reason the restricted share upon which such dividends were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends made on such restricted share and retained by the Company will be paid to the relevant Grantee. Unless the applicable Award Agreement provides otherwise, additional shares or other property distributed to the Grantee in respect of restricted shares, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted shares.

2.6 Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to Section 2.9 and such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of AIG until delivery of shares of Common Stock or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, or securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7 Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of AIG until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8 Other Stock-Based Awards

Subject to Section 2.9, the Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Notwithstanding anything to the contrary contained herein, a maximum of 3,000,000 shares of Common Stock (which, for purposes of Section 1.6, would represent 8,700,000 of the available shares of Common Stock under this Plan when counted in accordance with Section 1.6.2) may be delivered under the Plan pursuant to this Section 2.8 without giving effect to the restrictions set forth in Section 2.9.

2.9 Certain Restrictions

In the case of an Award in the form of restricted shares, restricted stock units or similar Awards, at least three years must elapse before the delivery or payment of shares of Common Stock or other property, except in the case of (a) termination of Employment due to death, disability or retirement, (b) an Award that the Committee determines is performance based, in which case at least one year must elapse or (c) an Award to a Director who is not an Employee. To the extent shares under the Plan are delivered by AIG to perform its obligations under the Assurance Agreement, the period referred to in the preceding sentence will determined from the date of the underlying award by Starr International Company, Inc.

ARTICLE III—MISCELLANEOUS

3.1 Amendment of the Plan

3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any Grantee of an Award.

3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.

3.2 Tax Withholding

As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable) or (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3 Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

3.5 Nonassignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6 Successor Entity

Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of AIG with or into any other entity (“Successor Entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of AIG, or all or substantially all of the assets of AIG, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.7 Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate such Employment.

3.8 Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Common Stock, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2 All such grants and deliveries will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9 Non-Uniform Determinations

3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

3.10 Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11 Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12 Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 16, 2017, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13 Section 409A Payment Delay

Notwithstanding any provision to the contrary herein, to the extent any payment to be made pursuant to an Award in connection with a termination of an Employee’s Employment would be subject to the additional tax of Section 409A of the Code, the payment will be delayed until six months after such a termination (or earlier death or disability (within the meaning of Section 409A of the Code)).

3.14 Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15 Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16 Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.17 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.2 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.18 Successors and Assigns of AIG

The terms of the Plan will be binding upon and inure to the benefit of AIG and any successor entity contemplated by Section 3.6.

3.19 Date of Adoption and Approval of Shareholders

The Plan was adopted on March 14, 2007 by the Board and approved by the shareholders of AIG at the 2007 Annual Meeting of Shareholders.

American International Group, Inc.

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A	Election of Directors
The Board of Directors recommends a vote FOR the Election of Directors.
1.	Election of Directors:	01 - Marshall A. Cohen	02 - Martin S. Feldstein	03 - Ellen V. Futter	04 - Stephen L. Hammerman	05 - Richard C. Holbrooke	É
		06 - Fred H. Langhammer	07 - George L. Miles, Jr.	08 - Morris W. Offit	09 - James F. Orr III	10 - Virginia M. Rometty
		11 - Martin J. Sullivan	12 - Michael H. Sutton	13 - Edmund S.W. Tse	14 - Robert B. Willumstad	15 - Frank G. Zarb

☐	Mark here to vote FOR all nominees	01	02	03	04	05	06	07	08
☐	Mark here to WITHHOLD vote from all nominees	☐	☐	☐	☐	☐	☐	☐	☐
		09	10	11	12	13	14	15
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐

B	Proposals
The Board of Directors recommends a vote FOR proposals 2 and 3.
		For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2007.	☐	☐	☐

3.	Adoption of the American International Group, Inc. 2007 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 4.
		For	Against	Abstain
4.	Shareholder proposal relating to performance-based stock options.	☐	☐	☐

Change of Address— Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
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1 U P X	0 1 2 8 5 4 1

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€	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	€

Meeting Details

American International Group, Inc.
72 Wall Street, Eighth Floor
New York, New York 10270

Proxy Solicited by Board of Directors for Annual Meeting - May 16, 2007

Martin J. Sullivan and Steven J. Bensinger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held on May 16, 2007 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR ALL Nominees for election, FOR Item 2, FOR Item 3 and AGAINST Item 4 and otherwise as determined in their discretion.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)